Free Writing Prospectus
Filed Pursuant to Rule 433

 Registration No. 333-131374

 May 23, 2006

Free Writing Prospectus dated May 23, 2006

$486,753,238
(Approximate)

SunTrust Alternative Loan Trust 2006-1F
Issuing Entity

Mortgage Pass-Through Certificates, Series 2006-1F

SunTrust Mortgage, Inc.
Sponsor, Seller and Servicer

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Bear Stearns Asset Backed Securities I LLC
Depositor

IMPORTANT NOTICE REGARDING THE CONDITIONS

FOR THIS OFFERING OF MORTGAGE PASS-THROUGH CERTIFICATES

The issuer has filed a registration statement (File No. 333-131374) (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

This free writing prospectus does not constitute an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue such securities or any similar security and our obligation to deliver such security is subject to the terms and conditions of our underwriting agreement with the issuer and the availability of such security when, a sand if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes or securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.   You are advised that securities may not be issued that have the characteristics described in this free writing prospectus.  Our obligation to sell securities to you is conditioned on the mortgage loans and securities having the characteristics described in this free writing prospectus.  If for any reason we do not deliver such securities, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus supersedes the information in any free writing prospectus previously delivered in connection with this offering, to the extent that this free writing prospectus is inconsistent with any information in any free writing prospectus delivered in connection with this offering.

$486,753,238
(Approximate)

SunTrust Alternative Loan Trust 2006-1F
Issuing Entity

Mortgage Pass-Through Certificates, Series 2006-1F

SunTrust Mortgage, Inc.
Sponsor, Seller and Servicer

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Bear Stearns Asset Backed Securities I LLC
Depositor

________________

The issuing entity is offering the following classes of certificates pursuant to this free writing prospectus and the accompanying prospectus:

Consider carefully the risk factors beginning on page S-13 in this free writing prospectus and on page 4 in the prospectus.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of Bear Stearns Asset Backed Securities I LLC, SunTrust Mortgage, Inc., Wells Fargo Bank, N.A., HSBC Bank USA, National Association, or any of their affiliates or any other entity.

This free writing prospectus may be used to offer and sell the offered certificates only if accompanied by the prospectus.

Class	Original Certificate Principal Balance	Pass-Through Rate	Class	Original Certificate Principal Balance	Pass-Through Rate
Class I-A-1	$ 17,125,000	6.00%	Class PO	$ 1,607,038	(3)
Class I-A-2	$ 37,250,000	6.00%	Class X	Notional(2)	(1)
Class I-A-3	$ 34,724,600	6.00%	Class A-R	$ 100	6.00%
Class I-A-4	$ 7,390,100	6.00%	Class B-1	$ 13,750,000	(1)
Class II-A	$ 234,202,000	6.50%	Class B-2	$ 10,501,000	(1)
Class III-A	$ 122,203,400	(1)	Class B-3	$ 8,000,000	(1)
Class III-S	Notional(2)	(1)

(1)

The pass-through rates on these classes are variable rates as described under “Summary—Description of the Certificates—Pass-Through Rates” in this free writing prospectus.

(2)

Notional Amount. The Class III-S and Class X Certificates will pay only interest calculated on notional amounts as described in this free writing prospectus.

(3)

The Class PO Certificates will pay only principal and are not entitled to distributions of interest.

The certificates represent interests in a pool of fixed rate, conventional mortgage loans that are secured by first liens on one- to four-family residential properties.

Credit enhancement will be provided by subordination of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and limited cross-collateralization.

Neither the SEC nor any state securities commission has approved these securities or determined that this free writing prospectus or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc., SunTrust Capital Markets, Inc. and UBS  Securities LLC, as the underwriters, will offer the certificates listed above at varying prices to be determined at the time of sale.

The underwriters will deliver to purchasers the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about May 30, 2006.

Bear, Stearns & Co. Inc.

SunTrust Robinson Humphrey

UBS Investment Bank

The date of this free writing prospectus is May 23, 2006

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

SUMMARY

3

TRANSACTION STRUCTURE

12

RISK FACTORS

13

THE MORTGAGE POOL

25

THE ORIGINATOR

32

STATIC POOL INFORMATION

34

THE ISSUING ENTITY

35

THE DEPOSITOR

35

THE SPONSOR AND THE SELLER

35

THE MASTER SERVICER

36

THE SERVICER

37

SERVICING OF THE MORTGAGE LOANS

38

DESCRIPTION OF THE CERTIFICATES

47

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

70

USE OF PROCEEDS

94

FEDERAL INCOME TAX CONSEQUENCES

94

STATE AND OTHER TAXES

97

ERISA CONSIDERATIONS

97

LEGAL MATTERS

99

LEGAL PROCEEDINGS

99

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

99

RATINGS

100

LEGAL INVESTMENT

101

AVAILABLE INFORMATION

103

REPORTS TO CERTIFICATEHOLDERS

104

SCHEDULE A

A-1

ANNEX I   STATIC POOL INFORMATION

I-1

ANNEX II   GLOBAL CLEARANCE,
SETTLEMENT AND TAX

II-1

PROSPECTUS

RISK FACTORS.

4

DESCRIPTION OF THE SECURITIES

14

THE TRUST FUNDS

25

CREDIT ENHANCEMENT

46

SERVICING OF LOANS.

51

THE AGREEMENTS.

59

MATERIAL LEGAL ASPECTS OF THE LOANS.

71

THE DEPOSITOR

85

USE OF PROCEEDS

85

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

86

PENALTY AVOIDANCE

119

REPORTABLE TRANSACTION

119

STATE AND LOCAL TAX CONSIDERATIONS.

119

ERISA CONSIDERATIONS.

119

LEGAL MATTERS

128

FINANCIAL INFORMATION

128

AVAILABLE INFORMATION

128

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

128

RATINGS.

129

LEGAL INVESTMENT CONSIDERATIONS.

130

PLAN OF DISTRIBUTION.

130

GLOSSARY OF TERMS

131

Important Notice About Information Presented In This
Free Writing Prospectus And The Accompanying Prospectus

We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. The description of your certificates in this free writing prospectus is intended to enhance the related description in the prospectus and you should rely on the information in this free writing prospectus as providing additional detail not available in the base prospectus.

Annex I, Annex II and Schedule A are incorporated into and are a part of this free writing prospectus as if  fully set forth herein.

Cross-references are included in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-1 above provides the pages on which these captions are located.

You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the accompanying prospectus are defined under the caption “Glossary” in this free writing prospectus or under the caption “Glossary of Terms” in the accompanying base prospectus.

SUMMARY

•

This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

•

Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

•

Unless otherwise specified, all references to amounts or percentages of mortgage loans in this free writing prospectus refer to amounts or percentages of the scheduled principal balances of the mortgage loans as of the cut-off date. For purposes of calculating remaining terms to maturity, months to next rate adjustment and, in the case of interest only mortgage loans, remaining amortization lock out term, we have used the cut-off date as described below.

The Certificates

The SunTrust Alternative Loan Trust Mortgage Pass-Through Certificates, Series 2006-1F represent beneficial ownership interests in a trust fund that consists primarily of a pool of fixed rate, conventional mortgage loans that are secured by first liens on one- to four-family residential properties and certain other assets described in this free writing prospectus.

Originator

SunTrust Mortgage, Inc., a Virginia corporation.

Depositor

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

Sponsor and Seller

SunTrust Mortgage, Inc., a Virginia corporation, will sell the mortgage loans to the depositor.

Servicer

SunTrust Mortgage, Inc., a Virginia corporation, in its capacity as servicer under the pooling and servicing agreement.

Master Servicer

Wells Fargo Bank, N.A., a national banking association.

Securities Administrator

Wells Fargo Bank, N.A., a national banking association.

Trustee

HSBC Bank USA, National Association, a national banking association.

Pooling and Servicing Agreement

The pooling and servicing agreement, dated as of the cut-off date, among the seller, the sponsor, the servicer, the master servicer, the depositor, the securities administrator and the trustee, under which the trust will be formed and will issue the certificates.

Cut-off Date

The close of business on May 1, 2006.

Closing Date

On or about May 30, 2006.

The Mortgage Loans

The aggregate principal balance of the mortgage loans as of the cut-off date is approximately $500,004,047. The mortgage loans are fixed rate mortgage loans that are secured by first liens on one- to four-family residential properties.

The characteristics of the mortgage loans as described herein and in Schedule A may differ from the final pool as of the closing date due. Among other things, it is possible that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date.

Approximately 72.21% of the mortgage loans will receive interest only for an initial 10-year period.

The following table summarizes the approximate characteristics of the mortgage loans as of the cut-off date:

Number of mortgage loans

2,401

Aggregate principal balance

$500,004,047.41

Average principal balance

 $208,248.25

Range of principal balances

$28,000 to $1,796,967

Range of mortgage rates

5.500% to 8.375%

Weighted average mortgage rate

7.167%

Weighted average loan-to-value ratio

77.44%

Weighted average scheduled

 remaining term to maturity

357 months

Range of scheduled remaining

 terms to maturity

350 months to 358 months

Type of mortgaged properties

 Single-family dwellings

55.01%

 2-4 family dwellings

10.36%

 Planned unit developments

25.43%

 Planned unit developments (Detached)

0.04%

 High-Rise condominium

1.28%

 Townhouse

1.12%

Owner-occupied

59.70%

State concentrations (greater than 5%)

Florida

18.00%

California

16.58%

Georgia

15.31%

Virginia

5.96%

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment to it by the depositor of the mortgage loans, and receipt of, subject to further review by the custodian and the exceptions, the mortgage loan files.  If the trustee receives written notice that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee will promptly notify the seller of such defect. The seller must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the seller fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the mortgage loan, the seller will, in accordance with the terms of the pooling and servicing agreement, within 60 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan within 90 days; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

General

The trust will issue senior and subordinate certificates.  The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class II-A and Class III-A Certificates are sometimes referred to in this free writing prospectus collectively as the Class A Certificates.

The Class PO, Class III-S and Class X Certificates will each represent senior interests in the mortgage pool.  The Class PO Certificates are sometimes referred to in this free writing prospectus as the principal only certificates. The Class III-S and Class X Certificates are sometimes referred to together in this free writing prospectus as the interest only certificates.

The Class A-R Certificates will represent the sole class of residual interests in each real estate mortgage investment conduit established by the trust, or REMIC, and we sometimes refer to these certificates as the residual certificates.

The Class A Certificates, together with the Class III-S, Class X, Class PO and Class A-R Certificates are sometimes referred to collectively in this free writing prospectus as the senior certificates.

The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each represent subordinate interests in the mortgage pool and are sometimes referred to collectively in this free writing prospectus as the subordinate certificates and the Class B-1, Class B-2 and Class B-3 Certificates are sometimes referred to collectively in this free writing prospectus as the offered subordinate certificates.

The Class B-4, Class B-5 and Class B-6 are not offered by this free writing prospectus and are sometimes referred to collectively in this free writing prospectus as the non-offered subordinate certificates.  The Class B-4, Class B-5 and Class B-6 Certificates will have initial aggregate principal balances of $6,749,000, $3,251,000 and $3,250,809, respectively.  The non-offered subordinate certificates, together with the offered certificates, are sometimes referred to collectively in this free writing prospectus as the certificates.

The final scheduled distribution date for the offered certificates is the distribution date in April 2036.

Record Date

For all of the certificates, other than the Class III-A and Class III-S  Certificates, and for any distribution date, the last business day of the month preceding the month in which such distribution date occurs. For the Class III-A and Class III-S Certificates, the business day preceding the applicable distribution date so long as such certificates remain in book-entry form; and otherwise, the record date shall be the last business day of the month preceding the month in which such distribution date occurs.

Denominations

For each class of offered certificates, other than the Class X and Class A-R Certificates, $100,000 and multiples of $1 in excess thereof, except that one certificate of each class will be issued in a different amount to reflect the remainder of the class.  For the Class X Certificates, $1,000,000 and multiples of $1 in excess thereof, except that one certificate will be issued in a different amount to reflect the remainder of the class. The Class A-R Certificates will be issued as a single certificate of $100.

Registration of Offered Certificates

The trust will issue the offered certificates, other than the Class A-R Certificates, initially in book-entry form. Persons acquiring interests in these offered certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe. The trust will issue the Class A-R Certificates in certificated fully registered form.

We refer you to “Description of the Certificates—Book-Entry Registration” in this free writing prospectus.

Pass-Through Rates

The pass-through rates for the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class II-A and Class A-R Certificates are set forth on the cover of this free writing prospectus.

Class III-A Certificates:  Interest will accrue at an annual rate of approximately 5.431% for the first interest accrual period, and with respect to each interest accrual period thereafter, at an annual rate equal to one-month LIBOR plus 0.35%, subject to a maximum rate of 7.50% and a minimum rate of 0.35%.

Class III-S Certificates:  Interest will accrue at an annual rate of approximately 2.069% for the first interest accrual period, and with respect to each interest accrual period thereafter, at an annual rate equal to 7.15% minus one-month LIBOR, subject to a maximum rate of 7.15% and a minimum rate of 0.00%.

Class X Certificates:   Interest will accrue at an annual rate of approximately 0.216% for the first interest accrual period, and with respect to each interest accrual period thereafter, at an annual rate equal to the excess of (a) the weighted average of the net mortgage rates on the mortgage loans with net mortgage rates greater than or equal to 7.50% per annum over (b) 7.50% per annum.

Subordinate Certificates:  Interest will accrue at an annual rate of approximately 6.663% for the first interest accrual period, and with respect to each interest accrual period thereafter, at an annual rate equal to the weighted average (based on the group subordinate amount for each subgroup as described under “Description of the Certificates—Interest Distributions—Pass-Through Rates” in this free writing prospectus) of (i) with respect to subgroup I, 6.000%, (ii) with respect to subgroup II, 6.500% and (iii) with respect to subgroup III, 7.500%.  For a more detailed description of these subgroups, see “—Principal Payments” below.

The Class PO Certificates are principal-only certificates; they will not be entitled to distributions of interest.

Distribution Dates

The securities administrator will make distributions on the certificates on the 25th day of each calendar month beginning in June 2006 to the appropriate holders of record. If the 25th day of the month is not a business day, then the securities administrator will make distributions on the following business day.

Interest Payments

On each distribution date holders of the offered certificates (other than the Class PO Certificates) will be entitled to receive:

•

the interest that has accrued on the certificate principal balance or notional amount of such certificates at the related pass-through rate during the related accrual period, and

•

any interest due on a prior distribution date that was not paid, less

•

interest shortfalls allocated to such certificates.

The accrual period for each class of certificates (other than the Class III-A, Class III-S and Class PO Certificates) is the calendar month preceding the month in which a distribution date occurs. The interest accrual period for the Class III-A and Class III-S Certificates (we sometimes refer to these certificates as “LIBOR Certificates”) for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs (or with respect to the first accrual period, May 25, 2006) and ending on the 24th day of the month in which that distribution date occurs. Calculations of interest on the certificates (other than the Class PO Certificates) will be based on a 360-day year that consists of twelve 30-day months.  Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

The notional amount of the Class III-S Certificates for any distribution date and for purposes of calculating accrued certificate interest is equal to the principal balance of the Class III-A Certificates for that date. The initial notional amount for the Class III-S Certificates is approximately $122,203,400.

The notional amount of the Class X Certificates for any distribution date is equal to the aggregate scheduled principal balance of the mortgage loans that have a net mortgage rate greater than or equal to 7.50% per annum as of the first day of the related due period.

The PO Certificates are principal only certificates and will not bear interest.

Principal Payments

On each distribution date, holders of the offered certificates, other than the interest only certificates, will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. You should review the priority of payments described under “Description of the Certificates—Distributions on the Certificates—Priority of Distributions” in this free writing prospectus. See also “Description of the Certificates—Principal Distributions on the Senior Certificates” and “—Principal Distributions on the Subordinate Certificates” in this free writing prospectus.

For the purposes of distributions to the Class A Certificates, the mortgage loans will be divided into three separate subgroups. Mortgage loans with net mortgage rates less than or equal to 6.00% per annum will be allocated to subgroup I, mortgage loans with net mortgage rates greater than 6.00% and less than 6.50% per annum will have a portion allocated to each of subgroup I and subgroup II, mortgage loans with net mortgage rates equal to greater than 6.50% per annum and less than 7.50% per annum will have a portion allocated to each of subgroup II and subgroup III,  and mortgage loans with net mortgage rates greater than or equal to 7.50% per annum will be allocated to subgroup III.

Principal payments relating to the mortgage loans or portions of mortgage loans in subgroup I will be used to pay the Class A-R, Class PO Certificates and the Subgroup I Certificates, which are the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates. Principal payments relating to the mortgage loans or portions of mortgage loans in subgroup II will be used to pay the Subgroup II Certificates, or the Class II-A Certificates. Principal payments relating to the mortgage loans or portions of mortgage loans in subgroup III will be used to pay the Subgroup III Certificates, or the Class III-A Certificates.

However, in certain circumstances, payments from mortgage loans in one subgroup may be used to pay principal to the senior certificates related to the other subgroups. See “The Mortgage Pool” and “Description of the Certificates—Principal Distributions on the Senior Certificates” in this free writing prospectus for a detailed description of which mortgage loans, or portions of mortgage loans, belong to which subgroup.

Class PO Certificates. On each distribution date, the Class PO Certificates will receive a portion of the principal received or advanced on each discount mortgage loan in subgroup I. A discount mortgage loan is a mortgage loan with a net mortgage rate of less than 6.00% per annum. For a description of the principal distributions to the Class PO Certificates see “Description of the Certificates —Distributions—Distributions on the Certificates—Priority of Distributions” in this free writing prospectus.

Class I-A-1, Class 1-A-2, Class I-A-3 and Class I-A-4 Certificates. On each distribution date, a portion of the principal received or advanced on the mortgage loans or portions thereof in subgroup I will be distributed to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates in the priority described in “Description of the Certificates—Principal Distributions on the Senior Certificates” in this free writing prospectus.

Class II-A Certificates. On each distribution date, the principal received or advanced on the mortgage loans or portions thereof in subgroup II will be distributed to the Class II-A Certificates. See “Description of the Certificates—Principal Distributions on the Senior Certificates” in this free writing prospectus.

Class III-A Certificates. On each distribution date, the principal received or advanced on the mortgage loans or portions thereof in subgroup III will be distributed to the Class III-A Certificates. See “Description of the Certificates—Principal Distributions on the Senior Certificates” in this free writing prospectus.

Subordinate Certificates. On each distribution date, a portion of the principal received or advanced on the mortgage loans will be distributed to the Subordinate Certificates in the order of priority described under “Description of the Certificates—Principal Distributions on the Subordinate Certificates” in this free writing prospectus.

You should review the priority of payments described under “Description of the Certificates—Distributions on the Certificates — Priority of Distributions” in this free writing prospectus.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of subordination. By issuing senior certificates and subordinate certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have payment priority over the subordinate certificates. Among the classes of subordinate certificates, each class of subordinate certificates with a lower numerical class designation will have payment priority over each class of subordinate certificates with a higher numerical class designation.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a related mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. This loss protection is accomplished by allocating the principal portion of any realized losses on the mortgage loans, other than losses due to bankruptcy, special hazards and fraud in excess of certain limits and extraordinary losses, among the certificates, beginning with the subordinate certificates with the lowest payment priority, until the certificate principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses on the mortgage loans are then allocated to the next most junior class of subordinate certificates, until the certificate principal balance of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses on the mortgage loans will be allocated among the senior certificates in proportion to their remaining certificate principal balances.

Losses due to bankruptcy, special hazards and fraud in excess of certain limits and extraordinary losses will be allocated among the certificates generally on a pro rata basis as described in this free writing prospectus, provided that, the Class PO Certificates will bear a portion of any loss on any discount mortgage loan equal to the PO component of that mortgage loan.

As of the closing date, the aggregate certificate principal balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will equal approximately 9.10% of the aggregate certificate principal balance of all classes of certificates. As of the closing date, the aggregate certificate principal balance of the Class B-4, Class B-5 and Class B-6 Certificates will equal approximately 2.65% of the aggregate certificate principal balance of all classes of certificates.

In addition, to extend the period during which the subordinate certificates remain available as credit enhancement to the senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans will be allocated to the senior certificates (other than the interest only certificates), to the extent described in this free writing prospectus during the first five years after the cut-off date, with such allocation to be subject to further reduction over an additional four year period thereafter as described in this free writing prospectus, unless certain loss and delinquency tests are satisfied. This will accelerate the amortization of the related senior certificates (other than the interest only certificates), as a whole while, in the absence of realized losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans the subordinate certificates evidence.

See “Description of the Certificates—Allocation of Losses; Subordination” in this free writing prospectus.

Advances

The servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans in general to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments and recoveries on the related mortgage loans. If the servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this free writing prospectus. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Master Servicing Fee and Servicing Fee

The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to any amounts earned on permitted investments in the distribution account.  Additionally the master servicer will be entitled to a master servicing fee rate of 0.0175% per annum.

The servicer will be entitled to the servicing fee rate multiplied by the scheduled principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs.  The servicing fee rate will be 0.500% per annum, which includes 0.250% per annum that will be available to any successor servicer and 0.250% per annum that will be payable to the initial servicer or its assigns. Interest shortfalls on the mortgage loans resulting from prepayments in full in any calendar month will be offset by the servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus.

Trustee Fee

The agreed-upon fees of the trustee shall be paid on behalf of the trust by the master servicer and at the expense of the master servicer in reduction of its master servicing compensation.

Optional Termination

At its option, the servicer or its designee may purchase all of the remaining assets in the trust fund on or after the first distribution date on which the aggregate scheduled principal balance of the mortgage loans in the trust fund has been reduced to less than or equal to 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date.

If the servicer or its designee does not exercise the option to purchase all of the remaining assets of the trust fund as described above, the master servicer may purchase all of the remaining assets of the trust fund on or after the first distribution date on which the aggregate scheduled principal balance of the mortgage loans in the trust fund has been reduced to less than or equal to 1% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date.

We refer you to “Description of the Certificates—Optional Termination” in this free writing prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in each REMIC identified in the pooling and servicing agreement.

The Class A-R Certificates will represent the beneficial ownership of the sole class of “residual interests” in each related REMIC. Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to “Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Considerations” in the prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

The senior certificates and the Class B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

We refer you to “Legal Investment” in this free writing prospectus and “Legal Investment Considerations” in the prospectus.

ERISA Considerations

The offered certificates, other than the Class A-R Certificates, may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, subject to the considerations described in “ERISA Considerations” in this free writing prospectus and the prospectus. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to “ERISA Considerations” in this free writing prospectus and in the prospectus.

Ratings

The classes of offered certificates listed below will not be offered unless they receive at least the respective ratings set forth below from Moody’s Investors Service, Inc., which we refer to as “Moody’s” and Fitch, Inc. which we refer to as “Fitch”.

Class	Moody’s	Fitch
I-A-1	Aaa	AAA
I-A-2	Aaa	AAA
I-A-3	Aaa	AAA
I-A-4	Aaa	AAA
II-A	Aaa	AAA
III-A	Aaa	AAA
III-S	Aaa	AAA
X	Aaa	AAA
PO	Aaa	AAA
B-1	Aa2	AA
B-2	A2	A
B-3	Baa2	BBB

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

TRANSACTION STRUCTURE

Mortgagors
loan payments
originate loans
amount financed
SunTrust Mortgage, Inc.
Servicer
Collects mortgagor payments and makes advances
Wells Fargo Bank, N.A.
Master Servicer
Oversees/monitors servicer
SunTrust Mortgage, Inc.
Originator Sponsor and Seller
Forms pool
asset pool
net offering proceeds
BSABS I
Depositor
Creates issuing entity
net offering proceeds
certificates
Underwriters
Sells certificates to investors
offering proceeds
asset pool
certificates
HSBC Bank USA, National Association
Trustee
Represents investors interests
Wells Fargo Bank, N.A.
Securities Administrator
Aggregates collections
Calculates cashflows
Remits to investors
monthly distributions
SunTrust Alternative Loan Trust 2006-1F
Issuing entity
Holds pool
Issues certificates
monthly distributions
Investors
certificates

RISK FACTORS

In addition to the matters described elsewhere in this free writing prospectus and the prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.

The subordinate certificates have a greater risk of loss than the senior certificates	When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination.”

The subordination of the Class B-4, Class B-5 and Class B-6 to the offered certificates, as described in this free writing prospectus, is intended to enhance the likelihood that holders of the senior certificates, and to a more limited extent, that holders of the offered subordinate certificates, will receive regular payments of interest and principal and to provide the holders of the senior certificates, and to a more limited extent, the holders of the offered subordinate certificates, with protection against losses realized when the remaining unpaid principal balance on a related mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. Similarly, the subordination of the offered subordinate certificates to the senior certificates, as described in this free writing prospectus, is intended to enhance the likelihood that holders of the senior certificates will receive regular payments of interest and principal and to provide the holders of the senior certificates with protection against losses realized when the remaining unpaid principal balance on a related mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses among the certificates, beginning with the subordinate certificates with the lowest payment priority, until the certificate principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses (other than excess losses) are then allocated to the next most junior class of subordinate certificates, until the certificate principal balance of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, a percentage (as described in this free writing prospectus) of the principal portion of such realized losses on the mortgage loans will be allocated to the Class PO Certificates, and the remainder of the principal portion of realized losses on the mortgage loans will be allocated to the Class A Certificates in proportion to their remaining certificate principal balances.

Accordingly, if the aggregate certificate principal balance of the non-offered subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the offered subordinate certificates and, if the aggregate certificate principal balance of the offered subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the senior certificates.

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the depositor, the master servicer, the servicer, the sponsor, the securities administrator, the trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in the prospectus.

Additional risks associated with the subordinate certificates

The weighted average lives of, and the yields to maturity on, the subordinate certificates will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity on the subordinate certificates, even if the rate of defaults and severity of losses over the life of the related mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans may reduce the certificate principal balances of the subordinate certificates as described in this free writing prospectus. As a result of any such reductions in the certificate principal balances of the subordinate certificates, less interest will accrue on such classes of subordinate certificates than would otherwise be the case. Once a realized loss on a mortgage loan is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount.

The rate and timing of principal distributions on the offered certificates will be affected by prepayment speeds

The rate and timing of distributions allocable to principal on the offered certificates, other than the Class III-S and Class X Certificates, will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans and the allocation thereof to pay principal on these certificates as provided in this free writing prospectus. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. See “The Mortgage Pool” in this free writing prospectus.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the related offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the related offered certificates, at a time when reinvestment at comparable yields may not be possible.

During the first five years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans will be allocated to the senior certificates, other than the interest only certificates, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this free writing prospectus, unless certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates, other than the interest only certificates, as a whole while, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans the subordinate certificates evidence.

For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see “Yield on the Certificates” in this free writing prospectus, including the table entitled “Percent of Initial Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” in this free writing prospectus.

The Class PO Certificates, Class III-S and the Class X Certificates involve additional risk

The Class PO Certificates will receive a portion of the principal payments only on the mortgage loans that have net mortgage rates lower than 6.00% per annum. Therefore, the yield on the Class PO Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on such mortgage loans.

Investors in the Class PO Certificates should be aware that mortgage loans with lower interest rates are less likely to be prepaid than mortgage loans with higher interest rates. If payments of principal on the mortgage loans that have net mortgage rates lower than 6.00% per annum occur at a rate slower than an investor assumed at the time of purchase, the related investor’s yield may be adversely affected.

The Class III-S Certificates will receive a portion of the interest payments only on the mortgage loans and portions of mortgage loans in subgroup III. Therefore, the yield on the Class III-S Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on such mortgage loans.

The Class X Certificates will receive a portion of the interest payments only on the mortgage loans that have net mortgage rates higher than 7.50% per annum in the mortgage pool. Therefore, the yield on the Class X Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on such mortgage loans.

Investors in the Class X Certificates should be aware that mortgage loans with higher interest rates are more likely to be prepaid than mortgage loans with lower interest rates. If payments of principal on the mortgage loans in the mortgage pool that have net mortgage rates higher than 7.50% per annum occur at a rate faster than an investor assumed at the time of purchase, the related investor’s yield may be adversely affected. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in the mortgage pool that have net mortgage rates higher than 7.50% per annum could result in the failure of such investors to fully recover their investments.

Additionally, investors in the Class III-S and Class X Certificates should also consider the risk that if the servicer or its designee purchases the mortgage loans from the trust once the scheduled principal balance of the mortgage loans is less than 10% of the scheduled principal balance of the mortgage loans as of the cut-off date, and the notional amount of the Class III-S or Class X Certificate has not previously been reduced to zero, the holder of the Class III-S or Class X Certificates will not fully recover their initial investment.

Class A-R Certificates are subject to special risks

Holders of the Class A-R Certificates are entitled to receive distributions as described herein, but the holders of the Class A-R Certificates are not expected to receive any distributions after the first distribution date. In addition, holders of the Class A-R Certificates will have tax liabilities with respect to their certificates during the early years of the related REMICs that substantially exceed the distributions payable during or prior to that time.

Changes in LIBOR may reduce the yields on the Class III-A and Class III-S Certificates

The amount of interest payable on the Class III-A and Class III-S Certificates is calculated by reference to the London Interbank Offered Rate, known as LIBOR. If LIBOR falls, the yield on the Class III-A Certificates will be lower.  By contrast, if LIBOR rises, the yield on the Class III-S Certificates, will be lower and could fall to zero. In addition, the interest rates on both of these classes will not exceed specified rates, regardless of levels of LIBOR.

Defaults could cause payment delays and losses

There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to related certificateholders.

In the event that the mortgaged properties fail to provide adequate security for the related mortgage loans, and the protection provided by the subordination of certain classes is insufficient to cover any shortfall, you could lose all or a portion of the money you paid for your certificates.

Some of the mortgage loans were originated simultaneously with second liens

With respect to approximately 75.71% of the mortgage loans, by aggregate principal balance as of the cut-off date, at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio at origination of the first lien on such mortgage loans is approximately 78.84% with respect to such mortgage loans, and the weighted average combined loan-to-value ratio at origination of such mortgage loans (including the second lien) is approximately 97.72% with respect to such mortgage loans. With respect to these mortgage loans, the rate of delinquencies may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors are encouraged to also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originators or from any other lender.

Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:
• general economic conditions,
• the level of prevailing interest rates,
• the availability of alternative financing, and
• homeowner mobility.

Substantially all of the mortgage loans contain due-on-sale provisions, and the servicer is required to enforce those provisions unless doing so is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, none of the mortgage loans in the trust fund impose a prepayment charge in connection with voluntary prepayments. The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments on the related mortgage loans, which may fluctuate significantly from time to time.

You should note that:

• if you purchase your certificates at a discount and principal is repaid on the related mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;
• if you purchase your certificates at a premium and principal is repaid on the related mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;

•

since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if you purchase your certificates at a premium and the rate of such repurchases and liquidations is higher than you expect;

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

•

The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

We refer you to “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Material Legal Aspects of the Loans — Due-on-Sale Clauses in Mortgage Loans” in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience.

A reduction in certificate rating could have an adverse effect on the value of your certificates

The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the related mortgage loans and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties

The seller will treat its transfer of the mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the servicer or master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Developments in specified regions could have a disproportionate effect on the mortgage loans due to geographic concentration of mortgaged properties

Approximately 16.58%, 18.00% and 15.31% of the mortgage loans, by aggregate scheduled principal balance as of the cut-off date, are secured by mortgaged properties that are located in the states of California, Florida and Georgia, respectively. Property in certain of those states or in any other region having a significant concentration of properties underlying the mortgage loans may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, hurricanes, floods, mudslides and other natural disasters. In addition,

•

economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•

declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Some of the mortgage loans have an initial interest only period, which may result in increased delinquencies and losses

Approximately 72.21% of the mortgage loans, by aggregate principal balance as of the cut-off date, have an initial interest only period of ten years. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the related offered certificates with respect to these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the related offered certificates.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

The rate of default on mortgage loans that are secured by investor properties may be higher than on other mortgage loans

Approximately 33.27% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans) are expected to be secured by investor properties. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor's primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

Violation of consumer protection laws may result in losses on the mortgage loans and the offered certificates

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:
• the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the ability of the servicer to foreclose in response to the mortgagor’s default. The failure of the originator to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust.

The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the related offered certificates may be materially and adversely affected.

You may have difficulty selling your certificates

The underwriters intend to make a secondary market in the offered certificates, but the underwriters have no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state and local laws

The Servicemembers Civil Relief Act or the Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state and local laws will result in an interest shortfall because the servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state and local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the servicer and, therefore, will reduce the amount available to pay interest to the related certificateholders on subsequent distribution dates. Any such shortfall on mortgage loans will reduce the amount available to pay interest on the related certificates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state and local laws.

Credit scores are not an indicator of future performance of borrowers

Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool” in this free writing prospectus.

THE MORTGAGE POOL

General

We have provided below and in Schedule A to this free writing prospectus information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of May 30, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus, the prospectus supplement relating to the certificates or any supplement thereto or in a current report on Form 8-K.  Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the Cut-off Date of May 1, 2006. All percentages of the mortgage loans are approximate percentages by principal balance as of the Cut-off Date, unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the Cut-off Date and are rounded to the nearest dollar.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

Each mortgage loan in the trust fund will bear interest at a fixed rate and will be secured by a first lien on the related mortgaged property. All of the mortgage loans we will include in the trust fund will be fully amortizing.

SunTrust Mortgage, Inc., referred to in this free writing prospectus as SunTrust or the sponsor, in its capacity as seller, originated all of the mortgage loans in the mortgage pool. We refer you to “The Originator—SunTrust Underwriting Guidelines” for further information regarding the mortgage loans.

Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments.

The Cut-off Date pool principal balance is approximately $500,004,047 which is equal to the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-off Date. The mortgage loans to be transferred by the depositor to the trust fund on the closing date will consist of 2,401 mortgage loans, all of which have original terms to maturity of 30 years.

For purposes of distributions to the Class A Certificates, the mortgage loans will be divided into three separate subgroups.

Subgroup I Loans. Subgroup I includes all of the mortgage loans with a Net Mortgage Rate of less than or equal to 6.00% per annum. It also includes the Subgroup I Fraction of the principal balance of all of the mortgage loans with a Net Mortgage Rate greater than 6.00% per annum and less than 6.50% per annum. For example, Subgroup I includes 75% of the principal balance of any mortgage loan with a Net Mortgage Rate of 6.125% per annum, 50% of the principal balance of any mortgage loan with a Net Mortgage Rate of 6.250% per annum, and 25% of the principal balance of any mortgage loan with a Net Mortgage Rate of 6.375% per annum. It will not contain any part of a mortgage loan with a Net Mortgage Rate greater than or equal to 6.50% per annum. The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class A-R and Class PO Certificates generally will be paid from the mortgage loans (or portions of those mortgage loans) relating to Subgroup I.

Subgroup I includes all of 217 mortgage loans and portions of 728 mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $106,184,016. The mortgage loans or portions of mortgage loans in Subgroup I have a weighted average remaining term to maturity of approximately 356 months as of the Cut-off Date. As of the Cut-off Date, the weighted average of the mortgage interest rates on mortgage loans or portions of mortgage loans in Subgroup I is approximately 6.571% per annum and the weighted average of their Net Mortgage Rates is approximately 6.053% per annum.  The mortgage loans or portions of mortgage loans in Subgroup I have a weighted average debt-to-income ratio of approximately 31.07% as of the Cut-off Date.  The mortgage loans or portions of mortgage loans in Subgroup I have a weighted average loan-to-value ratio of approximately 73.99% as of the Cut-off Date. The mortgage loans or portions of mortgage loans in Subgroup I have a weighted average credit score of approximately 694 as of the Cut-off Date.  Approximately 67.75% of the mortgage loans or portions of mortgage loans in Subgroup I will receive interest only for an initial ten-year period.

Subgroup II Loans. Subgroup II includes all of the mortgage loans with a Net Mortgage Rate equal to 6.50% per annum. It also includes the Subgroup IIA Fraction of the principal balance of all of the mortgage loans with a Net Mortgage Rate greater than 6.00% per annum and less than 6.50% per annum and the Subgroup IIB Fraction of the principal balance of all of the mortgage loans with a Net Mortgage Rate greater than 6.50% per annum and less than 7.50% per annum. For example, Subgroup II includes 25% of the principal balance of any mortgage loan with a Net Mortgage Rate of 6.125% per annum, 50% of the principal balance of any mortgage loan with a Net Mortgage Rate of 6.250% per annum, and 75% of the principal balance of any mortgage loan with a Net Mortgage Rate of 6.375% per annum. Similarly, Subgroup II includes 75% of the principal balance of any mortgage loan with a Net Mortgage Rate of 6.750% per annum, 50% of the principal balance of any mortgage loan with a Net Mortgage Rate of 7.000% per annum, and 25% of the principal balance of any mortgage loan with a Net Mortgage Rate of 7.250% per annum. It will not contain any part of a mortgage loan with a Net Mortgage Rate less than or equal to 6.00% per annum or greater than or equal to 7.50% per annum. The Class II-A Certificates generally will be paid from the mortgage loans (or portions of those mortgage loans) relating to Subgroup II.

Subgroup II includes portions of 2,071 mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $257,731,910. The mortgage loans or portions of mortgage loans in Subgroup II have a weighted average remaining term to maturity of approximately 357 months as of the Cut-off Date. As of the Cut-off Date, the weighted average of the mortgage interest rates on mortgage loans or portions of mortgage loans in Subgroup II is approximately 7.147% per annum and the weighted average of their Net Mortgage Rates is approximately 6.629% per annum.  The mortgage loans or portions of mortgage loans in Subgroup II have a weighted average debt-to-income ratio of approximately 26.02% as of the Cut-off Date.  The mortgage loans or portions of mortgage loans in Subgroup II have a weighted average loan-to-value ratio of approximately 77.70% as of the Cut-off Date. The mortgage loans or portions of mortgage loans in Subgroup II have a weighted average credit score of approximately 698 as of the Cut-off Date.  Approximately 74.08% of the mortgage loans or portions of mortgage loans in Subgroup II will receive interest only for an initial ten-year period.

Subgroup III Loans. Subgroup III includes all of the mortgage loans with a Net Mortgage Rate greater than or equal to 7.50% per annum, plus the Subgroup III Fraction of the principal balance of any mortgage loans with a Net Mortgage Rate greater than 6.50% per annum and less than 7.50% per annum. For example, Subgroup III includes 25% of the principal balance of any mortgage loan with a Net Mortgage Rate of 6.750% per annum, 50% of the principal balance of any mortgage loan with a Net Mortgage Rate of 7.000% per annum, and 75% of the principal balance of any mortgage loan with a Net Mortgage Rate of 7.250% per annum. The Class III-A and Class III-S Certificates generally will be paid from the mortgage loans relating to Subgroup III.

Subgroup III includes all of 113 mortgage loans and portions of 1,343 mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $134,481,084. The mortgage loans or portions of mortgage loans in Subgroup III have a weighted average remaining term to maturity of approximately 357 months as of the Cut-off Date. As of the Cut-off Date, the weighted average of the mortgage interest rates on mortgage loans or portions of mortgage loans in Subgroup III is approximately 7.688% per annum and the weighted average of their Net Mortgage Rates is approximately 7.171% per annum.  The mortgage loans or portions of mortgage loans in Subgroup III have a weighted average debt-to-income ratio of approximately 21.57% as of the Cut-off Date.  The mortgage loans or portions of mortgage loans in Subgroup III have a weighted average loan-to-value ratio of approximately 79.72% as of the Cut-off Date. The mortgage loans or portions of mortgage loans in Subgroup III have a weighted average credit score of approximately 712 as of the Cut-off Date.  Approximately 72.26% of the mortgage loans or portions of mortgage loans in Subgroup III will receive interest only for an initial ten-year period.

As of the Cut-off Date, no scheduled payment on any mortgage loan is more than 30 days past due.  Historical delinquency information with respect to the mortgage loans is included in the tables attached to this free writing prospectus as Schedule A.

A mortgage loan is “delinquent” if any payment due on that mortgage loan is not made pursuant to the terms of such mortgage loan by the close of business of the day such payment is scheduled to be due. A mortgage loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Approximately 72.21% of the mortgage loans will receive interest only for an initial ten-year period.

Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

The “collateral value” of a mortgaged property is the lesser of

•

the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

•

the sales price of that mortgaged property at the time of origination.

With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans. The weighted average credit score for the mortgage loans is approximately 701.

No Prepayment Charges on the Mortgage Loans

Any mortgage loan may be prepaid in full or in part at any time. In addition, none of the mortgage loans in the trust fund imposed a prepayment charge in connection with voluntary prepayments.

Mortgage Loan Statistical Data

Schedule A to this free writing prospectus sets forth in tabular format certain information as of the Cut-off Date about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by Cut-off Date principal balance of all of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the Cut-off Date to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the Cut-off Date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the seller, on behalf of the depositor, will deposit with SunTrust Bank, as custodian and agent for the trustee, for the benefit of the certificateholders, the following documents with respect to each mortgage loan:

(a)

the original mortgage note, endorsed without recourse in the following form: “Pay to the order of HSBC Bank USA, National Association, as trustee for certificateholders of SunTrust Alternative Loan Trust 2006-1F, Mortgage Pass-Through Certificates, Series 2006-1F without recourse,” with all intervening endorsements that show a complete chain of endorsement from the originator to the seller or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b)

the original recorded mortgage or a photocopy thereof;

(c)

a duly executed assignment of the mortgage to “HSBC Bank USA, National Association, as trustee for certificateholders of SunTrust Alternative Loan Trust 2006-1F, Mortgage Pass-Through Certificates, Series 2006-1F, without recourse”; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), evidence that the mortgage is held for the trustee as described in the pooling and servicing agreement;

(d)

all interim recorded assignments of such mortgage, if any and if available to the depositor; and

(e)

the original or duplicate original lender’s title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender’s title policy will be delivered within one year of the closing date or, in the event such original lender’s title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS® System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and shall not have any interest in such mortgage loans.

Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states as to which an opinion of counsel is delivered to the trustee to the effect that such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the sponsor, or (ii) with respect to any mortgage loan electronically registered through the MERS® System. The sponsor will be responsible for the recordation of such assignments and the costs incurred in connection therewith.

The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the related certificates.

In addition, the sponsor will make representations and warranties in the mortgage loan purchase agreement between the sponsor and the depositor. The sponsor is required, pursuant to the pooling and servicing agreement, to represent and warrant that the representations and warranties contained in the mortgage loan purchase agreement are true and correct as of the closing date. All of depositor’s right, title and interest to the mortgage loans and all rights of the depositor under the mortgage loan purchase agreement will be assigned to the trustee pursuant to the pooling and servicing agreement. A form of the mortgage loan purchase agreement containing such representations and warranties will be attached as an exhibit to the pooling and servicing agreement. The depositor will file the pooling and servicing agreement along with the exhibits to the pooling and servicing agreement with the Securities and Exchange Commission in a report on Form 8-K within 15 days of the closing date, unless the 15th day falls on a Saturday, a Sunday or a holiday, in which case it can be filed on the following business day.

The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

1.

The information set forth in the mortgage loan schedule on the closing date is complete, true and correct;

2.

Immediately prior to the conveyance of the mortgage loans by SunTrust to the depositor pursuant to the mortgage loan purchase agreement, SunTrust was the sole owner and holder of the mortgage loan; SunTrust was the custodian of the related escrow account, if applicable; the mortgage loan had neither been assigned nor pledged, and SunTrust had good and marketable title thereto, and had full right to transfer and sell the mortgage loan and the related servicing rights to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest subject to the pooling and servicing agreement and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan and the related servicing rights, subject to the pooling and servicing agreement, to the depositor pursuant to the terms of the mortgage loan purchase agreement;

3.

The mortgaged property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

4.

The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

5.

The mortgage loan is covered by an ALTA lender’s title insurance policy or equivalent form acceptable to the Department of Housing and Urban Development, or any successor thereto, and qualified to do business in the jurisdiction where the mortgaged property is located, insuring (subject to the exceptions contained in clause (i) above) SunTrust (as assignee), its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the mortgage loan. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the mortgaged property or any interest therein. With respect to each mortgage loan, SunTrust (as assignee) is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect. No claims have been made under such lender’s title insurance policy, and no prior holder of the related mortgage, including SunTrust, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

6.

The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which in the case of the mortgage loans are in the mortgage file and have been or will be recorded, if necessary to protect the interests of the trustee, and which have been or will be delivered to the trustee, all in accordance with the mortgage loan purchase agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement in the case of the mortgage loans is part of the mortgage file; and

7.

At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the trustee or the custodian, as agent for the trustee, is required to notify the sponsor in writing. If the sponsor cannot or does not cure such omission, defect or breach within 60 days of its receipt of notice from the trustee or the custodian, the sponsor is required, within 90 days of the notice from the trustee, to repurchase the related mortgage loan from the trust fund at a price equal to 100% of the Scheduled Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics. However, such substitution is only permitted within two years after the closing date.

With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

THE ORIGINATOR

General.  SunTrust Mortgage, Inc. (“SunTrust”) is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, a Georgia chartered bank.  SunTrust Bank is the primary subsidiary of SunTrust Banks, Inc. (“STI”), one of the nation’s largest commercial banking organizations with operations in Virginia, the District of Columbia, Maryland, North Carolina, South Carolina, Georgia, Alabama, Tennessee and Florida.  As of March 31, 2006, STI had total assets of $178.9 billion and total deposits of $122.0 billion.  STI is headquartered in Atlanta, Georgia, and SunTrust is headquartered in Richmond, Virginia.  SunTrust’s executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.

In December 1998, Crestar Financial Corporation (“CFC”) merged with STI resulting in a banking entity with a history dating back to 1811.  SunTrust is comprised of the former residential mortgage lending company of STI and the former Crestar Mortgage Corporation, which was originally incorporated March 30, 1927 as a wholly owned subsidiary of CFC.  SunTrust has originated Alt-A mortgage loans since 2003.

Origination Process.  SunTrust is engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans and is an approved Fannie Mae and Freddie Mac seller/servicer.  SunTrust originates mortgage loans directly through SunTrust branches and more than 170 locations in SunTrust markets and adjacent states.  SunTrust also accepts mortgage applications through toll-free telephone numbers and its Internet website.  SunTrust purchases mortgage loans from approved correspondents and brokers in 49 states.  All mortgage loans purchased from correspondents and brokers are originated in accordance with origination guidelines approved by SunTrust.

Origination Volume.  The following table sets forth selected information regarding SunTrust’s residential mortgage loan originations. The mortgage loans in the trust fund are all EZ Option Fixed mortgage loans.

	March 31, 2006		December 31, 2005		December 31, 2004		December 31, 2003
	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)
Loan Type
Agency Fixed	25,158	4,294,851	118,353	19,604,164	78,436	11,719,353	131,696	19,305,042
Agency ARM	935	192,243	4,762	871,644	17,877	3,184,106	19,208	3,385,699
EZ Option Fixed (1)	7,120	1,405,556	19,421	4,021,560	2,326	412,966	1,804	401,453
EZ Option ARM (1)	2,839	688,610	15,750	3,778,697	6,862	1,622,846	560	135,911
Jumbo Fixed	1,424	874,766	5,091	2,746,943	3,454	1,673,674	8,285	3,973,186
ARM Plus (2)	130	37,676	2,854	940,210	1	333	1	150
Other	27,161	4,057,551	103,398	15,690,489	74,762	11,616,584	113,587	16,498,292
Total:	64,767	11,551,253	269,629	47,653,707	183,718	30,229,862	275,141	43,699,733

____________

(1)

“EZ” means mortgage loans that were originated by SunTrust pursuant to guidelines that had less restrictive standards for mortgage loan applicants than for applicants of Agency mortgage loans.  These guidelines include, for example, reduced documentation requirements (including stated incomes), a streamlined documentation analysis (such as the reliance solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.

(2)

“ARM Plus” means Hybrid ARM mortgage loans that were originated by SunTrust pursuant to guidelines that are generally consistent with that of Agency mortgage loans except that the principal balance of the loan is greater than those set forth for Agency loans.

SunTrust Underwriting Guidelines

Information relating to the underwriting guidelines of SunTrust is summarized below.  The information set forth below has been provided by SunTrust.

SunTrust underwriting guidelines for the EZ Option mortgage loan program are generally designed to evaluate the borrower’s capacity to repay the loan, to evaluate the credit history of the borrower, to verify the availability of funds required for closing and cash reserves for fully documented loans, and to evaluate the acceptability and marketability of the property to be used as collateral. SunTrust may consider a loan to have met underwriting guidelines where specific criteria or documentation are not met if, upon analyzing the overall qualitative evaluation of the loan package, there are acceptable compensating factors that can be used.  SunTrust also offers reduced documentation loans that eliminate the verification of income and assets or disclosure and verification of income and assets when specific underwriting criteria are met. Disclosure and verification of employment may also be waived within specific program parameters.  SunTrust continuously updates and enhances its underwriting guidelines to comply with secondary market investor guidelines and to reflect changes required for new mortgage products.

The real estate lending processes for one-to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations.  SunTrust requires that the borrower’s sources of income have the probability of continuance, are stable sources and are sufficient to support repayment of the mortgage loan requested when disclosure and verification is required.  A borrower is required to complete an application designed to provide pertinent information about the borrower, the property to be financed and the type of loan desired. As part of the description of the borrower’s financial condition, SunTrust may require a description of assets and income.  Liabilities and expenses are included on the application and SunTrust obtains a credit report, which summarizes the borrower’s credit history with merchants and lenders and any public records. In general, employment verification is obtained providing current and historical income information unless the specific program does not require disclosure or verification of employment.  Such employment verification may be obtained either through analysis of the borrower’s most recent W-2 form, a year to-date earnings statement and telephonic employment certification, or most recent federal income tax return, or from the borrower’s employer, wherein the employer reports the length of employment and current salary with that organization or, in the cases where income is not verified, a verbal verification of employment without confirming income.  Self-employed borrowers generally are required to submit their federal income tax return for the immediately preceding year plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided unless they are originated into a reduced documentation loan that does not require verification of income.

To determine the acceptability and marketability of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed.  The evaluation is based on the appraiser’s estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property.  The underwriting guidelines require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

SunTrust may, as part of its overall evaluation of a borrower’s creditworthiness, use credit scores to assist in making a credit decision.  “Credit scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan but instead is used as a tool to evaluate how a borrower has handled credit obligations.

As a general rule, SunTrust offers loan amounts up to $2,000,000 for the purchase, rate and term refinance, or cash out refinance of the borrower’s primary residence, second home or investment property.  The maximum loan amount for a cash out refinance is $2,000,000 with $200,000 cash back to the borrower for LTVs greater than 80% and an unlimited amount of cash back to the borrower when the LTV is equal to or less than 80%.

STATIC POOL INFORMATION

Static pool information, material to this offering, with respect to the experience of the sponsor in originating mortgage loans of the same type that are included in the trust fund is attached to this free writing prospectus as Annex I.

THE ISSUING ENTITY

SunTrust Alternative Loan Trust 2006-1F is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, SunTrust Alternative Loan Trust 2006-1F will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the pooling and servicing agreement, please see “The Agreements — Amendment of Agreement” in the prospectus.

The assets of SunTrust Alternative Loan Trust 2006-1F will consist of the mortgage loans and certain related assets.

SunTrust Alternative Loan Trust 2006-1F’s fiscal year end is December 31.

THE DEPOSITOR

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of December 31, 2005, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $42,688,967,820. In conjunction with the sponsor’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law trust, described in this free writing prospectus, which will then issue the certificates.

After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have only limited duties or responsibilities with respect to the pool assets or the securities.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR AND THE SELLER

SunTrust is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank.  SunTrust is engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans.  SunTrust has been an active seller of residential mortgage loans to various participants in the secondary mortgage markets and has acted as a servicer of mortgage loans included in securitization transactions.  SunTrust, however, has not previously acted as a sponsor of any securitization transaction.  For a description of SunTrust’s experience in originating and servicing residential mortgage loans, see “The Originator” and the “The Servicer.”

THE MASTER SERVICER

General

Wells Fargo Bank, N.A., referred to in this free writing prospectus as Wells Fargo Bank or the master servicer, will act as the master servicer of the mortgage loans and as securities administrator pursuant to the pooling and servicing agreement, dated as of the Cut-off Date, among the depositor, the sponsor, the master servicer, the securities administrator and the trustee.

The information set forth in the following paragraph with respect to the master servicer has been provided by the master servicer.

The Master Servicer

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The depositor, the sponsor and the servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement.  The master servicer is responsible for the aggregation of monthly servicer report and remittances and for the oversight of the performance of the servicer under the terms of the pooling and servicing agreement.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicer.  The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement.  In addition, upon the occurrence of certain servicer events of default under the terms of the pooling and servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust and at the direction of the trustee against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the depositor or an affiliate of the depositor and anticipates that one or more of those mortgage loans may be included in the trust fund. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

THE SERVICER

SunTrust will service all of the mortgage loans. For a general description of SunTrust see “The Originator.” SunTrust’s loan servicing facility is located at 1001 Semmes Avenue, Richmond, Virginia 23224.

In December 1998, Crestar Financial Corporation (“CFC”) merged with SunTrust Banks, Inc. (“STI”) resulting in a banking entity with a history dating back to 1811.  SunTrust is comprised of the former residential mortgage lending company of STI and the former Crestar Mortgage Corporation, which was originally incorporated March 30, 1927 as a wholly owned subsidiary of CFC.  Since its incorporation, SunTrust has been engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans and is an approved Fannie Mae, Freddie Mac and Ginnie Mae seller/servicer.  SunTrust services residential mortgage loans for its own account and for the accounts of others in all 50 states and the District of Columbia.

In accordance with the terms of the pooling and servicing agreement, SunTrust’s servicing procedures generally include collection and remittance of principal and interest payments on each mortgage loan, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and the advance of funds to the extent such advances, in SunTrust’s reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related mortgage loan.  As SunTrust’s servicing activities have evolved and grown, its portfolio currently includes conforming, jumbo, Alt-A, community development programs, and manufactured housing loans.  SunTrust’s servicing operations are audited internally by SunTrust’s internal audit group and externally by FNMA, FHLMC, GNMA, VA, and HUD as well as various investors and master servicers from time to time.

As a part of its proactive collections strategy, SunTrust seeks to make contact with delinquent customers through outbound calling from 8:00 am to 8:00 pm Monday through Friday and from 9:00 am to noon on Saturday. During the collection process and prior to referring loans to foreclosure, SunTrust uses reasonable attempts to provide workout opportunities to assist the customer to re-perform under his or her mortgage commitment.  SunTrust utilizes a dual track loss mitigation and foreclosure policy, running loss mitigation efforts concurrently with the migration of a loan to foreclosure until the foreclosure sale is executed.

As of each of December 31, 2005, 2004, and 2003, SunTrust’s servicing portfolio equaled approximately $105,560,533,138, $77,667,629,943, and $68,957,145,132, respectively.  Over the last three years, SunTrust has made changes in its servicing procedures in order to improve its servicing processes, maximize loan performance, minimize risk exposure, and improve overall customer satisfaction.

The following table sets forth selected information regarding SunTrust’s residential servicing portfolio:

As of	March 31, 2006		December 31, 2005		December 31, 2004		December 31, 2003
	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Loan Type
Agency Fixed	439,455	59,121,347,671	423,906	56,465,601,495	357,764	42,285,748,725	320,178	40,496,645,025
Agency ARM	34,457	5,553,241,553	35,398	5,693,271,694	41,144	6,736,564,972	29,385	4,824,774,060
EZ Option Fixed (1)	25,326	5,133,661,649	18,976	3,898,983,362	662	123,305,175	504	91,641,664
EZ Option ARM (1)	17,286	4,101,873,771	15,444	3,665,222,935	2,107	503,637,682	487	118,141,245
Jumbo Fixed	12,774	6,333,147,578	11,547	5,593,168,797	7,546	3,448,475,832	7,038	3,192,152,228
ARM Plus (2)	2,820	914,135,956	2,774	906,477,732	0	0	0	0
Other	233,445	30,994,513,908	225,488	29,335,095,624	182,339	21,567,363,168	192,911	20,231,066,252
Total:	765,563	112,151,922,086	733,533	105,557,821,639	591,562	74,665,095,554	550,503	68,954,420,474

____________

(1)

“EZ” means mortgage loans that were originated by SunTrust pursuant to guidelines that had less restrictive standards for mortgage loan applicants than for applicants of Agency mortgage loans.  These guidelines include, for example, reduced documentation requirements (including stated incomes), a streamlined documentation analysis (such as the reliance solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.

(2)

“ARM Plus” means Hybrid ARM mortgage loans that were originated by SunTrust pursuant to guidelines that are generally consistent with that of Agency mortgage loans except that the principal balance of the loan is greater than those set forth for Agency loans.

SERVICING OF THE MORTGAGE LOANS

General

Primary servicing of the mortgage loans will be provided by SunTrust in accordance with the pooling and servicing agreement.  The pooling and servicing agreement will require, among other things, that the servicer accurately and fully report its borrower credit files to credit repositories in a timely manner.  The servicer will be responsible for the servicing of the mortgage loans pursuant to the pooling and servicing agreement, and the master servicer will be required to monitor its performance.  In the event of a default by the servicer under the pooling and servicing agreement, the master servicer will be required to enforce any remedies against the servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

Collection and Other Servicing Procedures

The servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the related certificateholders, the servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the servicer may modify the loan only to the extent set forth in the pooling and servicing agreement; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

The servicer will establish and maintain, in addition to the protected accounts described below under “—Protected Accounts,” one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicer will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the pooling and servicing agreement. Each servicing account and the investment of deposits therein will comply with the requirements of the pooling and servicing agreement and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the servicer or master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the pooling and servicing agreement.

The servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the pooling and servicing agreement.

Hazard Insurance

The servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the pooling and servicing agreement or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related protected account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related Insurance proceeds or Liquidation proceeds or any other amounts in the related protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard Insurance Proceeds may be insufficient to restore fully the damaged property.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The servicer, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a protected account. The servicer is required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted Mortgage Loans

The servicer will take such action either as the servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the servicer with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the pooling and servicing agreement, the servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property’s eventual liquidation.

Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

Master Servicing and Servicing Compensation and Payment of Expenses

The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to any amounts earned on permitted investments in the Distribution Account. Additionally the master servicer will be entitled to a master servicing fee rate of 0.0175% per annum.  The master servicer will also be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement.  The servicer will be entitled to the servicing fee rate multiplied by the Scheduled Principal Balance of each mortgage loan serviced by such entity as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum, which includes 0.250% per annum that will be available to any successor servicer and 0.250% per annum that will be payable to the initial servicer or its assigns. Interest shortfalls on the mortgage loans resulting from prepayments in full in any calendar month will be offset by the servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described herein. The master servicer will be obligated to make such compensating interest payments in the event that the servicer is required to make such payments and fails to do so, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable distribution date.

In addition to the primary compensation described above, the servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

The servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

Protected Accounts

The servicer will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the pooling and servicing agreement all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, the repurchase price for any mortgage loans repurchased, and advances made from the servicer’s own funds, less the applicable servicing fee. All protected accounts and amounts at any time credited thereto will comply with the requirements of the pooling and servicing agreement and will meet the requirements of the rating agencies.

On the date specified in the pooling and servicing agreement, the servicer will withdraw from its protected account amounts on deposit therein and will remit them to the master servicer, who in turn will remit to the securities administrator for deposit in the Distribution Account.

Distribution Account

The securities administrator will establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the “Distribution Account”). The securities administrator will deposit in the Distribution Account, as received, the following amounts:

(i)

Any amounts withdrawn from a protected account or other permitted account;

(ii)

Any advance and compensating interest payments;

(iii)

Any Insurance Proceeds or Liquidation Proceeds received by the master servicer which were not deposited in a protected account or other permitted account;

(iv)

The repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination;

(v)

Any amounts required to be deposited by the master servicer with respect to losses on permitted investments; and

(vi)

Any other amounts received by or on behalf of the master servicer or the trustee and required to be deposited in the Distribution Account pursuant to the pooling and servicing agreement.

All amounts deposited to the Distribution Account will be held in the name of the trustee, in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account may be held as cash or invested in the name of the trustee, in such permitted investments selected by the master servicer as set forth in the pooling and servicing agreement. The master servicer will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account.

Any one or more of the following obligations or securities held in the name of the securities administrator for the benefit of the certificateholders will be considered a permitted investment:

(i)

obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)

commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity); provided that, the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)

repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)

securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)

interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency rating such fund or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)

short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)

such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

On each distribution date, the securities administrator will withdraw available funds from the Distribution Account and make payments to the related certificateholders in accordance with the provisions set forth under “Description of the Certificates—Distributions on the Certificates” in this free writing prospectus. Each of the trustee and the securities administrator will be entitled to compensation for its services under the pooling and servicing agreement, which will be paid by the master servicer. The custodian will be entitled to compensation for its services under the custodial agreement. The master servicer will pay the on-going fees of the custodian. The trustee, the securities administrator and the custodian will also be entitled to be reimbursed from the trust for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the pooling and servicing agreement prior to the distribution of the available funds.

Prepayment Interest Shortfalls and Compensating Interest

When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a “Prepayment Interest Shortfall.” In order to mitigate the effect of any such shortfall in interest distributions to holders of the related Offered Certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the servicer for such month will, to the extent of such shortfall up to an amount equal to the product of one-twelfth of 0.125% and the aggregate Scheduled Principal Balance of the mortgage loans, be remitted by the servicer to the securities administrator for deposit in the Distribution Account. We refer to such deposited amounts as “Compensating Interest.” In the event the servicer fails to remit such compensating interest payments, the master servicer will be required to do so to the extent described in the pooling and servicing agreement. Any such deposit or remittance by the master servicer or the servicer will be reflected in the distributions to holders of the related Offered Certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

Advances

Subject to the following limitations, the servicer will be required to advance before each distribution date, from its own funds or funds in its servicing account that do not constitute any part of the Pool Distribution Amount for that distribution date, an amount equal to the aggregate of payments of principal and interest on the mortgage loans (net of the servicing fee) which were due on the related Due Date and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each mortgage loan as to which the related mortgaged property has been acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure, except to the extent the servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicer until the liquidation of the related mortgaged property. Failure by the servicer to remit any required advance, which failure goes unremedied for the number of days specified in the pooling and servicing agreement would constitute an event of default under such agreement. If the servicer is terminated, the master servicer as successor servicer, or other successor servicer appointed by the master servicer, will be obligated to advance such amounts to the Distribution Account to the extent provided in the pooling and servicing agreement. Any failure of the master servicer to make such advances would constitute an event of default as discussed under “Description of the Certificates—Events of Default” in this free writing prospectus.

Evidence as to Compliance

The pooling and servicing agreement will provide that no later than March 10 of each year, beginning with the first year after the year in which the Cut-off Date occurs, each party responsible for the servicing function (each, a “responsible party”) will provide to the depositor and the securities administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The pooling and servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The pooling and servicing agreement will also provide for delivery to the securities administrator on or before March 10 of each year of a separate annual statement of compliance from each responsible party to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof.

The pooling and servicing agreement will also provide for delivery to the trustee on or before a specified date in each year, of an annual statement signed by officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator’s website, may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under “The Master Servicer and the Securities Administrator”. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent received by the securities administrator and required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except upon a determination, evidenced by an opinion of counsel to such effect, that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective unless:

•

the trustee or a successor master servicer has assumed the obligations and duties of the master servicer and the securities administrator (including the master servicer’s obligation to pay the fees of the trustee) to the extent required in the pooling and servicing agreement;

•

the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•

the trustee has received written confirmation from each rating agency substantially to the effect that the appointment of such successor will not cause that rating agency to reduce, suspend or withdraw its then-current ratings assigned to any class of Offered Certificates.

Notwithstanding the foregoing, the master servicer, however, has the right, with the written consent of the trustee (which consent will not be unreasonably withheld or delayed), to assign, sell or transfer its rights and delegate its duties and obligations under the pooling and servicing agreement; provided that, the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the pooling and servicing agreement with respect to the qualifications of such purchaser or transferee.

The pooling and servicing agreement will further provide that neither the master servicer, the depositor, the sponsor nor any director, officer, employee, or agent of the master servicer, the depositor or the sponsor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor, the sponsor nor any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

In addition, the pooling and servicing agreement will provide that neither the master servicer, the depositor nor the sponsor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

Any person into which either the master servicer or the sponsor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the sponsor is a party, or any person succeeding to the business of the master servicer or the sponsor, will be the successor of the master servicer or the sponsor, as applicable under the pooling and servicing agreement; provided that, such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that, such merger, consolidation or succession does not adversely affect the then-current ratings of any class of Offered Certificates.

DESCRIPTION OF THE CERTIFICATES

General

The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this free writing prospectus, which we refer to collectively in this free writing prospectus as the Offered Certificates. The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class II-A and Class III-A Certificates are sometimes referred to in this free writing prospectus collectively as the Class A Certificates.

The Class PO, Class III-S and Class X Certificates will each represent senior interests in the mortgage pool.  The Class III-S and Class X Certificates are sometimes referred to in this free writing prospectus together as the Interest Only Certificates, and the Class PO Certificates are sometimes referred to in this free writing prospectus as the Principal Only Certificates.  The Class III-A and the Class III-S Certificates are sometimes referred to in this free writing prospectus together as the LIBOR Certificates.

The Class A-R Certificates will represent the sole class of residual interests in each real estate mortgage investment conduit established by the trust, or REMIC, and we sometimes refer to these certificates as the residual certificates.

The Class A Certificates together with the Class PO, Class III-S, Class X and Class A-R Certificates are sometimes referred to in this free writing prospectus as the Senior Certificates.

The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each represent subordinate interests in the mortgage pool and are sometimes referred to collectively in this free writing prospectus as the Subordinate Certificates and the Class B-1, Class B-2 and Class B-3 Certificates are sometimes referred to collectively in this free writing prospectus as the Offered Subordinate Certificates.  The Class B-4, Class B-5 and Class B-6 are not offered by this free writing prospectus and are sometimes referred to collectively in this free writing prospectus as the Non-Offered Subordinate Certificates.  The Class B-4, Class B-5 and Class B-6 Certificates will have initial aggregate principal balances of $6,749,000, $3,251,000 and $3,250,809, respectively.  The Non-Offered Subordinate Certificates, together with the Offered Certificates, are sometimes referred to collectively in this free writing prospectus as the certificates.

The initial owner of the Class A-R Certificates is expected to be the depositor.

The trust will issue the Offered Certificates, other than the Class X and Class A-R Certificates, in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1 in excess thereof, except that one certificate of each class may be issued in the remainder of the class. The trust will issue the Class X Certificates in book-entry form as described below, in minimum dollar denominations of $1,000,000 and integral multiples of $1 in excess thereof, except that one certificate of each class may be issued in the remainder of the class. The Class A-R Certificates will be issued as a single certificate of $100 in certificated fully registered form.

Book-Entry Registration

The Offered Certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The securities administrator will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the securities administrator will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the securities administrator that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

•

we advise the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are unable to locate a qualified successor, or

•

after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate certificate principal balance of the applicable securities advise the securities administrator and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing such certificate owner’s fractional undivided interest in the related class of certificates. Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical certificates, and thereafter the securities administrator will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the trust, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

Distributions on the Certificates

General. On each distribution date, the securities administrator will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.  The securities administrator will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the securities administrator, then the securities administrator will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the securities administrator designated for such purposes. As of the closing date, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services/STALT 2006-1F for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Priority of Distributions.

The aggregate amount available for distributions to the Senior Certificates and the Subordinate Certificates on each distribution date will be the Pool Distribution Amount.

(A)

On each distribution date, the Pool Distribution Amount will be distributed as follows:

(1)

pro rata, to each class of Senior Certificates, the Accrued Certificate Interest for each such class for such distribution date. As described below, accrued interest on the Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see “—Interest Distributions” below;

(2)

pro rata, to each class of Senior Certificates, the Accrued Certificate Interest for each such class remaining undistributed from previous distribution dates, in each case to the extent of the remaining Pool Distribution Amount;

(3)

to the classes of Senior Certificates entitled to receive distributions of principal, based on the applicable Subgroup Senior Principal Distribution Amount, in each case in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero in accordance with the priorities described in “—Principal Distributions on the Senior Certificates”;

(4)

to the Class PO Certificates, to pay any applicable Class PO Certificate Principal Distribution Amount for such distribution date to the extent of the remaining Pool Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(5)

to the Class PO Certificates, the applicable Class PO Certificate Deferred Amount; provided that, (i) on any distribution date, distributions pursuant to this priority (5) shall not exceed the excess, if any, of (x) Pool Distribution Amount remaining after giving effect to distributions pursuant to priorities (1) through (4) above over (y) the sum of the amount of Accrued Certificate Interest for such distribution date and Accrued Certificate Interest remaining undistributed from previous distribution dates on all classes of Subordinate Certificates then outstanding, (ii) such distributions shall not reduce the Certificate Principal Balance of the Class PO Certificates and (iii) no distribution will be made in respect of any Class PO Certificate Deferred Amount on or after the Credit Support Depletion Date.

(B)

Except as described in paragraphs (C) and (D) below, on each distribution date prior to the Credit Support Depletion Date, an amount equal to the remaining Pool Distribution Amount after the distributions in clause (A) above will be distributed sequentially in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class’s Allocable Share for such distribution date, in each case, to the extent of the remaining Pool Distribution Amount.

(C)

On each distribution date prior to the Credit Support Depletion Date, but after the reduction of the Certificate Principal Balance of all of the Senior Certificates related to a subgroup to zero, the remaining class or classes of Senior Certificates in the remaining subgroups (other than the Class III-S, Class X and Class PO Certificates) will be entitled to receive in reduction of their Certificate Principal Balances, pro rata based upon their Certificate Principal Balances immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining Senior Certificates’ respective subgroup allocated to such Senior Certificates, 100% of the Principal Prepayments on any mortgage loan in the subgroup or subgroups relating to the class or classes of Senior Certificates of the fully repaid subgroup; provided, however, if (A) the weighted average of the Subgroup Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Subgroup Subordinate Percentages or (B) the aggregate Scheduled Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the related Group Subordinate Amount does not equal or exceed 50%, then the additional allocation of Principal Prepayments to the Subgroup I Certificates, Subgroup I Certificates and Subgroup III Certificates in accordance with this paragraph (C) will not be made and 100% of the Principal Prepayments on any mortgage loan relating to the fully repaid class or classes of Senior Certificates will be allocated to the Subordinate Certificates.

(D)

If on any distribution date on which the aggregate Certificate Principal Balance of the Subgroup I Certificates, Subgroup II Certificates and Subgroup III Certificates would be greater than the aggregate Scheduled Principal Balance of the mortgage loans in its related subgroup and any Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the Subordinate Certificates in respect of principal will be distributed to the Subgroup I Certificates, Subgroup II Certificates and Subgroup III Certificates (other than the Class III-S, Class X and Class PO Certificates), pro rata, based upon their Certificate Principal Balances immediately prior to such distribution date, in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of the Subgroup I Certificates, Subgroup II Certificates and Subgroup III Certificates, as applicable, is equal to the aggregate Scheduled Principal Balance of the mortgage loans in its related subgroup, and (ii) the Accrued Certificate Interest otherwise allocable to the Subordinate Certificates on such distribution date will be reduced, if necessary, and distributed to such class or classes of Senior Certificates in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of the Subgroup I Certificates, Subgroup II Certificates and Subgroup III Certificates (other than the Class III-S, Class X Certificates and Class PO Certificates), as applicable, over (y) the aggregate Scheduled Principal Balance of the mortgage loans in the related subgroup. Any such reduction in the Accrued Certificate Interest on the Subordinate Certificates will be allocated in reverse order of the Subordinate Certificates’ numerical designations, commencing with the Class B-6 Certificates.

(E)

If, after distributions have been made pursuant to priorities (1) and (2) of clause (A) under “—Distributions on the Certificates” above on any distribution date, the remaining Pool Distribution Amount related to Subgroup I is less than the sum of the Subgroup I Principal Distribution Amount and the Class PO Certificate Principal Distribution Amount, or the remaining Pool Distribution Amount related to Subgroup II is less than the Subgroup II Principal Distribution Amount, or the remaining Pool Distribution Amount related to Subgroup III is less than the Subgroup III Principal Distribution Amount, such amounts shall be reduced, and such remaining funds will be distributed to the related Senior Certificates on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class PO Certificates pursuant to this paragraph, the Certificate Principal Balance of the Class PO Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class PO Certificates in accordance with priority (4) of clause (A) under “—Distributions on the Certificates” above, and (ii) principal actually distributed to the Class PO Certificates after giving effect to this paragraph (such difference for the Class PO Certificates, the “Class PO Certificate Cash Shortfall”). The Class PO Certificate Cash Shortfall with respect to any distribution date will be added to the Class PO Certificate Deferred Amount.

(F)

On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described above in respect of principal among the various classes of Senior Certificates (other than the Class PO Certificates) will be disregarded, and the aggregate amount of any Subgroup Senior Principal Distribution Amounts will be distributed to such certificates (other than the Class PO Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and an amount equal to the Class PO Certificate Principal Distribution Amount will be distributed to the Class PO Certificates.

On each distribution date, any Pool Distribution Amount remaining after payment of interest and principal to the classes of certificates entitled thereto, in each case as described above, will be distributed to the Class A-R Certificates; provided that, if on any distribution date there is any Pool Distribution Amount remaining after payment of interest and principal to a class or classes of certificates entitled thereto, such amounts will be distributed to the other classes of Senior Certificates, pro rata, based upon their Certificate Principal Balances, until all amounts due to all classes of Senior Certificates have been paid in full, before any amounts are distributed to the Class A-R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

In addition, on the distribution date in June 2006, the Class A-R Certificates will be paid $100, in reduction of their Certificate Principal Balance, from funds deposited into the distribution account by the depositor on the Closing Date.

Interest Distributions

Holders of each class of the Senior Certificates (other than the Class PO Certificates) will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Pool Distribution Amount for that distribution date.

Holders of each class of Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of remaining Pool Distribution Amount for that distribution date after distributions of interest and principal to the Senior Certificates and distributions of interest and principal to any class of Subordinate Certificates having a higher payment priority.

 As described in the definition of “Accrued Certificate Interest” under “Glossary” in this free writing prospectus, accrued interest on each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from Principal Prepayments in full or in part are referred to in this free writing prospectus as Prepayment Interest Shortfalls.

Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders on that distribution date will be offset by the servicer. Any Prepayment Interest Shortfalls required to be funded but not funded by the servicer are required to be paid by the master servicer, but only to the extent that such amount does not exceed the aggregate master servicer compensation for the applicable distribution date. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the servicer or the master servicer on any distribution date will not be reimbursed on any future distribution date. See “Servicing of the Mortgage Loans—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

Accrued interest may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. Neither the servicer nor the master servicer is obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

Prepayment Interest Shortfalls, to the extent not covered by the servicer or by the master servicer from its master servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to in this free writing prospectus as Net Interest Shortfalls.

Realized Losses on the mortgage loans will further reduce the accrued interest payable to the certificates on a distribution date; provided, however, prior to the date on which the aggregate Certificate Principal Balance of the Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Subordinate Certificates, beginning with the class of Subordinate Certificates with the highest numerical class designation, and will not reduce the accrued interest on the Senior Certificates. Once the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero the interest portion of Realized Losses will be allocated to the Senior Certificates (other than the Class PO Certificates).

If on any distribution date the Pool Distribution Amount is less than Accrued Certificate Interest on the Senior Certificates (other than the Class PO Certificates) for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the applicable mortgage loans, the shortfall will be allocated among the holders of each class of the Senior Certificates (other than the Class PO Certificates) in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any interest shortfalls with respect to the mortgage loans will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related certificates entitled to such amounts on subsequent distribution dates, to the extent of the Pool Distribution Amount remaining after current interest distributions as described in this free writing prospectus. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the servicer or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

Determination of LIBOR

On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the LIBOR Certificates (other than the first Interest Accrual Period), which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period. One-Month LIBOR for the Class III-A Certificates and Class III-S Certificates and any Interest Accrual Period shall be calculated as described above.

One-Month LIBOR for the initial Interest Accrual Period will be approximately 5.081%.

The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of LIBOR Certificates for such Interest Accrual Period; provided that, at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of all classes of LIBOR Certificates for such Interest Accrual Period. As used in this section, “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

•

with an established place of business in London,

•

which have been designated as such by the securities administrator and

•

which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the classes of offered certificates bearing interest based on One-Month LIBOR for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Pass-Through Rates

The pass-through rates on the Offered Certificates (other than the Class III-A, Class III-S, Class X and Class PO Certificates and the Subordinate Certificates) are set forth on the front cover hereof. The Class PO Certificates do not have a pass-through rate and will not be entitled to any distributions of interest.

The Class III-A Certificates will accrue interest at a variable pass-through rate equal to one-month LIBOR plus 0.35%, subject to a maximum rate of 7.50% and a minimum rate of 0.35%. The pass-through rate of the Class III-A Certificates for the initial interest accrual period is approximately 5.431% per annum.

The Class III-S Certificates will accrue interest at a variable pass-through rate equal to 7.15% minus one-month LIBOR, subject to a maximum rate of 7.15% and a minimum rate of 0.00%. The pass-through rate of the Class III-S Certificates for the initial interest accrual period is approximately 2.069% per annum.

The Class X Certificates will accrue interest at a variable pass-through rate equal to the excess, if any, of (x) the weighted average Net Mortgage Rate on the mortgage loans with Net Mortgage Rates greater than or equal to 7.50% per annum, over (y) 7.50% per annum. The pass-through rate of the Class X Certificates for the initial interest accrual period is approximately 0.216% per annum.

The Subordinate Certificates will accrue interest at a variable pass-through rate equal to the weighted average (based on the Group Subordinate Amount for each subgroup) of (i) with respect to subgroup I, 6.000%, (ii) with respect to subgroup II, 6.500% and (iii) with respect to subgroup III, 7.500%.

As described in this free writing prospectus, the Accrued Certificate Interest allocable to each class of certificates is based on the Certificate Principal Balance or Notional Amount, as applicable, of that class. All distributions of interest will be based on a 360-day year consisting of twelve 30-day months.

On each distribution date, the related PO Percentage of the principal portion of any Realized Loss in respect of a Discount Mortgage Loan will be allocated to Class PO Certificates. See “Description of the Certificates—Allocation of Losses; Subordination.” On each distribution date through the Credit Support Depletion Date, the Class PO Certificates will be entitled to receive, to the extent of the Pool Distribution Amount remaining after distributions of interest and principal on the other Senior Certificates have been made on such distribution date, the Class PO Certificate Deferred Amount for such distribution date; provided that, distributions in respect of any such Class PO Certificate Deferred Amount on any distribution date will not exceed the excess, if any, of (x) the Pool Distribution Amount remaining after giving effect to the distributions pursuant to priorities (1) through (4) under clause (A) under “—Distributions on the Certificates—Priority of Distributions” herein over (y) the sum of the amount of Accrued Certificate Interest for such distribution date and Accrued Certificate Interest remaining undistributed from previous distribution dates on all classes of Subordinate Certificates, with any shortfall being allocated to the Class PO Certificates. Distributions in respect of the Class PO Certificate Deferred Amounts shall not reduce the Certificate Principal Balance of the Class PO Certificates.

The Subordinate Certificate Writedown Amount will be allocated to the Subordinate Certificates in inverse order of their numerical class designations, until the Certificate Principal Balance of each such class has been reduced to zero

Principal Distributions on the Senior Certificates

Distributions in reduction of the Certificate Principal Balance of the Senior Certificates (other than the Class III-S and Class X Certificates) will be made on each distribution date pursuant to priorities (3), (4) and (5) above of clause (A) under “—Distributions on the Certificates—Certificates.” In accordance with such priority (3), the related Pool Distribution Amount remaining after the distribution of interest on the related Senior Certificates will be allocated to such certificates in an aggregate amount as follows:

Subgroup I Principal Distribution Amount

On each distribution date, an amount, up to the amount of the Subgroup I Principal Distribution Amount for that distribution date, will be distributed as principal, in the following order of priority:

1.

to the Class A-R Certificate, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

2.

to the Class I-A-1 Certificates, the Lockout Priority Amount for such distribution date, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

3.

to the Class I-A-2 Certificates, the lesser of (i) $1,000 and (ii) the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

4.

to the Class I-A-3 Certificates, the lesser of (i) $500,000 and (ii) the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

5.

to the Class I-A-2 Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

6.

to the Class I-A-3 Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

7.

to the Class I-A-4 Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero; and

8.

to the Class I-A-1 Certificates, in reduction of the Certificate Principal Balance thereof (without regard to the Lockout Priority Amount for such distribution date), until the Certificate Principal Balance thereof has been reduced to zero.

Subgroup II Principal Distribution Amount

On each distribution date, an amount, up to the amount of the Subgroup II Principal Distribution Amount for that distribution date, will be distributed as principal, to the Class II-A Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero.

 Subgroup III Principal Distribution Amount

On each distribution date, an amount, up to the amount of the Subgroup III Principal Distribution Amount for that distribution date, will be distributed to the Class III-A Certificates in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero.

The definition of Subgroup Senior Principal Distribution Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related subgroup based on the related Subgroup Senior Prepayment Percentage, rather than the related Subgroup Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Subgroup Senior Percentage allocates scheduled payments of principal between the Senior Certificates of a subgroup and the percentage interest of such subgroup evidenced by the Subordinate Certificates on a pro rata basis, the Subgroup Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the Senior Certificates of the related subgroup for the first five years after the closing date (subject to certain loss and delinquency tests being met) with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the Senior Certificates of a subgroup over an additional four year period. This disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans in each subgroup evidenced by the Subordinate Certificates. Increasing the respective percentage interest in a subgroup of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

The initial Subgroup Senior Percentage for the Senior Certificates of each subgroup will be approximately 90.870% per annum for Subgroup I, 90.870% per annum for Subgroup II, and 90.870% for Subgroup III.

For purposes of all principal distributions described above with respect to the certificates and for calculating the applicable Subgroup Senior Principal Distribution Amount, Subgroup Senior Percentage and Subgroup Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans to be made on such distribution date as described under “—Allocation of Losses; Subordination” below.

 Principal Distributions on the Subordinate Certificates

Distributions in reduction of the Certificate Principal Balances of the Subordinate Certificates will be made pursuant to priority (c) of clause (B) under “—Distributions on the Certificates—Priority of Distributions.” In accordance with such priority, the Pool Distribution Amount, if any, remaining after distributions of principal and interest on the class or classes of related Senior Certificates on such distribution date will be allocated to the Subordinate Certificates in an amount equal to each such class’s Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class until all classes ranking prior thereto have received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

All unscheduled principal collections on the mortgage loans not otherwise distributable to the Senior Certificates (other than the Class III-S and Class X Certificates) will be allocated on a pro rata basis among the class of Subordinate Certificates with the highest payment priority then outstanding and each other class of Subordinate Certificates for which certain loss levels established for such class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates, respectively, only if the sum of the current percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto.

As stated above under “—Principal Distributions on the Senior Certificates”, during the first five years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a subgroup will be allocated to the Senior Certificates in the related subgroup, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this free writing prospectus, unless certain loss and delinquency tests are satisfied. In addition, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates of a subgroup immediately preceding such distribution date, and the denominator of which is the Scheduled Principal Balance of the mortgage loans in the related subgroup, as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Subgroup Senior Prepayment Percentage for the Senior Certificates of each subgroup will equal 100%.

The initial Subgroup Subordinate Percentage for each subgroup will be approximately 9.130% per annum for Subgroup I, 9.130% per annum for Subgroup II, and 9.130% for Subgroup III.

For purposes of all principal distributions described above and for calculating the applicable  Subordinate Optimal Principal Amount, Subgroup Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under “—Allocation of Losses; Subordination” in this free writing prospectus.

Table of Fees

The following table indicates the fees to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Offered Certificates are outstanding.

All fees are expressed in percentages, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Servicing Fee(1)(2)	0.500% per annum	Mortgage Loan Collections
Master Servicing Fee(1)(3)	0.0175% per annum	Mortgage Loan Collections

(1)

The servicing fee and the master servicing fee are paid on a first priority basis from collections on the mortgage loans, prior to distributions to certificateholders.

(2)     The servicing fee rate includes an excess servicing fee rate of 0.250% that will be retained by SunTrust and will not be available to any successor servicer.

(3)   The master servicing fee includes the securities administrator, paying agent and certificate registrar fees.  The master servicer performs each of these functions.   In addition, the master servicer is also responsible for the trustee’s fee on behalf of the trust fund, which is paid pursuant to a side letter agreement between the master servicer and the trustee.

Allocation of Losses; Subordination

Realized Losses with respect to a mortgage loan will be allocated on a pro rata basis between the related PO Percentage of the Scheduled Principal Balance of such mortgage loan and the related Non-PO Percentage of such Scheduled Principal Balance.

On each distribution date, the related PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan and any Class PO Certificate Cash Shortfall will be allocated to the Class PO Certificates until the Certificate Principal Balance of the Class PO Certificates is reduced to zero. With respect to any distribution date through the Credit Support Depletion Date, the aggregate of all amounts so allocable to the Class PO Certificates on such date in respect of any Realized Losses and any Class PO Certificate Cash Shortfalls and all amounts previously allocated in respect of such Realized Losses or Class PO Certificate Cash Shortfalls and not distributed on prior distribution dates will be the “Class PO Certificate Deferred Amount.” To the extent funds are available therefor on any distribution date through the Credit Support Depletion Date, distributions in respect of the Class PO Certificate Deferred Amount for the Class PO Certificates will be made in accordance with priority (5) of clause (A) under “—Distributions on the Certificates” above. No interest will accrue on the Class PO Certificate Deferred Amount.

On each distribution date through the Credit Support Depletion Date, the Certificate Principal Balance of the lowest ranking class of Subordinate Certificates then outstanding will be reduced by the amount of any distributions in respect of any Class PO Certificate Deferred Amount on such distribution date in accordance with the priorities set forth above, through the operation of the Subordinate Certificate Writedown Amount. After the Credit Support Depletion Date, no more distributions will be made in respect of, and applicable Realized Losses and Class PO Certificate Cash Shortfalls allocable to the Class PO Certificates will not be added to, the Class PO Certificate Deferred Amount.

The related Non-PO Percentage of the principal portion of Realized Losses (other than Excess Losses) on the mortgage loans will be allocated on any distribution date as follows: first, to the Class B-6 Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; and sixth, to the Class B-1 Certificates, in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, the principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date to the outstanding class or classes of Senior Certificates (other than the Class III-S and Class X Certificates), pro rata, based upon their respective Certificate Principal Balances. The applicable Non-PO Percentage of the principal portion of any Excess Loss with respect to mortgage loans for any distribution date will be allocated pro rata among all outstanding classes of Senior Certificates (other than the Class PO, Class III-S and Class X Certificates) based on their Certificate Principal Balances.

No reduction of the Certificate Principal Balance of any class of certificate (other than the Class III-S Certificates and Class X Certificates) shall be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of such certificates (other than the Class III-S Certificates and Class X Certificates) as of such distribution date to an amount less than the aggregate Scheduled Principal Balances of the mortgage loans as of the related Due Date. This limitation is referred to in this free writing prospectus as the “Loss Allocation Limit.”

Reports to Certificateholders

On each distribution date, the securities administrator will make available to each certificateholder, the trustee, the master servicer and the depositor a statement generally setting forth, among other information:

1.

the applicable accrual periods for calculating distributions and general distribution dates;

2.

with respect to the mortgage pool  and each subgroup, the total cash flows received and the general sources thereof;

3.

the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.

the amount of the related distribution to holders of the Offered Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

5.

any accrued but unpaid interest for the related Offered Certificates (if any);

6.

the Certificate Principal Balance or Notional Amount of the related Offered Certificates before and after giving effect to the distribution of principal and allocation of Realized Losses on such distribution date;

7.

the number and Scheduled Principal Balance of all the mortgage loans for the following distribution date;

8.

the pass-through rate for each class of Offered Certificates for such distribution date;

9.

with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and Scheduled Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the related Prepayment Period;

10.

the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

11.

the cumulative Realized Losses through the end of the preceding month;

12.

unless set forth in the report on Form 10-D for such distribution date, if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time; and

13.

the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount, if applicable, as of the close of business on the applicable distribution date.

The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator’s internet website. Assistance in using the securities administrator’s website service can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator’s customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports, in each case, prepared and filed by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

The pooling and servicing agreement may be amended by the depositor, the master servicer, the sponsor, the securities administrator and the trustee, without the consent of certificateholders,

•

to cure any ambiguity,

•

to correct or supplement any provision therein, or

•

to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof;

provided that, such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

In addition, the pooling and servicing agreement may be amended without the consent of the certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections; provided that, the trustee have received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the pooling and servicing agreement may be amended by the depositor, the master servicer, the sponsor, the securities administrator, the servicer and the trustee, with consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

•

reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

•

cause any trust fund REMIC to fail to qualify as a REMIC for federal tax purposes; or

•

reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund’s REMIC elections to fail to qualify as a REMIC for federal tax purposes.

Voting Rights

As of any date of determination, with respect to the certificates,

•

holders of certificates, other than the Class PO, Class III-S, Class X and Class A-R Certificates, will be allocated 96.00% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances, and

•

holders of the Class PO, Class III-S, Class X and Class A-R Certificates will each be allocated 1% of all voting rights.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

Optional Termination

The servicer or its designee will have the right to purchase all remaining mortgage loans and REO properties and thereby effect early retirement of all of the certificates on any distribution date after the aggregate Scheduled Principal Balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than 10% of the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-off Date. In addition, If the servicer or its designee does not exercise the option to purchase all of the remaining assets of the trust fund as described above, the master servicer may purchase all of the remaining assets of the trust fund on or after the first distribution date on which the aggregate Scheduled Principal Balance of the mortgage loans in the trust fund has been reduced to less than or equal to 1% of the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-off Date. We refer to such date as the optional termination date. In the event that the servicer or its designee or the master servicer exercises such option it will effect such repurchase at a price equal to the sum of

•

100% of the Scheduled Principal Balance of each mortgage loan, other than in respect of REO Property, plus accrued interest thereon at the applicable mortgage rate,

•

the appraised value of any REO property, up to the Scheduled Principal Balance of the related mortgage loan, and

•

any unreimbursed out-of-pocket costs and expenses of the trustee, the servicer or the master servicer and any unreimbursed advances previously incurred by the servicer or the master servicer, as the case may be, in the performance of their respective servicing or master servicing obligations.

Proceeds from such purchases will be distributed to the related certificateholders in the priority described above in “Description of the Certificates — Distributions on the Certificates.” In the event that the purchase price to be paid by the servicer or its designee is based in part on the appraised value of any REO property and such appraised value is less than the Scheduled Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of related certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Scheduled Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the related Offered Certificates as described under “Description of the Certificates – Allocation of Losses; Subordination”. Any purchase of the related mortgage loans and related REO properties will result in an early retirement of the related certificates.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the pooling and servicing agreement; provided, however: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which will be qualified to service mortgage loans for Fannie Mae or Freddie Mac notwithstanding that the master servicer need not be so qualified; (b) will have a net worth of not less than $10,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the pooling and servicing agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer, the trustee (at the expense of the master servicer);(iii) the master servicer assigning and selling the master servicing will deliver to the trustee an officer’s certificate and an opinion of counsel addressed to the trustee, each stating that all conditions precedent to such action under the pooling and servicing agreement have been completed and such action is permitted by and complies with the terms of the pooling and servicing agreement; and (iv) the master servicer will resign as securities administrator. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

Optional Purchase of Certain Loans

As to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 91 days or more, the servicer may, at its option, purchase such mortgage loan at a price equal to 100% of the Scheduled Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed; provided that, such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, will terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, will not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option will again become exercisable on the first date of the subsequent Fiscal Quarter.

In addition, during the 90 day period following the closing date, the servicer may, in its sole discretion, purchase any mortgage loan for which the related originator or prior owner has breached a representation or warranty made to the servicer regarding the characteristics of such mortgage loan.

Events of Default

Events of default under the pooling and servicing agreement include:

•

any failure by the master servicer to remit to the securities administrator any amount received by it with respect to the mortgage loans, and any advance required to be made by the master servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•

any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer, in the pooling and servicing agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

•

insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement, including the rights and obligations of the master servicer in its capacity as securities administrator, and in and to the mortgage loans, whereupon the trustee shall automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement; provided, however that the trustee in its capacity of successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon termination of the predecessor master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer; provided, further that the trustee shall have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee shall be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the master servicer under the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the pooling and servicing agreement. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee shall act in such capacity as provided under the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder, previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, will be named trustee under the pooling agreement.  The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement.  The trustee’s offices for notices under the pooling agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1362.

As of March 31, 2006, HSBC Bank USA, National Association is acting as trustee for approximately 400 asset-backed securities transactions involving similar pool assets to those found in this transaction.

The Securities Administrator

Wells Fargo Bank will be the securities administrator under the pooling and servicing agreement so long as it also is the master servicer. The securities administrator’s corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  SunTrust Alternative Loan Trust 2006-1F, Mortgage Pass-Through Certificates, Series 2006-1F or at such other address as the securities administrator may designate from time to time. Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

The securities administrator may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon the resignation or removal of Wells Fargo as master servicer, Wells Fargo will also be removed as securities administrator. Upon such resignation or removal of the securities administrator, the trustee will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the securities administrator, the compensation of any successor securities administrator will be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the securities administrator pursuant to the pooling and servicing agreement, the securities administrator will examine them to determine whether they are in the required form; provided, however, the securities administrator will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the securities administrator will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the pooling and servicing agreement.

Except for those actions that the securities administrator is required to take under the pooling and servicing agreement, the securities administrator will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the pooling and servicing agreement.

The securities administrator will not in any way be liable by reason of any insufficiency in any account held by or in the name of the securities administrator unless it is determined by a court of competent jurisdiction that the securities administrator’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the securities administrator is obligor and has defaulted thereon). In no event will the securities administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the securities administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the securities administrator will not be responsible for the acts or omissions of the other transaction parties, it being understood that the pooling and servicing agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the securities administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The securities administrator will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the pooling and servicing agreement as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

The Custodian

SunTrust Bank, a Georgia chartered bank, will serve as custodian of the mortgage loan files pursuant to a custodial agreement among the trustee, the depositor, the sponsor, the master servicer and SunTrust Bank.  The principal document custody facilities of SunTrust Bank are located at 1001 Semmes Avenue, 3rd Floor, RVW-4303, Richmond, VA 23224.  SunTrust Bank serves as the document custodian for certain mortgage loans that are serviced by SunTrust, including, primarily, residential mortgage loans sold to Fannie Mae and Freddie Mac.  SunTrust Bank serves as custodian for only one public residential mortgage loan securitization, which closed in the fourth quarter of 2005.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of Offered Certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. None of the mortgage loans in the trust fund at origination provided for the payment by the borrower of a prepayment charge on voluntary prepayments.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

The yields to maturity of the Offered Certificates and, in particular the Subordinate Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the related mortgage loans. If a Realized Loss is allocated to a class of Subordinate Certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

The yield to maturity of the Subgroup I, Subgroup II and Subgroup III Certificates will be sensitive to the rate of prepayments on the related mortgage loans or portions thereof. Since holders of the Subgroup II Certificates and Subgroup III Certificates have rights to a greater portion of principal payments on mortgage loans with higher mortgage rates, the rate of prepayments on these mortgage loans may be higher than on the mortgage loans or portions thereof related to the Subgroup I Certificates.

The yield to maturity on the Class X Certificates will be extremely sensitive to prepayments on the mortgage loans, because the Notional Amount of the Class X Certificates will be based upon the aggregate Scheduled Principal Balance of the mortgage loans in the trust fund with net mortgage rates greater than or equal to 7.50% per annum. The Interest Only Certificates will therefore be sensitive to the rate and timing of principal payments on the related mortgage loans.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the related Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

Because principal distributions are paid to some classes of Offered Certificates (other than the Interest Only Certificates) before other classes, holders of classes of Offered Certificates (other than the Interest Only Certificates) having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the certificates. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Approximately 72.21% of the Mortgage Loans do not provide for monthly payments of principal for the first ten years following origination, and only monthly payments of interest are due during such ten-year period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such ten-year period. In addition, because no principal is due on such loans for their initial ten-year period, the related certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such loans are recalculated on the basis of a twenty year level payment amortization schedule as described herein, principal payments on the related certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the mortgage loans.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

SunTrust Mortgage, Inc., in its capacity as originator, may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, SunTrust Mortgage, Inc., in its capacity as originator may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Allocation of Principal Prepayments

As described under “Description of the Certificates—Principal Distributions on the Senior Certificates” in this free writing prospectus, during the first five years after the Cut-off Date, all principal prepayments on the related mortgage loans will be allocated to the related Senior Certificates (other than the Class III-S and Class X Certificates). Thereafter, as further described in this free writing prospectus, during some periods, subject to loss and delinquency criteria and other conditions described in this free writing prospectus, the Subgroup Senior Prepayment Percentage may continue to be disproportionately large (relative to the related Subgroup Senior Percentage) and the percentage of Principal Prepayments payable to the Subordinate Certificates may continue to be disproportionately small. In addition to the foregoing, if on any distribution date, the loss level established for the Class B-2 Certificates and Class B-3 Certificates is exceeded and the related class of Offered Subordinate Certificates is then outstanding, the Class B-2 Certificates or Class B-3 Certificates, as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of the Mortgage Loans—The Servicemembers Civil Relief Act” in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the servicer, but only to the extent that such amount does not exceed an amount equal to the product of one-twelfth of 0.125% and the aggregate Scheduled Principal Balance of the mortgage loans for such date. Any interest shortfalls required to be funded but not funded by the servicer are required to be paid by the master servicer, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable distribution date. Neither the servicer nor the master servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “The Master Servicer and the Servicer—Prepayment Interest Shortfalls and Compensating Interest” in this free writing prospectus and “Legal Aspects of the Mortgage Loans— The Servicemembers Civil Relief Act” in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates. Any resulting shortfalls will be allocated among the certificates as provided in this free writing prospectus under “Description of the Certificates—Interest Distributions.”

The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in related Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of related Realized Losses to the related Offered Certificates could significantly affect the yield to an investor in the related Offered Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the related Offered Certificates, even if these losses are not allocated to the related Offered Certificates.

If the Certificate Principal Balances of the Class B-6, Class B-5 and Class B-4 Certificates have been reduced to zero, the yield to maturity on the related Offered Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Offered Subordinate Certificates. Furthermore, because principal distributions are paid to some classes of Offered Subordinate Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

As described under “Description of the Certificates—Allocation of Losses; Subordination”, amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the related Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a higher numerical class designation may be made available to protect the holders of the related classes of Subordinate Certificates with a lower numerical class designation against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of such Subordinate Certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on each class of Subordinate Certificates if it delays the scheduled reduction of the Subgroup Prepayment Percentage, triggers an increase of the Subgroup Prepayment Percentage to 100% or triggers a lockout of one or more classes of such Subordinate Certificates from distributions of portions of the Subordinate Optimal Principal Amount. See “Description of the Certificates— Principal Distributions on the Senior Certificates” and “—Principal Distributions on the Subordinate Certificates” in this free writing prospectus.

Last Scheduled Distribution Date

The last scheduled distribution date for distributions on the Offered Certificates is April 25, 2036. The last scheduled distribution date is the distribution date in the month following the month of the latest scheduled maturity date of any of the related mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the last scheduled distribution date. In addition, the servicer or its designee may, at its option, repurchase all of the mortgage loans from the trust on or after any distribution date on which the aggregate unpaid principal balances of the mortgage loans are less than 10% of the Cut-off Date Scheduled Principal Balance of the mortgage loans, and the master servicer may, at its option, repurchase all of the mortgage loans from the trust on or after any distribution date on which the aggregate unpaid principal balances of the mortgage loans are less than 1% of the Cut-off Date Scheduled Principal Balance of the mortgage loans. See “Description of the Certificates— Optional Termination” in this free writing prospectus and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

Weighted Average Life

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of such certificate by the number of years from the date of issuance of such certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such certificate referred to in clause (a). The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans.  The prepayment assumption (the “Prepayment Assumption”) assumes a constant prepayment rate (“CPR”)  of 8% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the  mortgage loans and an additional 1.0909090909% (precisely 12%/11) per annum in the second through eleventh  months. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a CPR of 20% per annum each month. 0% of the Prepayment Assumption  assumes no prepayments. There is no assurance that prepayments will occur at any Prepayment Assumption rate or at any other constant rate.

While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

The certificates were structured assuming, among other things, a 100% Prepayment Assumption for the certificates. The prepayment assumption to be used for pricing purposes for the respective classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

•

the mortgage loans prepay at the indicated percentages of the prepayment assumption;

•

distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in June 2006, in accordance with the payment priorities defined herein;

•

no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the related mortgage loans occur;

•

scheduled payments are assumed to be received on the first day of each month commencing in June 2006, there are no shortfalls in the payment of interest to related certificateholders and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of the Prepayment Period, commencing in May 2006, and include 30 days, interest thereon;

•

the closing date for the certificates is May 30, 2006;

•

Neither the servicer nor its designee exercises its right to purchase the related assets of the trust fund on the optional termination date;

•

Each of the Servicing Fee and the Master Servicing Fee remains constant;

•

the mortgage pool consists of mortgage loans having the approximate characteristics described below:

MORTGAGE LOAN ASSUMPTIONS

Loan Number	Current Balance ($)	Gross Mortgage Rate (%)	Total Strip (%)	Net Mortgage Rate (%)	Original Amortization Term (months)	Remaining Amortization Term (months)	Remaining Interest Only Term (months)
1	1,100,276.12	5.8750	0.5175	5.3575	360	353	n/a
2	438,316.94	6.2500	0.5175	5.7325	360	354	n/a
3	1,597,853.13	6.3750	0.5175	5.8575	360	357	n/a
4	1,682,276.51	6.5000	0.5175	5.9825	360	355	n/a
5	2,405,896.35	6.6250	0.5175	6.1075	360	356	n/a
6	4,260,920.51	6.7500	0.5175	6.2325	360	357	n/a
7	7,943,391.69	6.8750	0.5175	6.3575	360	357	n/a
8	511,200.00	7.1250	0.5175	6.6075	360	358	n/a
9	2,615,613.07	7.2500	0.5175	6.7325	360	357	n/a
10	3,985,186.62	7.3750	0.5175	6.8575	360	356	n/a
11	479,643.77	7.5000	0.5175	6.9825	360	357	n/a
12	558,795.27	7.6250	0.5175	7.1075	360	356	n/a
13	1,459,675.33	7.7500	0.5175	7.2325	360	357	n/a
14	1,279,586.08	7.8750	0.5175	7.3575	360	358	n/a
15	518,625.49	8.1250	0.5175	7.6075	360	354	n/a
16	421,400.00	6.2500	0.5175	5.7325	360	351	111
17	417,414.76	6.1250	0.5175	5.6075	360	352	112
18	1,039,902.84	6.6250	0.5175	6.1075	360	353	113
19	624,000.00	6.7500	0.5175	6.2325	360	353	113
20	680,000.00	6.8750	0.5175	6.3575	360	353	113
21	462,160.00	7.1250	0.5175	6.6075	360	353	113
22	511,319.48	6.0000	0.5175	5.4825	360	354	114
23	430,000.00	6.3750	0.5175	5.8575	360	354	114
24	679,000.00	7.3750	0.5175	6.8575	360	354	114
25	456,000.00	6.7500	0.5175	6.2325	360	355	115
26	527,625.00	6.8750	0.5175	6.3575	360	355	115
27	579,406.85	7.2500	0.5175	6.7325	360	355	115
28	428,000.00	7.3750	0.5175	6.8575	360	355	115
29	960,000.00	7.8750	0.5175	7.3575	360	355	115
30	422,500.00	6.3750	0.5175	5.8575	360	356	116
31	449,280.00	6.5000	0.5175	5.9825	360	356	116
32	1,917,500.00	6.7500	0.5175	6.2325	360	356	116
33	4,313,221.35	6.8750	0.5175	6.3575	360	356	116
34	1,500,000.00	7.0000	0.5175	6.4825	360	356	116
35	1,016,800.00	7.1250	0.5175	6.6075	360	356	116
36	1,871,200.00	7.2500	0.5175	6.7325	360	356	116
37	426,498.84	7.5000	0.5175	6.9825	360	356	116
38	2,071,781.24	7.8750	0.5175	7.3575	360	356	116
39	491,450.00	8.1250	0.5175	7.6075	360	356	116
40	576,000.00	8.2500	0.5175	7.7325	360	356	116
41	1,040,000.00	6.5000	0.5175	5.9825	360	357	117
42	1,500,000.00	6.6250	0.5175	6.1075	360	357	117
43	2,481,000.00	6.7500	0.5175	6.2325	360	357	117
44	5,298,080.00	6.8750	0.5175	6.3575	360	357	117
45	5,416,556.74	7.0000	0.5175	6.4825	360	357	117
46	2,729,628.00	7.1250	0.5175	6.6075	360	357	117
47	2,713,200.00	7.2500	0.5175	6.7325	360	357	117
48	4,734,478.00	7.3750	0.5175	6.8575	360	357	117
49	432,000.00	7.5000	0.5175	6.9825	360	357	117
50	4,442,550.00	7.6250	0.5175	7.1075	360	357	117
51	858,000.00	7.7500	0.5175	7.2325	360	357	117
52	1,233,600.00	7.8750	0.5175	7.3575	360	357	117
53	612,000.00	8.0000	0.5175	7.4825	360	357	117
54	1,251,250.00	8.2500	0.5175	7.7325	360	357	117
55	445,200.00	8.3750	0.5175	7.8575	360	357	117
56	1,300,000.00	6.2500	0.5175	5.7325	360	358	118
57	600,000.00	6.6250	0.5175	6.1075	360	358	118
58	1,034,000.00	6.7500	0.5175	6.2325	360	358	118
59	3,042,215.00	6.8750	0.5175	6.3575	360	358	118
60	1,128,000.00	7.0000	0.5175	6.4825	360	358	118
61	1,414,000.00	7.1250	0.5175	6.6075	360	358	118
62	2,590,000.00	7.2500	0.5175	6.7325	360	358	118
63	1,199,200.00	7.3750	0.5175	6.8575	360	358	118
64	2,250,000.00	7.5000	0.5175	6.9825	360	358	118
65	1,410,000.00	7.6250	0.5175	7.1075	360	358	118
66	1,784,000.00	7.7500	0.5175	7.2325	360	358	118
67	156,755.09	5.7500	0.5175	5.2325	360	354	n/a
68	886,820.46	5.8750	0.5175	5.3575	360	353	n/a
69	676,990.13	6.0000	0.5175	5.4825	360	353	n/a
70	347,234.23	6.1250	0.5175	5.6075	360	356	n/a
71	3,080,088.89	6.2500	0.5175	5.7325	360	355	n/a
72	3,176,555.44	6.3750	0.5175	5.8575	360	356	n/a
73	4,487,376.88	6.5000	0.5175	5.9825	360	356	n/a
74	3,749,050.31	6.6250	0.5175	6.1075	360	355	n/a
75	6,691,451.12	6.7500	0.5175	6.2325	360	356	n/a
76	13,534,370.95	6.8750	0.5175	6.3575	360	356	n/a
77	11,401,091.89	7.0000	0.5175	6.4825	360	357	n/a
78	6,584,978.30	7.1250	0.5175	6.6075	360	357	n/a
79	10,618,758.96	7.2500	0.5175	6.7325	360	357	n/a
80	8,879,754.96	7.3750	0.5175	6.8575	360	357	n/a
81	7,550,063.17	7.5000	0.5175	6.9825	360	357	n/a
82	4,024,535.18	7.6250	0.5175	7.1075	360	357	n/a
83	7,560,586.71	7.7500	0.5175	7.2325	360	357	n/a
84	4,649,968.30	7.8750	0.5175	7.3575	360	357	n/a
85	3,779,178.39	8.0000	0.5175	7.4825	360	357	n/a
86	1,959,836.37	8.1250	0.5175	7.6075	360	357	n/a
87	3,008,970.76	8.2500	0.5175	7.7325	360	357	n/a
88	1,313,275.97	8.3750	0.5175	7.8575	360	356	n/a
89	152,217.69	6.3750	0.5175	5.8575	360	350	110
90	151,920.00	5.8750	0.5175	5.3575	360	351	111
91	84,819.15	6.1250	0.5175	5.6075	360	351	111
92	191,962.99	6.2500	0.5175	5.7325	360	351	111
93	304,000.00	6.5000	0.5175	5.9825	360	351	111
94	536,195.85	6.8750	0.5175	6.3575	360	351	111
95	281,600.00	7.7500	0.5175	7.2325	360	351	111
96	463,200.00	6.2500	0.5175	5.7325	360	352	112
97	348,293.70	6.3750	0.5175	5.8575	360	352	112
98	172,773.00	6.5000	0.5175	5.9825	360	352	112
99	147,200.00	6.6250	0.5175	6.1075	360	352	112
100	673,677.44	6.8750	0.5175	6.3575	360	352	112
101	125,200.00	7.0000	0.5175	6.4825	360	352	112
102	238,328.54	7.5000	0.5175	6.9825	360	352	112
103	306,061.00	7.8750	0.5175	7.3575	360	352	112
104	340,992.00	5.6250	0.5175	5.1075	360	353	113
105	480,495.43	5.8750	0.5175	5.3575	360	353	113
106	1,060,622.97	6.0000	0.5175	5.4825	360	353	113
107	439,900.00	6.1250	0.5175	5.6075	360	353	113
108	1,036,924.22	6.2500	0.5175	5.7325	360	353	113
109	280,000.00	6.3750	0.5175	5.8575	360	353	113
110	1,807,862.35	6.5000	0.5175	5.9825	360	353	113
111	666,438.37	6.6250	0.5175	6.1075	360	353	113
112	703,504.05	6.7500	0.5175	6.2325	360	353	113
113	1,038,654.40	6.8750	0.5175	6.3575	360	353	113
114	924,757.37	7.0000	0.5175	6.4825	360	353	113
115	724,471.62	7.1250	0.5175	6.6075	360	353	113
116	292,943.35	7.2500	0.5175	6.7325	360	353	113
117	372,000.00	7.5000	0.5175	6.9825	360	353	113
118	535,203.84	8.0000	0.5175	7.4825	360	353	113
119	99,440.00	5.7500	0.5175	5.2325	360	354	114
120	275,234.33	5.8750	0.5175	5.3575	360	354	114
121	150,000.00	6.0000	0.5175	5.4825	360	354	114
122	339,150.00	6.1250	0.5175	5.6075	360	354	114
123	413,800.00	6.2500	0.5175	5.7325	360	354	114
124	1,000,337.31	6.3750	0.5175	5.8575	360	354	114
125	497,040.00	6.5000	0.5175	5.9825	360	354	114
126	544,576.18	6.6250	0.5175	6.1075	360	354	114
127	954,799.95	6.7500	0.5175	6.2325	360	354	114
128	2,570,609.42	6.8750	0.5175	6.3575	360	354	114
129	900,999.05	7.0000	0.5175	6.4825	360	354	114
130	453,747.99	7.2500	0.5175	6.7325	360	354	114
131	446,035.00	7.3750	0.5175	6.8575	360	354	114
132	1,114,367.39	7.5000	0.5175	6.9825	360	354	114
133	425,559.59	7.6250	0.5175	7.1075	360	354	114
134	270,229.00	7.7500	0.5175	7.2325	360	354	114
135	589,120.00	7.8750	0.5175	7.3575	360	354	114
136	419,300.00	8.1250	0.5175	7.6075	360	354	114
137	292,778.44	6.1250	0.5175	5.6075	360	355	115
138	787,500.00	6.2500	0.5175	5.7325	360	355	115
139	1,734,302.17	6.3750	0.5175	5.8575	360	355	115
140	752,000.00	6.5000	0.5175	5.9825	360	355	115
141	719,296.81	6.6250	0.5175	6.1075	360	355	115
142	2,073,341.94	6.7500	0.5175	6.2325	360	355	115
143	3,167,601.84	6.8750	0.5175	6.3575	360	355	115
144	855,417.81	7.0000	0.5175	6.4825	360	355	115
145	630,785.47	7.1250	0.5175	6.6075	360	355	115
146	2,065,949.36	7.2500	0.5175	6.7325	360	355	115
147	1,146,726.00	7.3750	0.5175	6.8575	360	355	115
148	2,213,019.86	7.5000	0.5175	6.9825	360	355	115
149	2,068,632.14	7.6250	0.5175	7.1075	360	355	115
150	1,488,370.00	7.7500	0.5175	7.2325	360	355	115
151	890,335.00	7.8750	0.5175	7.3575	360	355	115
152	884,859.32	8.0000	0.5175	7.4825	360	355	115
153	345,000.00	8.1250	0.5175	7.6075	360	355	115
154	371,525.00	8.2500	0.5175	7.7325	360	355	115
155	617,899.94	8.3750	0.5175	7.8575	360	355	115
156	199,248.85	5.5000	0.5175	4.9825	360	355	115
157	193,997.10	6.0000	0.5175	5.4825	360	356	116
158	119,864.39	6.1250	0.5175	5.6075	360	356	116
159	84,000.00	6.2500	0.5175	5.7325	360	356	116
160	841,119.89	6.3750	0.5175	5.8575	360	356	116
161	1,643,389.00	6.5000	0.5175	5.9825	360	356	116
162	3,124,450.00	6.6250	0.5175	6.1075	360	356	116
163	4,283,589.89	6.7500	0.5175	6.2325	360	356	116
164	7,710,111.43	6.8750	0.5175	6.3575	360	356	116
165	3,394,232.79	7.0000	0.5175	6.4825	360	356	116
166	4,078,396.72	7.1250	0.5175	6.6075	360	356	116
167	5,567,287.91	7.2500	0.5175	6.7325	360	356	116
168	4,092,715.07	7.3750	0.5175	6.8575	360	356	116
169	5,335,641.31	7.5000	0.5175	6.9825	360	356	116
170	4,780,929.97	7.6250	0.5175	7.1075	360	356	116
171	1,640,818.00	7.7500	0.5175	7.2325	360	356	116
172	3,813,588.33	7.8750	0.5175	7.3575	360	356	116
173	424,240.00	8.0000	0.5175	7.4825	360	356	116
174	1,240,250.00	8.1250	0.5175	7.6075	360	356	116
175	592,700.00	8.2500	0.5175	7.7325	360	356	116
176	705,536.23	8.3750	0.5175	7.8575	360	356	116
177	316,582.02	6.0000	0.5175	5.4825	360	357	117
178	152,000.00	6.1250	0.5175	5.6075	360	357	117
179	878,688.52	6.2500	0.5175	5.7325	360	357	117
180	3,190,834.00	6.3750	0.5175	5.8575	360	357	117
181	2,563,920.00	6.5000	0.5175	5.9825	360	357	117
182	5,941,901.07	6.6250	0.5175	6.1075	360	357	117
183	8,596,611.00	6.7500	0.5175	6.2325	360	357	117
184	14,607,857.94	6.8750	0.5175	6.3575	360	357	117
185	11,245,350.53	7.0000	0.5175	6.4825	360	357	117
186	12,876,963.74	7.1250	0.5175	6.6075	360	357	117
187	16,302,128.27	7.2500	0.5175	6.7325	360	357	117
188	9,338,849.35	7.3750	0.5175	6.8575	360	357	117
189	15,590,739.12	7.5000	0.5175	6.9825	360	357	117
190	9,061,635.28	7.6250	0.5175	7.1075	360	357	117
191	8,963,709.00	7.7500	0.5175	7.2325	360	357	117
192	4,984,911.61	7.8750	0.5175	7.3575	360	357	117
193	2,949,010.00	8.0000	0.5175	7.4825	360	357	117
194	577,420.00	8.1250	0.5175	7.6075	360	357	117
195	1,608,870.00	8.2500	0.5175	7.7325	360	357	117
196	304,800.00	8.3750	0.5175	7.8575	360	357	117
197	205,600.00	6.2500	0.5175	5.7325	360	358	118
198	406,400.00	6.3750	0.5175	5.8575	360	358	118
199	1,103,463.00	6.5000	0.5175	5.9825	360	358	118
200	1,124,940.00	6.6250	0.5175	6.1075	360	358	118
201	4,713,172.00	6.7500	0.5175	6.2325	360	358	118
202	6,180,736.00	6.8750	0.5175	6.3575	360	358	118
203	4,877,695.00	7.0000	0.5175	6.4825	360	358	118
204	4,825,447.00	7.1250	0.5175	6.6075	360	358	118
205	8,367,695.00	7.2500	0.5175	6.7325	360	358	118
206	6,103,785.00	7.3750	0.5175	6.8575	360	358	118
207	5,603,267.00	7.5000	0.5175	6.9825	360	358	118
208	2,959,085.00	7.6250	0.5175	7.1075	360	358	118
209	2,140,100.00	7.7500	0.5175	7.2325	360	358	118
210	1,025,381.00	7.8750	0.5175	7.3575	360	358	118
211	851,220.00	8.0000	0.5175	7.4825	360	358	118
212	351,500.00	8.1250	0.5175	7.6075	360	358	118
213	450,600.00	8.2500	0.5175	7.7325	360	358	118
214	176,800.00	8.3750	0.5175	7.8575	360	358	118

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class I-A-1 Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100
May 25, 2007	100	100	100	100	100
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	87
May 25, 2010	100	100	100	99	30
May 25, 2011	100	100	100	52	0
May 25, 2012	99	95	88	25	0
May 25, 2013	99	88	74	9	0
May 25, 2014	98	79	56	2	0
May 25, 2015	97	68	42	0	0
May 25, 2016	95	57	32	0	0
May 25, 2017	92	45	24	0	0
May 25, 2018	88	35	18	0	0
May 25, 2019	84	25	13	0	0
May 25, 2020	80	17	9	0	0
May 25, 2021	76	10	5	0	0
May 25, 2022	71	3	3	0	0
May 25, 2023	66	0	1	0	0
May 25, 2024	60	0	0	0	0
May 25, 2025	55	0	0	0	0
May 25, 2026	48	0	0	0	0
May 25, 2027	42	0	0	0	0
May 25, 2028	35	0	0	0	0
May 25, 2029	27	0	0	0	0
May 25, 2030	19	0	0	0	0
May 25, 2031	11	0	0	0	0
May 25, 2032	2	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	18.96	10.73	9.16	5.37	3.69

_______________

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class I-A-2 Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100
May 25, 2007	100	90	65	41	15
May 25, 2008	100	80	34	0	0
May 25, 2009	100	72	12	0	0
May 25, 2010	100	66	0	0	0
May 25, 2011	100	63	0	0	0
May 25, 2012	100	62	0	0	0
May 25, 2013	100	50	0	0	0
May 25, 2014	100	42	0	0	0
May 25, 2015	100	36	0	0	0
May 25, 2016	100	32	0	0	0
May 25, 2017	100	27	0	0	0
May 25, 2018	100	24	0	0	0
May 25, 2019	100	20	0	0	0
May 25, 2020	100	17	0	0	0
May 25, 2021	100	15	0	0	0
May 25, 2022	99	12	0	0	0
May 25, 2023	99	9	0	0	0
May 25, 2024	99	5	0	0	0
May 25, 2025	99	1	0	0	0
May 25, 2026	99	0	0	0	0
May 25, 2027	99	0	0	0	0
May 25, 2028	97	0	0	0	0
May 25, 2029	87	0	0	0	0
May 25, 2030	76	0	0	0	0
May 25, 2031	64	0	0	0	0
May 25, 2032	51	0	0	0	0
May 25, 2033	34	0	0	0	0
May 25, 2034	15	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	25.69	7.76	1.63	0.90	0.64

_______________

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class I-A-3 Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100
May 25, 2007	99	83	83	83	83
May 25, 2008	98	65	65	58	20
May 25, 2009	97	48	48	11	0
May 25, 2010	96	31	29	0	0
May 25, 2011	94	14	3	0	0
May 25, 2012	93	0	0	0	0
May 25, 2013	92	0	0	0	0
May 25, 2014	91	0	0	0	0
May 25, 2015	90	0	0	0	0
May 25, 2016	87	0	0	0	0
May 25, 2017	82	0	0	0	0
May 25, 2018	77	0	0	0	0
May 25, 2019	71	0	0	0	0
May 25, 2020	65	0	0	0	0
May 25, 2021	58	0	0	0	0
May 25, 2022	51	0	0	0	0
May 25, 2023	44	0	0	0	0
May 25, 2024	36	0	0	0	0
May 25, 2025	27	0	0	0	0
May 25, 2026	18	0	0	0	0
May 25, 2027	8	0	0	0	0
May 25, 2028	0	0	0	0	0
May 25, 2029	0	0	0	0	0
May 25, 2030	0	0	0	0	0
May 25, 2031	0	0	0	0	0
May 25, 2032	0	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	15.28	2.93	2.80	2.02	1.52

_______________

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class I-A-4 Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100
May 25, 2007	100	100	100	100	100
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	0
May 25, 2010	100	100	100	0	0
May 25, 2011	100	100	100	0	0
May 25, 2012	100	100	55	0	0
May 25, 2013	100	100	21	0	0
May 25, 2014	100	100	14	0	0
May 25, 2015	100	100	14	0	0
May 25, 2016	100	100	13	0	0
May 25, 2017	100	100	13	0	0
May 25, 2018	100	100	13	0	0
May 25, 2019	100	100	12	0	0
May 25, 2020	100	100	12	0	0
May 25, 2021	100	100	12	0	0
May 25, 2022	100	100	12	0	0
May 25, 2023	100	100	12	0	0
May 25, 2024	100	100	11	0	0
May 25, 2025	100	100	8	0	0
May 25, 2026	100	88	6	0	0
May 25, 2027	100	73	5	0	0
May 25, 2028	100	60	3	0	0
May 25, 2029	100	48	2	0	0
May 25, 2030	100	38	2	0	0
May 25, 2031	100	29	1	0	0
May 25, 2032	100	21	1	0	0
May 25, 2033	100	14	*	0	0
May 25, 2034	100	8	*	0	0
May 25, 2035	71	3	*	0	0
May 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	29.23	23.37	7.98	3.65	2.61

_______________

*Indicates a number that is greater than zero but less than 0.5%.

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class II-A Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100
May 25, 2007	100	90	81	72	62
May 25, 2008	99	80	63	47	33
May 25, 2009	99	71	48	30	16
May 25, 2010	99	63	36	18	6
May 25, 2011	98	55	27	9	0
May 25, 2012	98	49	20	5	0
May 25, 2013	98	43	15	2	0
May 25, 2014	97	38	11	*	0
May 25, 2015	97	34	9	0	0
May 25, 2016	96	30	7	0	0
May 25, 2017	94	27	5	0	0
May 25, 2018	91	23	4	0	0
May 25, 2019	88	20	3	0	0
May 25, 2020	86	18	3	0	0
May 25, 2021	83	15	2	0	0
May 25, 2022	79	13	2	0	0
May 25, 2023	76	12	1	0	0
May 25, 2024	72	10	1	0	0
May 25, 2025	68	8	1	0	0
May 25, 2026	63	7	*	0	0
May 25, 2027	59	6	*	0	0
May 25, 2028	54	5	*	0	0
May 25, 2029	48	4	*	0	0
May 25, 2030	43	3	*	0	0
May 25, 2031	36	2	*	0	0
May 25, 2032	30	2	*	0	0
May 25, 2033	22	1	*	0	0
May 25, 2034	15	1	*	0	0
May 25, 2035	6	*	*	0	0
May 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	21.46	7.85	3.92	2.34	1.68

_______________

*Indicates a number that is greater than zero but less than 0.5%.

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class III-A Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100
May 25, 2007	100	90	81	72	62
May 25, 2008	99	80	63	47	33
May 25, 2009	99	71	48	30	16
May 25, 2010	99	63	36	18	6
May 25, 2011	99	55	27	10	0
May 25, 2012	98	49	20	5	0
May 25, 2013	98	43	15	2	0
May 25, 2014	97	38	11	*	0
May 25, 2015	97	34	9	0	0
May 25, 2016	96	30	7	0	0
May 25, 2017	94	27	5	0	0
May 25, 2018	91	24	4	0	0
May 25, 2019	89	21	3	0	0
May 25, 2020	86	18	3	0	0
May 25, 2021	83	16	2	0	0
May 25, 2022	80	14	2	0	0
May 25, 2023	77	12	1	0	0
May 25, 2024	73	10	1	0	0
May 25, 2025	69	8	1	0	0
May 25, 2026	65	7	1	0	0
May 25, 2027	60	6	*	0	0
May 25, 2028	55	5	*	0	0
May 25, 2029	50	4	*	0	0
May 25, 2030	44	3	*	0	0
May 25, 2031	37	2	*	0	0
May 25, 2032	31	2	*	0	0
May 25, 2033	23	1	*	0	0
May 25, 2034	15	1	*	0	0
May 25, 2035	7	*	*	0	0
May 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	21.63	7.87	3.93	2.34	1.68

_______________

*Indicates a number that is greater than zero but less than 0.5%.

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class B-1 Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100
May 25, 2007	100	100	100	100	100
May 25, 2008	99	99	99	99	99
May 25, 2009	99	99	99	99	99
May 25, 2010	99	99	99	99	99
May 25, 2011	98	98	98	98	92
May 25, 2012	98	95	92	88	55
May 25, 2013	97	91	84	76	33
May 25, 2014	97	85	73	61	20
May 25, 2015	97	77	61	45	12
May 25, 2016	96	69	48	31	7
May 25, 2017	93	61	37	21	4
May 25, 2018	91	53	29	15	2
May 25, 2019	88	46	23	10	1
May 25, 2020	85	40	18	7	1
May 25, 2021	82	35	14	5	*
May 25, 2022	79	30	10	3	*
May 25, 2023	75	26	8	2	*
May 25, 2024	72	22	6	1	*
May 25, 2025	68	19	5	1	*
May 25, 2026	63	16	3	1	*
May 25, 2027	59	13	3	*	*
May 25, 2028	54	11	2	*	*
May 25, 2029	48	9	1	*	*
May 25, 2030	42	7	1	*	*
May 25, 2031	36	5	1	*	*
May 25, 2032	29	4	*	*	*
May 25, 2033	22	3	*	*	*
May 25, 2034	15	2	*	*	*
May 25, 2035	6	1	*	*	*
May 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	21.40	13.67	10.64	9.15	6.76

_______________

*Indicates a number that is greater than zero but less than 0.5%.

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class B-2 and Class B-3 Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100
May 25, 2007	100	100	100	100	100
May 25, 2008	99	99	99	99	99
May 25, 2009	99	99	99	99	99
May 25, 2010	99	99	99	99	99
May 25, 2011	98	98	98	98	92
May 25, 2012	98	95	92	88	55
May 25, 2013	98	91	84	76	33
May 25, 2014	97	85	73	61	20
May 25, 2015	97	77	61	45	12
May 25, 2016	96	69	48	31	7
May 25, 2017	93	61	37	21	4
May 25, 2018	91	53	29	15	2
May 25, 2019	88	46	23	10	1
May 25, 2020	85	40	18	7	1
May 25, 2021	82	35	14	5	*
May 25, 2022	79	30	10	3	*
May 25, 2023	76	26	8	2	*
May 25, 2024	72	22	6	1	*
May 25, 2025	68	19	5	1	*
May 25, 2026	63	16	3	1	*
May 25, 2027	59	13	3	*	*
May 25, 2028	54	11	2	*	*
May 25, 2029	48	9	1	*	*
May 25, 2030	42	7	1	*	*
May 25, 2031	36	5	1	*	*
May 25, 2032	29	4	*	*	*
May 25, 2033	22	3	*	*	*
May 25, 2034	15	2	*	*	*
May 25, 2035	6	1	*	*	*
May 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	21.42	13.67	10.64	9.15	6.76

_______________

*Indicates a number that is greater than zero but less than 0.5%.

(1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class A-R Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100
May 25, 2007	0	0	0	0	0
May 25, 2008	0	0	0	0	0
May 25, 2009	0	0	0	0	0
May 25, 2010	0	0	0	0	0
May 25, 2011	0	0	0	0	0
May 25, 2012	0	0	0	0	0
May 25, 2013	0	0	0	0	0
May 25, 2014	0	0	0	0	0
May 25, 2015	0	0	0	0	0
May 25, 2016	0	0	0	0	0
May 25, 2017	0	0	0	0	0
May 25, 2018	0	0	0	0	0
May 25, 2019	0	0	0	0	0
May 25, 2020	0	0	0	0	0
May 25, 2021	0	0	0	0	0
May 25, 2022	0	0	0	0	0
May 25, 2023	0	0	0	0	0
May 25, 2024	0	0	0	0	0
May 25, 2025	0	0	0	0	0
May 25, 2026	0	0	0	0	0
May 25, 2027	0	0	0	0	0
May 25, 2028	0	0	0	0	0
May 25, 2029	0	0	0	0	0
May 25, 2030	0	0	0	0	0
May 25, 2031	0	0	0	0	0
May 25, 2032	0	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	0.07	0.07	0.07	0.07	0.07

_______________

 (1)

The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of Offered Certificates.

Principal Only Certificate Yield Considerations

The Class PO Certificates will be “principal only” certificates, will not bear interest and will be offered at a substantial discount to their original principal amounts. Rates of principal payments (including prepayments) will have a material negative effect on the yield to investors in the Class PO Certificates.

The significance of the effects of prepayments on the Class PO Certificates are illustrated in the following table entitled “Sensitivity of the Class PO Certificates to Prepayments”, which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of such certificates under different constant percentages of Prepayment Assumption. The yields of such certificates set forth in the following table were calculated using the assumptions specified above under “Weighted Average Life.”

It is not likely that the related Discount Mortgage Loans will prepay at a constant rate until maturity or that all such mortgage loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the related Discount Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class PO Certificate and there can be no assurance that the pre-tax yield to an investor in the Class PO Certificates will correspond to any of the pre-tax yields shown in this free writing prospectus. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class PO Certificate.

Sensitivity of the Class PO Certificates to Prepayments

Pre-Tax Yield to Maturity of the Class PO Certificates at the

Following Prepayment Assumption

Assumed Purchase Price	0%	50%	100%	150%	200%
$1,076,715.43	2.00%	5.78%	11.18%	17.48%	24.65%

Yield Sensitivity of the LIBOR Certificates

The yields to investors on the LIBOR Certificates will be sensitive to fluctuations in the level of LIBOR.  The pass-through rate on the Class III-A Certificates will vary with LIBOR and the pass-through rate on the Class III-S Certificates will vary inversely with LIBOR. The pass-through rates on the LIBOR Certificates are subject to maximum and minimum pass-through rates, and are therefore limited despite changes in LIBOR in some circumstances. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Investors in the LIBOR Certificates should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

Investors in the Class III-S Certificates should consider (1) the risk that higher than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields, and (2) the fact that the pass-through rate on the Class III-S Certificates can fall as low as 0.00% (which would occur whenever LIBOR equals or exceeds 7.15%). Investors considering the purchase of Class III-S Certificates in the expectation that LIBOR will decline over time, thus increasing the Interest Rate on those Classes, should also consider the risk that if mortgage interest rates decline concurrently with LIBOR, the mortgage loans may experience rapid rates of prepayments; this may result in a rapid decline in the Notional Amount of the Class III-S Certificates.

To illustrate the significance of changes in the level of LIBOR and prepayments on the yields to maturity on the LIBOR Certificates, the following tables indicate the approximate pre-tax yields to maturity on a corporate bond equivalent basis under the different constant percentages of the Prepayment Assumption and varying levels of LIBOR indicated. Because the rate of distribution of principal on the certificates will be related to the actual amortization, including prepayments, of the related mortgage loans, which will include the related mortgage loans that have remaining terms to maturity shorter or longer than assumed and mortgage rates higher or lower than assumed, the pre-tax yields to maturity on the LIBOR Certificates are likely to differ from those shown in the following tables, even if all the mortgage loans prepay at constant percentages of the Prepayment Assumption and the level of LIBOR, the weighted average remaining term to maturity and the weighted average mortgage rate of the mortgage loans are as assumed. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios and different levels of LIBOR.

In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of the Prepayment Assumption until maturity, that all of the mortgage loans will prepay at the same rate, or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor’s expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

The tables below are based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans and the certificates, which may differ from their actual characteristics and performance, and assuming further that:

•

on each LIBOR rate adjustment date, LIBOR will be at the level shown;

•

the aggregate purchase prices of the Class III-A and Class III-S Certificates are approximately $122,295,572 and $4,923,259, respectively; and

•

the initial pass-through rates on the Class III-A and Class III-S Certificates are described under “Summary—Pass-Through Rates” of this free writing prospectus.

There can be no assurance that the mortgage loans will have the assumed characteristics, will prepay at any of the rates shown in the tables or at any other particular rate, that the pre-tax yields to maturity on the LIBOR Certificates will correspond to any of the pre-tax yields to maturity shown in this free writing prospectus, that the level of LIBOR will correspond to the levels shown in the table or that the aggregate purchase price of the LIBOR Certificates will be as assumed. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumption to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase a Class III-A Certificates or Class III-S Certificate.

Sensitivity of Pre-Tax Yield to Maturity of the
Class III-A Certificates to Prepayments and One-Month LIBOR

	Percentage of Prepayment Assumption
One-Month LIBOR	0%	50%	100%	150%	200%
4.08063%	4.47%	4.47%	4.47%	4.47%	4.47%
5.08063%	5.49%	5.49%	5.49%	5.49%	5.49%
6.08063%	6.52%	6.52%	6.52%	6.52%	6.52%
7.08063%	7.55%	7.55%	7.55%	7.55%	7.55%
7.15000% and above	7.62%	7.62%	7.62%	7.62%	7.62%

Sensitivity of Pre-Tax Yield to Maturity of the
Class III-S Certificates to Prepayments and One-Month LIBOR

	Percentage of Prepayment Assumption
One-Month LIBOR	0%	50%	100%	150%	200%
4.08063%	89.70%	75.55%	60.09%	42.48%	22.16%
5.08063%	57.26%	44.06%	29.30%	11.19%	(10.00)%
6.08063%	27.68%	15.47%	1.35%	(20.28)%	(44.06)%
7.08063%	(7.01)%	(17.35)%	(29.17)%	(73.13)%	***
7.15000% and above	***	***	***	***	***

_______________

***  Loss of entire investment.

Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the LIBOR Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price for those certificates. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the LIBOR Certificates, and thus do not reflect the return on any investment in the LIBOR Certificates when any reinvestment rates other than the discount rates are considered.

Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the LIBOR Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the indicated constant percentages of the Prepayment Assumption over any given time period or over the entire life of the certificates.

There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on either the Class III-A or Class III-S Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

In addition, the yield to maturity on the LIBOR Certificates  will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the related mortgage loans, which rates may fluctuate significantly over time. Investors in the LIBOR Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

Yield Sensitivity of the Class X Certificates

The yield to maturity on the Class X Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans in the trust with a net mortgage rate greater than or equal to 7.50% per annum, which rate may fluctuate significantly over time, because the Notional Amount of the Class X Certificates is equal to the aggregate Scheduled Principal Balance of the mortgage loans in the trust with net mortgage rates greater than 7.50% per annum. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on such mortgage loans could result in the failure of such investors to fully recover their investments.

The following table indicates the sensitivity of the pre-tax yield to maturity on the Class X Certificates to various constant rates of prepayment on the related mortgage loans by projecting the monthly aggregate payments on the related Offered Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions including the assumptions regarding the characteristics and performance of such mortgage loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase prices set forth below. Any differences between such assumptions and the actual characteristics and performance of the related mortgage loans and of such related Offered Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

Pre-Tax Yield to Maturity of the Class X Certificates at the

Following Prepayment Assumption

Assumed Purchase Price	0%	50%	100%	150%	200%
$132,960.63	29.29%	18.21%	6.51%	(5.93)%	(19.26)%

Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates, and thus do not reflect the return on any investment in the Class X Certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the related mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturities on the Class X Certificates are likely to differ from those shown in the table above, even if the Prepayment Assumption equals the percentages of Prepayment Assumption indicated in the table above over any given time period or over the entire life of the Class X Certificates.

There can be no assurance that the related mortgage loans will prepay at any particular rate or that the yield on the Interest Only Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and related mortgage rates of the related mortgage loans could produce slower or faster principal distributions than indicated in the preceding table at the various percentages of the Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average mortgage rate of the related mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans could result in the failure of such investors to fully recover their investments.

For additional considerations relating to the yield on the Offered Certificates, see “Yield and Prepayment Considerations” in the Prospectus.

Yield Sensitivity of the Subordinate Certificates

If the Certificate Principal Balances of the Class B-6, Class B-5, Class B-4, Class B-3 and Class B-2 Certificates have been reduced to zero, the yield to maturity on the Class B-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-1 Certificates. If the Certificate Principal Balances of the Class B-6, Class B-5, Class B-4 and Class B-3 Certificates have been reduced to zero, the yield to maturity on the Class B-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-2 Certificates. If the Certificate Principal Balances of the Class B-6, Class B-5 and Class B-4 Certificates have been reduced to zero, the yield to maturity on the Class B-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-3 Certificates. The initial undivided interest in the portion of the trust (represented by the mortgage loans) evidenced by the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in the aggregate, is approximately 9.10%. The initial undivided interest in the portion of the trust (represented by the mortgage loans) evidenced by the Class B-4, Class B-5 and Class B-6 Certificates, in the aggregate, is approximately 2.65%

Investors in the Subordinate Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments.

For additional considerations relating to the yield on the Subordinate Certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Additional Yield Considerations Applicable Solely to the Residual Certificates

Residual Certificateholders’ after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates during the early years of the REMICs’ terms that substantially exceed any distributions payable thereon during or prior to any such period. In addition, holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the related mortgage pool.

Holders of Residual Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to these holders in connection with the transfer of the Residual Certificates on after-tax rates of return on the Residual Certificates. See “Federal Income Tax Consequences” in this free writing prospectus and in the prospectus.

Additional Information

The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the mortgage loans from the seller. The mortgage loans will be acquired by the depositor from the seller in a privately negotiated transaction.

FEDERAL INCOME TAX CONSEQUENCES

General

Elections will be made to treat the trust fund as multiple REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, McKee Nelson LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust fund will consist of multiple REMICs, and each REMIC elected by the trust fund will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”).

For federal income tax purposes, (i) the Class A-R Certificates will represent the sole class of “residual interests” in each REMIC elected by the trust, and (ii) the Regular Certificates will represent the “regular interests” in, and generally will be treated as debt instruments of, a REMIC. See “Federal Income Tax Consequences—REMIC—Classification of REMICs” in the prospectus.

For federal income tax reporting purposes, it is anticipated that the Interest Only Certificates and the Principal Only Certificates will, and certain other classes of Offered Certificates may, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at 100% of the Prepayment Assumption. No representation is made that the related mortgage loans will prepay at that rate or at any other rate. See “Federal Income Tax Consequences—REMICs— Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any such REMIC, such tax will be borne (1) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement, (2) by the Securities Administrator, if the Securities Administrator has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement and (3) otherwise by the trust fund, with a resulting reduction in amounts otherwise distributable to holders of the Offered Certificates. See “Federal Income Tax Consequences—REMICs— Prohibited Transactions and Contributions Tax” in the prospectus.

Special Tax Considerations Applicable to Residual Certificates

The IRS has issued REMIC regulations under the provisions of the Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement includes provisions regarding the transfer of Residual Certificates, including:

•

the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee;

•

is not a disqualified organization;

•

is not acquiring the Residual Certificate on behalf of a disqualified organization; and

•

will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate; and

•

a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void.

In addition, under the pooling and servicing agreement, the Residual Certificates may not be transferred to non-United States persons.

The REMIC regulations also provide that a transfer to a United States person of “noneconomic” residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of “noneconomic” residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless “no significant purpose of the transfer was to impede the assessment or collection of tax.” Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations, and accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of each related REMIC that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the respective REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the related REMICs’ terms as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the related REMICs’ earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the “wash sale” rules of Section 1091 of the Code, may cause the Residual Certificateholders’ after-tax rate of return to be zero or negative even if the Residual Certificateholders’ pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders’ resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee’s fees and other administrative expenses properly allocable to the related REMICs in computing the holder’s regular tax liability and will not be able to deduct those fees or expenses allocable to the related REMICs to any extent in computing the holder’s alternative minimum tax liability. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” in the prospectus.

Potential investors in Residual Certificates should also be aware that under the terms of the pooling and servicing agreement, the holders of the largest percentage interest in the Residual Certificates shall, by their acceptance of such certificates, agree to irrevocably appoint the Securities Administrator as their agent to perform all of the duties of the tax matters person for each REMIC.

Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of their investment in the Residual Certificates.

For further information regarding the federal income tax consequences of investing in the Residual Certificates, see “Yield on the Certificates—Additional Yield Considerations Applicable Solely to the Residual Certificates” in this free writing prospectus and “Federal Income Tax Consequences— REMICs—Taxation of Owners of REMIC Residual Certificates” in the prospectus.

STATE AND OTHER TAXES

None of the depositor, the master servicer, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the federal tax laws or the tax laws of any state or other jurisdiction. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Offered Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%); provided that, the certificates issued are rated at least “BBB-”, as more fully described in “ERISA Considerations” in the prospectus.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements,

(f)

in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

(g)

such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

(h)

a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

(i)

immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the underwriters, the trustee, the master servicer, the servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the “Restricted Group”). It is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

It is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates, other than a Class A-R Certificate (“ERISA-Eligible Certificates”), by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an ERISA-Eligible Certificate must make its own determination that the conditions described above will be satisfied for such certificate.

The rating of a security may change.  If a class of ERISA-Eligible Certificates is no longer rated at least BBB- or Baa3, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the ERISA-Eligible  Certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, such Offered Certificates rated below investment grade (collectively, “ERISA-Restricted Offered Certificates”) may not be acquired by a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer, unless the purchaser is an insurance company which is purchasing the ERISA-Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60. and that the purchase and holding of the ERISA-Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60.

A Plan or entity using Plan assets may only invest in a Class A-R Certificate if it provides an opinion of counsel required by the pooling and servicing agreement.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL MATTERS

Certain legal matters relating to the certificates will be passed upon for the depositor, the issuer and the underwriters by McKee Nelson LLP, Washington, D.C. and for the sponsor, the servicer and the seller by Hunton & Williams LLP, Richmond, Virginia.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the sponsor, depositor, the trustee, the issuing entity, the originator, the master servicer, the securities administrator, the servicer or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The issuing entity, Bear, Stearns & Co. Inc. and the depositor are affiliated parties. The sponsor, the originator, the servicer, the custodian and SunTrust Capital Markets, Inc. are all affiliated parties. There are no affiliations between the depositor and any of the trustee or the originator and there are no affiliations between the issuing entity and any of the trustee or the originator. There are no affiliations among the master servicer, the trustee or the originator. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or, except as disclosed herein, that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates be assigned at least the ratings designated below by Moody’s and Fitch.

Ratings
Class	Moody’s	Fitch
I-A-1	Aaa	AAA
I-A-2	Aaa	AAA
I-A-3	Aaa	AAA
I-A-4	Aaa	AAA
II-A	Aaa	AAA
III-A	Aaa	AAA
III-S	Aaa	AAA
X	Aaa	AAA
PO	Aaa	AAA
B-1	Aa2	AA
B-2	A2	A
B-3	Baa2	BBB
A-R	Aaa	AAA

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments. In addition, the ratings of the Interest Only Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investment.

The depositor has not requested ratings of the Offered Certificates by any rating agency other than Moody’s and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The Senior Certificates and the B-1 Certificates will constitute “mortgage related securities” for purposes of Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330.  Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing of the Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed with the Commission will be posted on the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission.  The address of the website is: www.ctslink.com.

REPORTS TO CERTIFICATEHOLDERS

1.

So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

2.

Periodic distribution reports will be posted on the security administrator’s website referenced above under “Available Information” as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, unless available on the securities administrator’s website, will be provided to registered holders of the related securities upon request free of charge.  See “Servicing of the Mortgage Loans — Evidence as to Compliance” and “Description of the Certificates — Reports to Certificateholders.”

GLOSSARY

AB Servicing Criteria — The minimum servicing criteria established in Item 1122(d) of Regulation AB.

Accrued Certificate Interest — With respect to the certificates (other than the Class PO Certificates) of any class on any distribution date, is equal to the amount of interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the Certificate Principal Balance or Notional Amount of such certificate immediately prior to such distribution date, less (1) in the case of a Senior Certificate, such certificate’s share of (a) Prepayment Interest Shortfalls on the related mortgage loans, to the extent not covered by Compensating Interest paid by the servicer or the master servicer, (b) interest shortfalls on the related mortgage loans resulting from the application of the Relief Act or similar state law and (c) after the Credit Support Depletion Date the interest portion of any Realized Losses on the related mortgage loans and (2) in the case of a Subordinate Certificate, such certificate’s share of (a) Prepayment Interest Shortfalls on the related mortgage loans, to the extent not covered by Compensating Interest paid by the servicer or the master servicer, (b) interest shortfalls on the related mortgage loans resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the related mortgage loans. Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act or similar state law will be allocated among the certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance or Notional Amount of such certificate has been reduced to zero.

Adjustment Amount — For each anniversary of the Cut-off Date, the amount, if any, by which the Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (A) an amount calculated by the seller and approved by the related Rating Agencies, which amount shall not be less than $500,000, and (B) the greatest of (x) 1.0% of the outstanding principal balance of all mortgage loans on the distribution date immediately preceding such anniversary, (y) three times the outstanding principal balance of the mortgage loan which has the largest outstanding principal balance on the distribution date immediately preceding such anniversary and (z) the highest percentage of mortgage loans by principal balance secured by mortgaged properties in any California zip code.

Allocable Share — With respect to any class of Subordinate Certificates on any distribution date will generally equal such class’s pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the sum of each of the components of the definition of Subordinate Optimal Principal Amount for each subgroup; provided, that except as described in the succeeding sentence, no class of Subordinate Certificates (other than the class of Subordinate Certificates outstanding with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. If on any distribution date the Certificate Principal Balance of any class of Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount, to the extent of such class’s remaining Allocable Share, shall be distributed to the remaining classes of Subordinate Certificates in reduction of their respective Certificate Principal Balances, sequentially, in the order of their numerical class designations.

Bankruptcy Coverage Termination Date — The distribution date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Credit Support Depletion Date, if earlier).

Bankruptcy Loss Amount — On each Distribution Date, approximately $150,000 subject to reduction as described in the pooling and servicing agreement, minus the aggregate amount of previous Bankruptcy Losses with respect to the mortgage loans.

Bankruptcy Loss — Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Certificate Principal Balance — With respect to any certificates (other than the Interest Only Certificates) as of any distribution date will equal such certificate’s initial principal amount on the closing date, as reduced by (1) all amounts allocable to principal previously distributed with respect to such certificate, (2) the principal portion of all Realized Losses previously allocated to such certificate (taking into account the applicable Loss Allocation Limit), and (3) solely in the case of a Subordinate Certificate, such certificate’s pro rata share, if any, of the Subordinate Certificate Writedown Amount for previous distribution dates; provided that, the Certificate Principal Balance of any class of Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the related mortgage loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate.

Certificate Registrar — The Securities Administrator.

Class A Certificates — The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class II-A and Class III-A Certificates.

Class I-A-1 Lock Percentage — For any distribution date, a fraction, the numerator of which is the sum of (i) the Certificate Principal Balance of the Class I-A-1 Certificates immediately prior to that distribution date and (ii) $6,369,000 and the denominator of which is the aggregate Certificate Principal Balance of the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates immediately prior to that distribution date.

Class I-A-1 Recovered Principal — With respect to any distribution date, the product of (i) the Class I-A-1 Lock Percentage, (ii)  the aggregate of the collections described in clauses “(4)” and “(5)” of the definition of Subgroup Senior Principal Distribution Amount for such distribution date (without the application of the Subgroup Senior Percentage) and (iii) the Shift Percentage for such distribution date.

Class I-A-1 Scheduled Principal — With respect to any distribution date, the product of (i) the Class I-A-1 Lock Percentage multiplied by (ii)  the aggregate of the collections described in clause “(1)” of the definition of Subgroup Senior Principal Distribution Amount for such distribution date.

Class I-A-1 Voluntary Principal — With respect to any distribution date, the product of (i) the Class I-A-1 Lock Percentage, (ii)  the aggregate of the collections described in clauses “(2)” and “(3)” of the definition of Subgroup Senior Principal Distribution Amount for such distribution date (without the application of the Subgroup Senior Percentage) and (iii) the Shift Percentage for such distribution date.

Class III-S Notional Amount — For any distribution date will be equal to the Class Certificate Principal Balance of the Class III-A Certificates immediately preceding such distribution date. The initial Class III-S Notional Amount is equal to $122,203,400.

Class PO Certificate Cash Shortfall — The amount described in clause (E) under “Description of the Certificates—Distributions on the Certificates—Priority of Distributions” in this free writing prospectus.

Class PO Certificate Deferred Amount — As to each distribution date through the Credit Support Depletion Date, the aggregate of all amounts allocable on such dates to the Class PO Certificates in respect of the principal portion of Realized Losses in respect of Discount Mortgage Loans and the Class PO Certificate Cash Shortfall, and all amounts previously allocated in respect of such losses and such shortfalls to the Class PO Certificates and not distributed on prior distribution dates.

Class PO Certificate Principal Distribution Amount — The Class PO Certificates shall be entitled to distributions from the mortgage pool. With respect to each distribution date, the Class PO Certificate Principal Distribution Amount will be an amount equal to the sum of:

(i) the related PO Percentage of all scheduled payments of principal due on each Discount Mortgage Loan on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(ii) the related PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

(iii) the related PO Percentage of all partial prepayments of principal of each Discount Mortgage Loan received during the applicable Prepayment Period;

(iv) the lesser of (a) the related PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal on each Discount Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Discount Mortgage Loan purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the related PO Percentage of the sum of (A) the Scheduled Principal Balance of each Discount Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in immediately following clause (B)) and (B) the Scheduled Principal Balance of each such mortgage loan in that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and

(v) the related PO Percentage of the sum of (a) the Scheduled Principal Balance of each Discount Mortgage Loan which was repurchased by the Seller in connection with such distribution date and (b) the difference, if any, between the Scheduled Principal Balance of a Discount Mortgage Loan that has been replaced by the Seller with a substitute Discount Mortgage Loan pursuant to the pooling and servicing agreement in connection with such distribution date and the Scheduled Principal Balance of such substitute Discount Mortgage Loan.

Class Prepayment Distribution Trigger — A test, which shall be satisfied for a class of Subordinate Certificates for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class of Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balances of all of the mortgage loans as of the related Due Date, equals or exceeds the related Original Fractional Interest.

Class X Notional Amount — With respect to any distribution date, an amount equal to the aggregate Scheduled Principal Balance of the mortgage loans with a Net Mortgage Rate greater than or equal to 7.50% per annum as of the Cut-off Date.  The initial Class X Notional Amount will be $17,326,810.

Compensating Interest — Any payments made by the master servicer and the servicer to cover Prepayment Interest Shortfalls.

Credit Support Depletion Date — The distribution date on which the Certificate Principal Balances of the Subordinate Certificates are reduced to zero.

Cut-Off Date — May 1, 2006.

Determination Date — With respect to any distribution date and the mortgage loans is the date specified in the pooling and servicing agreement.

Discount Mortgage Loan — With respect to the Class PO Certificates, any mortgage loan with a Net Mortgage Rate less than 6.00% per annum.

Due Date — With respect to each mortgage loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the pooling and servicing agreement.

Due Period — With respect to any distribution date, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

Excess Bankruptcy Loss — Any Bankruptcy Loss occurring after the Bankruptcy Coverage Termination Date.

 Excess Fraud Loss — Any Fraud Loss occurring after the related Fraud Coverage Termination Date.

Excess Loss — Any Excess Bankruptcy Loss, Excess Fraud Loss, Excess Special Hazard Loss or Extraordinary Loss.

Excess Special Hazard Loss — Any Special Hazard Loss occurring after the related Special Hazard Termination Date.

Extraordinary Loss — Any Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

Fraud Coverage Termination Date — The distribution date upon which the Fraud Loss Amount has been reduced to zero or a negative number (or the Credit Support Depletion Date, if earlier).

Fraud Loss Amount — Upon the initial issuance of the certificates and as of any distribution date prior to the first anniversary of the Cut-off Date, 3% of the aggregate Scheduled Principal Balances of the mortgage loans. As of any distribution date from the first and through the second anniversary of the Cut-off Date, (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2% of the aggregate outstanding principal balance of all mortgage loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limit since the most recent anniversary of the Cut-off Date. As of any distribution date from the second and through the fifth anniversary of the Cut-off Date, (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% of the aggregate outstanding principal balance of all mortgage loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limit since the most recent anniversary of the Cut-off Date. After the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

Fraud Loss — Any Realized Loss attributable to fraud in the origination of the related mortgage loan.

Group Subordinate Amount — With respect to any distribution date and any subgroup, an amount equal to the excess of the related Subgroup Balance (Non-PO Portion) for such subgroup over the aggregate Certificate Principal Balance of the related Subgroup Certificates immediately prior to such date.

Insurance Proceeds — Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

Interest Accrual Period — For each class of certificates (other than the LIBOR Certificates) and for any distribution date, the calendar month period preceding the month in which such distribution date occurs.  For each class of  LIBOR Certificates and for any distribution date, the period from and including the 25th day of the calendar month preceding the month in which such distribution date occurs (or, with respect to the first Interest Accrual Period for the LIBOR Certificates, the closing date) to and including the 24th day of the calendar month in which such distribution date occurs

Interest Only Certificates — The Class III-S and Class X Certificates.

LIBOR Certificates — The Class III-A and Class III-S Certificates.

Liquidated Mortgage Loan — Any defaulted mortgage loan as to which the servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Proceeds — Amounts received by the servicer in connection with the liquidation of a defaulted mortgage loan whether through trustee’s sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise and any Subsequent Recoveries.

Lockout Priority Amount — For any distribution date on or prior to the distribution date in May 2011, zero.  For any distribution date after the distribution date in May 2011, the lesser of (A) the sum of (i) the Class I-A-1 Scheduled Principal for such distribution date, (ii) the Class I-A-1 Voluntary Principal for such distribution date and (iii) the Class I-A-1 Recovered Principal for such distribution date and (B) the product of (x) the aggregate of the collections described in the definition of Subgroup Senior Principal Distribution Amount for Subgroup I for such distribution date multiplied by (y) 98.00%.

Loss Allocation Limit — The limitation described under “Description of the Certificates—Allocation of Losses; Subordination.”

Master Servicing Fee —The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to the Master Servicing Fee Rate, multiplied by the Scheduled Principal Balance of each mortgage loan as of the first day of the related Due Period.

Master Servicing Fee Rate — The Master Servicing Fee Rate for each Mortgage Loan will be 0.0175% per annum.

Monthly Advance — The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by the servicer and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments — For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Net Interest Shortfalls — Any Prepayment Interest Shortfalls net of Compensating Interest.

Net Liquidation Proceeds — Liquidation Proceeds net of unreimbursed advances by the servicer, Monthly Advances, expenses incurred by the servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the servicer under the pooling and servicing agreement.

Net Mortgage Rate — For any mortgage loan, the then applicable mortgage rate thereon less the Servicing Fee Rate and the Master Servicing Fee Rate.

Non-Offered Subordinate Certificates — The Class B-4, Class B-5 and Class B-6 Certificates.

Non-PO Percentage — With respect to any mortgage loan with a Net Mortgage Rate less than 6.00% per annum, a fraction, expressed as a percentage, (x) the numerator of which is equal to the related Net Mortgage Rate, and (y) the denominator of which is equal to 6.00% per annum. With respect to any other mortgage loan, 100%.

Notional Amount — The Class III-S Notional Amount or the Class X Notional Amount, as applicable.

Offered Certificates — The Class A Certificates, the Offered Subordinate Certificates and the Class III-S, Class X, Class PO and Class A-R Certificates.

Offered Subordinate Certificates — The Class B-1, Class B-2 and Class B-3 Certificates.

Original Fractional Interest — With respect to the Class B-1 Certificates, 6.37%; with respect to the Class B-2 Certificates, 4.26%; with respect to the Class B-3 Certificates, 2.66%; with respect to the Class B-4 Certificates, 1.30%; with respect to the Class B-5 Certificates, 0.65%; and with respect to the Class B-6 Certificates, 0.00%.

Original Subordinate Principal Balance — The aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date.

Outstanding Principal Balance — With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

Paying Agent — The Securities Administrator.

PO Percentage — With respect to any Discount Mortgage Loan will be equal to 100% minus the Non-PO Percentage for such mortgage loan.

Pool Distribution Amount — With respect to any distribution date, an amount determined by reference to amounts received in connection with the mortgage loans, less certain reimbursable advances, expenses and indemnity payments,  generally equal to the sum of:

(a)

   all scheduled installments of interest (at the Net Mortgage Rate) and principal due on the mortgage loans on the Due Date in the calendar month in which such distribution date occurs and received prior to the related determination date, together with any Monthly Advances in respect thereof or any Compensating  Interest allocable to the mortgage loans;

(b)

all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the servicer’s normal servicing procedures and Liquidation Proceeds, during the calendar month preceding the month of such distribution date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Monthly Advances, if any);

(c)

all partial or full prepayments received on the mortgage loans during the calendar month preceding the month of that distribution date (other than early prepayments of scheduled installments of principal and interest received during such period that are intended by the related mortgagor to be applied on subsequent due dates);

(d)

amounts received with respect to such distribution date as the substitution adjustment amount or purchase price in respect of any deleted mortgage loans or amounts received in connection with the optional termination of the trust by the servicer as of such distribution date, reduced by amounts in reimbursement for Monthly Advances previously made and other amounts as to which the servicer is entitled to be reimbursed pursuant to the pooling and servicing agreement; and

(e)

any amounts required to be paid by the sponsor to the trust during the prior calendar month with respect to the mortgage loans as a result of a breach of certain representations and warranties regarding compliance with predatory or abusive lending laws, net of any portion thereof used to reimburse any class of certificates that previously bore a loss as a result of such breach.

Prepayment Period — Such period as is provided in the pooling and servicing agreement.

Principal Only Certificates — The Class PO Certificates.

Principal Prepayment — Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Rating Agencies —Moody’s Investors Service, Inc., or Moody’s, and Fitch, Inc., or Fitch.

Realized Loss — With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property. In addition, to the extent the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of related certificates on any distribution date.

Record Date — For all of the certificates, other than the Class III-A and Class III-S  Certificates, and for any distribution date, the last business day of the month preceding the month in which such distribution date occurs. For the Class III-A and Class III-S Certificates, the business day preceding the applicable distribution date so long as such certificates remain in book-entry form; and otherwise, the record date shall be the last business day of the month preceding the month in which such distribution date occurs.

 Regular Certificates — All classes of Offered Certificates other than the Residual Certificates.

Regulation AB — Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as it may be amended from time to time, and subject to such clarification and interpretation as have been provided by the United States Securities and Exchange Commission (the “Commission”) in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REO Property — A mortgaged property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

Repurchase Price — With respect to any mortgage loan required to be repurchased, an amount equal to the sum of (1) 100% of the Outstanding Principal Balance of such mortgage loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase, (2) any unreimbursed Monthly Advances and servicing advances payable to the servicer of the mortgage loan or the master servicer and (3) any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws.

Repurchase Proceeds — The Repurchase Price in connection with any repurchase of a mortgage loan by the Seller and any cash deposit in connection with the substitution of a mortgage loan. See “Description of the Securities — Assignment of Trust Fund Assets” in the prospectus and “The Mortgage Pool — Assignment of the Mortgage Loans; Repurchase” in this free writing prospectus.

Residual Certificates — The Class A-R Certificates.

Scheduled Principal Balance — With respect to any mortgage loan and any distribution date (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

Senior Certificates — The Class A Certificates, the Class III-S, Class X, Class PO and Class A-R Certificates.

Servicing Fee — With respect to the servicer, at the servicing fee rate, as set forth under the heading “Servicing Compensation and Payment of Expenses” in this free writing prospectus, on the Scheduled Principal Balance of the mortgage loans serviced by the servicer as of the first day of the related Due Period.

Shift Percentage —  For any distribution date during the five years beginning on the first distribution date, 0%; and thereafter, for any distribution date occurring on or after the fifth anniversary of the first distribution date, as follows: for any distribution date in the first year thereafter, 30%; for any distribution date in the second year thereafter, 40%; for any distribution date in the third year thereafter, 60%; for any distribution date in the fourth year thereafter, 80%; and for any subsequent distribution date, 100%.

Special Hazard Loss — A Realized Loss attributable to damage or a direct physical loss suffered by a mortgaged property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the pooling and servicing agreement or any loss due to normal wear and tear or certain other causes.

Special Hazard Loss Amount — Upon the initial issuance of the certificates, approximately $5,000,040. As of any distribution date, the Special Hazard Loss Amount will equal the initial Special Hazard Loss Amount, minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limit and (ii) the Adjustment Amount.

Special Hazard Termination Date — The distribution date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Credit Support Depletion Date, if earlier).

Subgroup Balance (Non-PO Portion) — With respect to any subgroup and any distribution date, an amount equal to the sum of the product, for each related mortgage loan or portion thereof, as applicable, in such subgroup, of the Non-PO Percentage of such mortgage loan or portion thereof, as applicable, multiplied by its Scheduled Principal Balance on the due date in the month preceding the month of such distribution date.

Subgroup Certificates — Any of Subgroup I, Subgroup II and Subgroup III Certificates.

Subgroup I— All of the mortgage loans with a Net Mortgage Rate of less than or equal to 6.00% per annum plus the Subgroup I Fraction of the principal balance of any mortgage loan with a Net Mortgage Rate of greater than 6.00% per annum and less than 6.50% per annum.

Subgroup I Certificates — The Class A-R, Class I-A-1, Class I-A-2, Class 1-A-3 and Class I-A-4 Certificates.

Subgroup I Fraction — With respect to any mortgage loan with a Net Mortgage Rate of greater than 6.00% per annum and less than 6.50% per annum, a fraction, (x) the numerator of which is equal to 6.50% minus the Net Mortgage Rate of such mortgage loan, and (y) the denominator of which is equal to 0.50%.

Subgroup I Principal Distribution Amount — The Subgroup Senior Principal Distribution Amount with respect to Subgroup I.

Subgroup II — All of the mortgage loans with a Net Mortgage Rate of 6.50% per annum plus the Subgroup IIA Fraction of the principal balance of any mortgage loan with a Net Mortgage Rate of greater than 6.00% per annum and less than 6.50% per annum and the Subgroup IIB Fraction of the principal balance of any mortgage loan with a Net Mortgage Rate greater than 6.50% per annum and less than 7.50% per annum.

Subgroup II Certificates — The Class II-A Certificates.

Subgroup IIA Fraction — With respect to any mortgage loan with a Net Mortgage Rate of greater than 6.00% per annum and less than 6.50% per annum, a fraction, (x) the numerator of which is equal to Net Mortgage Rate minus 6.00% per annum of such mortgage loan, and (y) the denominator of which is equal to 0.50%.

Subgroup IIB Fraction — With respect to any mortgage loan with a Net Mortgage Rate of greater than 6.50% per annum and less than 7.50% per annum, a fraction, (x) the numerator of which is (1) equal to 7.50% per annum minus the Net Mortgage Rate of such mortgage loan, and (y) the denominator of which is equal to 1.00%.

Subgroup II Principal Distribution Amount — The Subgroup Senior Principal Distribution Amount with respect to Subgroup II.

Subgroup III — All of the mortgage loans with a Net Mortgage Rate of greater than or equal to 7.50% per annum, plus the Subgroup III Fraction of the principal balance of any mortgage loans with a Net Mortgage Rate greater than 6.50% per annum and less than 7.50% per annum.

Subgroup III Certificates — The Class III-A Certificates.

Subgroup III Fraction — With respect to any mortgage loan with a Net Mortgage Rate of greater than 6.50% per annum and less than 7.50% per annum, a fraction, (x) the numerator of which is equal to the Net Mortgage Rate of such mortgage loans minus 6.50% per annum, and (y) the denominator of which is equal to 1.00%.

Subgroup III Principal Distribution Amount — The Subgroup Senior Principal Distribution Amount with respect to Subgroup III.

Subgroup Senior Principal Distribution Amount — With respect to each of Subgroup I, Subgroup II and Subgroup III Certificates and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balances of each of the Subgroup I, Subgroup II and Subgroup III Certificates, as applicable, immediately prior to such distribution date):

(1)

the applicable Subgroup Senior Percentage of the related Non-PO Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related subgroup on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)

the applicable Subgroup Senior Prepayment Percentage of the related Non-PO Percentage of the Scheduled Principal Balance of each mortgage loan in the related subgroup which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

(3)

the applicable Subgroup Senior Prepayment Percentage of the related Non-PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period with respect to the mortgage loans in the related subgroup;

(4)

the lesser of (a) the applicable Subgroup Senior Prepayment Percentage of the related Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related subgroup which became a Liquidated Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related subgroup during the related Due Period and (ii) the Scheduled Principal Balance of each such mortgage loan in the related subgroup purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Subgroup Senior Percentage of the related Non-PO Percentage of the sum of (i) the Scheduled Principal Balance of each mortgage loan in the related subgroup which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii) and (ii) the Scheduled Principal Balance of each such mortgage loan in the related subgroup that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and

(5)

the applicable Subgroup Senior Prepayment Percentage of the related Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan in the related subgroup which was repurchased by the Issuer in connection with such distribution date and (b) the excess, if any, of the Scheduled Principal Balance of each mortgage loan in the related subgroup that has been replaced by the Issuer with a substitute mortgage loan pursuant to the mortgage loan purchase agreement, dated as of the Cut-off Date, between the sponsor and the depositor, in connection with such distribution date over the Scheduled Principal Balance of each such substitute mortgage loan.

Subgroup Senior Percentage — With respect to each subgroup, the lesser of (a) 100% and (b) the percentage (carried to six places rounded up) obtained by dividing the Certificate Principal Balance of the Senior Certificates of such subgroup (other than any Class PO Certificates), immediately prior to such distribution date, by the aggregate Scheduled Principal Balance of the mortgage loans in the related subgroup (other than the related PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period. The initial Subgroup Senior Percentage for the Senior Certificates will be approximately 90.87% per annum for Subgroup I, 90.87% per annum for Subgroup II, and 90.87% per annum for Subgroup III.

Subgroup Senior Prepayment Percentage — The Subgroup Senior Prepayment Percentage for the Subgroup I, Subgroup II and Subgroup III Certificates, on any distribution date occurring during the periods set forth below will be as follows:

Period (Dates Inclusive)	Subgroup Senior Prepayment Percentage
June 25, 2006 to May 25, 2011	100%
June 25, 2011 to May 25, 2012	Subgroup Senior Percentage for the related Subgroup Certificates plus 70% of the related Subgroup Subordinate Percentage.
June 25, 2012 to May 25, 2013	Subgroup Senior Percentage for the related Subgroup Certificates plus 60% of the related Subgroup Subordinate Percentage.
June 25, 2013 to May 25, 2014	Subgroup Senior Percentage for the related Subgroup Certificates plus 40% of the related Subgroup Subordinate Percentage.
June 25, 2014 to May 25, 2015	Subgroup Senior Percentage for the related Subgroup Certificates plus 20% of the related Subgroup Subordinate Percentage.
June 25, 2015 and thereafter	Subgroup Senior Percentage for the related Subgroup Certificates.

Any scheduled reduction to the Subgroup Senior Prepayment Percentage for the Subgroup I, Subgroup II and Subgroup III Certificates shall not be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Scheduled Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Subordinate Certificates does not exceed 50% and (2) cumulative Realized Losses on the mortgage loans do not exceed (a) 30% of the aggregate Certificate Principal Balance of the Original Subordinate Principal Balance if such distribution date occurs between and including June 2011 and May 2012, (b) 35% of the Original Subordinate Principal Balance if such distribution date occurs between and including June 2012 and May 2013, (c) 40% of the Original Subordinate Principal Balance if such distribution date occurs between and including June 2013 and May 2014, (d) 45% of the Original Subordinate Principal Balance if such distribution date occurs between and including June 2014 and May 2015, and (e) 50% of the Original Subordinate Principal Balance if such distribution date occurs during or after June 2015.

Notwithstanding the foregoing, if on any distribution date, the percentage for Subgroup I, Subgroup II or Subgroup III, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates of such subgroup immediately preceding such distribution date, and the denominator of which is the Scheduled Principal Balance of the mortgage loans in such subgroup (other than the related PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Subgroup Senior Prepayment Percentage with respect to the Senior Certificates of each subgroup for such distribution date will equal 100%.

Subgroup Subordinate Percentage — As of any distribution date, 100% minus the related Subgroup Senior Percentage. The initial Subgroup Subordinate Percentage for the Senior Certificates will be approximately 9.13% per annum for Subgroup I, 9.13% per annum for Subgroup II, and 9.13% per annum for Subgroup III.

Subordinate Certificate Writedown Amount — With respect to the Subordinate Certificates, the amount by which (x) the sum of the Certificate Principal Balances of the certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the certificates, other than the Class III-S Certificates and Class X Certificates, on such distribution date) exceeds (y) the Scheduled Principal Balances of the Mortgage Loans on the Due Date related to such distribution date.

Subordinate Certificates — The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

Subordinate Optimal Principal Amount — With respect to the Subordinate Certificates and each distribution date will be an amount equal to the sum of the following from each subgroup (but in no event greater than the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such distribution date):

(1) the Subgroup Subordinate Percentage of the related Non-PO Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related subgroup on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2) the Subordinate Prepayment Percentage of the related Non-PO Percentage of the Scheduled Principal Balance of each mortgage loan in the related subgroup which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

(3) the Subordinate Prepayment Percentage of the related Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each mortgage loan in the related subgroup;

(4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related subgroup over (b) the sum of the amounts distributable to the holders of the Senior Certificates pursuant to clause (4) of the definition of “Subgroup Senior Principal Distribution Amount” and “Class X-PO Certificate Principal Distribution Amount” on such distribution date;

(5) the Subordinate Prepayment Percentage of the related Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan in the related subgroup which was repurchased by the Seller in connection with such distribution date and (b) the difference, if any, between the Scheduled Principal Balance of a mortgage loan in the related subgroup that has been replaced by the Seller with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Scheduled Principal Balance of such substitute mortgage loan; and

(6) on the distribution date on which the Certificate Principal Balances of the Senior Certificates (other than the Class III-S, Class X and Class PO Certificates) have all been reduced to zero, 100% of any Subgroup Senior Principal Distribution Amount.

Subordinate Prepayment Percentage — As of any distribution date and with respect to any subgroup, 100% minus the related Subgroup Senior Prepayment Percentage for such subgroup, except that on any distribution date after the Certificate Principal Balance of each class of Senior Certificates have each been reduced to zero, the Subordinate Prepayment Percentage for the Subordinate Certificates with respect to such subgroup will equal 100%.

Subsequent Recoveries — means any amount recovered by the servicer or the master servicer (net of reimbursable expenses) with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such mortgage loan.

SCHEDULE A

Aggregate Collateral Summary

Aggregate Outstanding Principal Balance	$500,004,047.41		–
Aggregate Original Principal Balance	$500,255,366.00	–	–
Number of Mortgage Loans	2,401	–	–
	–	–	–
	Minimum	Maximum	Average(1)
Original Principal Balance	$28,000.00	$1,800,000.00	$208,352.92
Outstanding Principal Balance	$28,000.00	$1,796,966.90	$208,248.25
	–	–	–
	Minimum	Maximum	Weighted Average(2)
Original Term (mos)	360	360	360
Stated Remaining Term (mos)	350	358	357
Loan Age (mos)	2	10	3
Current Interest Rate	5.500%	8.375%	7.167%
Original Loan-to-Value	19.36%	95.00%	77.44%
Original Combined Loan-to-Value	24.76%	100.00%	91.73%
Credit Score(3)	635	814	701
Debt-to-Income Ratio(4)	7.06%	54.81%	39.31%
	–	–	–
	–	Earliest	Latest
Maturity Date:	–	7/1/2035	3/1/2036
	–	–	–
Lien Position	Percent of Mortgage Pool	Year of Origination	Percent of Mortgage Pool
1st Lien	100.00%	2005	32.57%
	–	2006	67.43%
	–
Mortgage Insurance	Percent of Mortgage Pool	Loan Purpose	Percent of Mortgage Pool
% LTV > 80.00 with MI	100.00%	Cash Out Refinance	21.54%
	–	Purchase	72.74%
Occupancy	Percent of Mortgage Pool	Rate/Term Refinance	5.73%
Investor	33.27%
Owner Occupied	59.70%	–	–
Second Home	7.03%	Property Type	Percent of Mortgage Pool
	–	2-4 Family	10.36%
	–	Condominium	6.76%
Loan Type	Percent of Mortgage Pool	Hi-Rise Condo	1.28%
FIXED	27.79%	PUD	25.43%
FIXED IO	72.21%	PUD-Detached	0.04%
	–	Single Family	55.01%
	–	Townhouse	1.12%
	–

(1)

Sum of Principal Balance divided by total number of loans.

(2)

Weighted by Outstanding Principal Balance.

(3)

Minimum and Weighting only for loans with scores.

(4)

Weighting only for loans with Debt-to-Income Ratio.

Mortgage Rates for the Aggregate Mortgage Loans

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
5.001% to 5.500%	1	199,248.85	0.04	5.500	699	199,248.85	80.00	100.00
5.501% to 6.000%	28	6,401,445.13	1.28	5.913	718	228,623.04	73.00	35.24
6.001% to 6.500%	188	41,578,436.60	8.32	6.383	695	221,161.90	72.30	26.41
6.501% to 7.000%	728	173,947,191.88	34.79	6.846	692	238,938.45	75.70	13.43
7.001% to 7.500%	857	172,532,060.61	34.51	7.314	702	201,320.96	78.98	9.92
7.501% to 8.000%	486	88,018,854.58	17.60	7.767	714	181,108.75	80.04	4.63
8.001% to 8.500%	113	17,326,809.76	3.47	8.233	722	153,334.60	80.11	2.11
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.500% per annum to 8.375% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.167% per annum.

Original Months to Stated Maturity for the Aggregate Mortgage Loans

Range of Original Months to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
360	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Remaining Months to Stated Maturity for the Aggregate Mortgage Loans

Range of Remaining Months to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
350 - 358	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 350 months to 358 months and the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 357 months.

Outstanding Mortgage Loan Principal Balances for the Aggregate Mortgage Loans

Range of Outstanding Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
$50,000.00 or less	57	2,483,527.06	0.50	7.670	727	43,570.65	79.07	21.70
$50,000.01 to $100,000.00	388	30,260,316.10	6.05	7.375	715	77,990.51	78.15	19.38
$100,000.01 to $150,000.00	581	72,807,691.02	14.56	7.244	704	125,314.44	78.45	16.07
$150,000.01 to $200,000.00	487	84,613,808.26	16.92	7.164	698	173,744.99	79.28	13.21
$200,000.01 to $250,000.00	275	61,382,122.50	12.28	7.209	693	223,207.72	79.24	6.83
$250,000.01 to $300,000.00	202	55,353,234.63	11.07	7.072	695	274,025.91	79.00	8.45
$300,000.01 to $350,000.00	103	33,380,769.14	6.68	7.193	697	324,085.14	78.49	7.76
$350,000.01 to $400,000.00	97	36,427,948.95	7.29	7.082	694	375,545.87	77.15	8.01
$400,000.01 to $450,000.00	55	23,436,872.01	4.69	7.058	702	426,124.95	74.01	16.33
$450,000.01 to $500,000.00	42	19,976,212.09	4.00	6.987	713	475,624.10	74.65	9.71
$500,000.01 to $550,000.00	24	12,580,022.30	2.52	7.036	707	524,167.60	76.72	8.28
$550,000.01 to $600,000.00	28	16,192,977.23	3.24	7.161	714	578,320.62	75.68	10.70
$600,000.01 to $650,000.00	17	10,904,226.72	2.18	6.937	706	641,425.10	73.05	23.83
$650,000.01 to $700,000.00	10	6,792,587.66	1.36	7.390	703	679,258.77	78.04	9.72
$700,000.01 to $750,000.00	3	2,161,250.00	0.43	7.340	696	720,416.67	67.01	0.00
$750,000.01 to $800,000.00	7	5,481,016.68	1.10	7.092	690	783,002.38	72.51	14.01
$800,000.01 to $850,000.00	5	4,192,000.00	0.84	7.076	701	838,400.00	72.04	0.00
$850,000.01 to $900,000.00	1	859,278.00	0.17	7.125	692	859,278.00	80.00	0.00
$900,000.01 to $950,000.00	5	4,598,781.24	0.92	7.298	717	919,756.25	73.72	19.66
$950,000.01 to $1,000,000.00	8	7,920,000.00	1.58	7.466	726	990,000.00	73.50	0.00
Greater than or equal to $1,000,000.01	6	8,199,405.82	1.64	6.964	708	1,366,567.64	60.09	14.98
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the  Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from $28,000.00 to 1,796,966.90 and the average outstanding principal balance of the Mortgage Loans was approximately $208,248.25.

Product Types for the Aggregate Mortgage Loans

Product Types	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Fixed	807	138,954,949.34	27.79	7.145	694	172,187.05	76.71	14.85
Fixed IO	1,594	361,049,098.07	72.21	7.175	704	226,505.08	77.72	10.45
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Amortization Types for the Aggregate Mortgage Loans

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
10 Year IO	1,594	361,049,098.07	72.21	7.175	704	226,505.08	77.72	10.45
Fully Amortizing	807	138,954,949.34	27.79	7.145	694	172,187.05	76.71	14.85
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Mortgage Loan Age Summary for the Aggregate Mortgage Loans

Mortgage Loan Age Summary	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
2	463	96,273,266.67	19.25	7.214	694	207,933.62	77.43	12.43
3	1,094	227,808,045.51	45.56	7.224	702	208,234.05	77.82	8.95
4	428	93,850,801.86	18.77	7.185	701	219,277.57	76.48	11.88
5	182	36,372,934.28	7.27	7.164	707	199,851.29	77.41	15.19
6	93	18,983,981.79	3.80	6.875	699	204,128.84	76.31	20.62
7	86	18,080,018.63	3.62	6.669	714	210,232.77	78.53	19.03
8	36	5,507,569.20	1.10	6.663	710	152,988.03	79.23	23.61
9	16	2,715,723.51	0.54	6.643	726	169,732.72	75.89	18.41
10	3	411,705.96	0.08	6.49	709	137,235.32	73.64	36.97
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 3 months.

State Distributions of Mortgaged Properties for the Aggregate Mortgage Loans

State Distributions of Mortgaged Properties	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Alabama	15	3,374,431.15	0.67	6.985	701	224,962.08	73.58	10.15
Arizona	92	23,818,113.90	4.76	7.314	702	258,892.54	78.23	10.91
Arkansas	6	759,709.77	0.15	7.162	680	126,618.30	82.31	0.00
California	213	82,924,887.72	16.58	7.020	707	389,318.72	73.53	5.23
Colorado	56	11,500,423.58	2.30	7.074	701	205,364.71	79.50	15.99
Connecticut	22	6,078,924.28	1.22	6.922	697	276,314.74	75.10	15.65
Delaware	3	829,500.00	0.17	7.595	727	276,500.00	79.55	0.00
District of Columbia	7	3,660,499.80	0.73	6.998	711	522,928.54	70.91	7.32
Florida	422	90,000,915.20	18.00	7.349	704	213,272.31	78.55	6.75
Georgia	482	76,574,005.54	15.31	7.136	700	158,867.23	78.32	16.54
Idaho	16	2,480,238.20	0.50	7.062	695	155,014.89	78.86	25.46
Illinois	21	4,473,344.43	0.89	7.162	688	213,016.40	76.08	50.60
Indiana	26	2,037,339.73	0.41	7.737	750	78,359.22	79.48	7.67
Iowa	15	1,448,710.62	0.29	7.476	712	96,580.71	81.66	0.00
Kansas	3	436,734.59	0.09	7.109	663	145,578.20	83.98	30.96
Kentucky	5	898,528.93	0.18	7.078	694	179,705.79	73.47	13.98
Louisiana	6	789,920.00	0.16	7.000	687	131,653.33	80.00	61.93
Maine	20	3,260,706.09	0.65	7.408	691	163,035.30	79.50	0.00
Maryland	57	13,169,330.21	2.63	7.024	678	231,040.88	79.14	5.10
Massachusetts	23	6,606,989.74	1.32	7.244	700	287,260.42	73.41	25.15
Michigan	43	5,399,578.18	1.08	7.437	698	125,571.59	78.05	12.96
Minnesota	25	4,691,207.74	0.94	7.214	696	187,648.31	79.22	10.71
Mississippi	12	1,666,605.59	0.33	6.948	672	138,883.80	80.97	23.57
Missouri	9	1,071,672.86	0.21	7.064	665	119,074.76	79.12	13.10
Montana	7	1,907,331.10	0.38	7.211	678	272,475.87	80.27	0.00
Nebraska	2	202,221.55	0.04	7.314	682	101,110.78	77.25	0.00
Nevada	20	4,885,033.72	0.98	7.064	697	244,251.69	77.68	19.75
New Hampshire	3	860,646.66	0.17	7.210	685	286,882.22	77.38	0.00
New Jersey	11	2,767,237.05	0.55	7.500	669	251,567.00	77.34	0.00
New Mexico	47	7,553,120.01	1.51	7.126	705	160,704.68	77.88	5.74
New York	22	8,187,656.63	1.64	6.958	693	372,166.21	75.93	15.10
North Carolina	96	16,084,073.25	3.22	6.830	707	167,542.43	77.86	26.17
North Dakota	1	85,500.00	0.02	8.000	719	85,500.00	90.00	0.00
Ohio	36	4,151,272.61	0.83	7.276	699	115,313.13	79.29	17.05
Oklahoma	5	428,872.30	0.09	7.336	675	85,774.46	80.97	27.03
Oregon	56	12,689,296.35	2.54	7.080	700	226,594.58	79.12	13.25
Pennsylvania	15	1,987,451.89	0.40	7.164	688	132,496.79	82.35	15.91
South Carolina	49	6,652,436.06	1.33	7.075	706	135,764.00	79.62	16.70
South Dakota	4	424,960.00	0.08	7.166	727	106,240.00	80.00	55.20
Tennessee	108	17,804,113.92	3.56	7.244	708	164,852.91	77.41	25.08
Texas	98	13,147,842.69	2.63	7.443	710	134,161.66	79.18	4.87
Utah	16	3,326,646.73	0.67	7.228	696	207,915.42	80.00	3.67
Vermont	1	148,800.00	0.03	7.375	668	148,800.00	80.00	0.00
Virginia	123	29,823,788.34	5.96	7.166	687	242,469.82	77.61	10.61
Washington	64	15,407,525.03	3.08	7.059	704	240,742.58	78.92	9.92
West Virginia	2	528,750.00	0.11	7.007	660	264,375.00	87.05	0.00
Wisconsin	12	2,373,903.67	0.47	7.537	716	197,825.31	78.02	20.14
Wyoming	4	623,250.00	0.12	7.143	707	155,812.50	79.31	0.00
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

No more than approximately 0.68% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

Original Loan-to-Value Ratios for the Aggregate Mortgage Loans

Range of Original Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
50.00% or less	28	8,752,953.82	1.75	6.661	709	312,605.49	41.89	13.69
50.01% to 55.00%	14	3,810,926.08	0.76	6.511	703	272,209.01	52.58	23.12
55.01% to 60.00%	22	8,871,531.42	1.77	6.884	688	403,251.43	57.76	18.80
60.01% to 65.00%	112	33,304,830.91	6.66	6.750	700	297,364.56	64.26	12.47
65.01% to 70.00%	83	18,074,463.51	3.61	7.155	707	217,764.62	68.95	13.01
70.01% to 75.00%	69	15,576,228.33	3.12	7.233	698	225,742.44	74.03	19.28
75.01% to 80.00%	1,959	391,367,630.55	78.27	7.215	702	199,779.29	79.84	11.13
80.01% to 85.00%	6	925,312.64	0.19	7.476	681	154,218.77	84.36	0.00
85.01% to 90.00%	65	11,335,712.14	2.27	7.397	683	174,395.57	89.72	9.74
90.01% to 95.00%	43	7,984,458.01	1.60	7.278	673	185,685.07	94.94	5.42
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 19.36% to 95.00% and the weighted average Original Loan-to-Value was approximately 77.44%.

Combined Loan-to-Value Ratios for the Aggregate Mortgage Loans

Range of Combined Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
50.00% or less	25	8,038,472.76	1.61	6.666	711	321,538.91	41.73	9.55
50.01% - 55.00%	14	3,810,926.08	0.76	6.511	703	272,209.01	52.58	23.12
55.01% - 60.00%	21	8,481,379.49	1.70	6.811	689	403,875.21	57.07	24.74
60.01% - 65.00%	68	23,199,119.58	4.64	6.732	694	341,163.52	64.26	13.14
65.01% - 70.00%	32	8,808,631.36	1.76	7.035	701	275,269.73	68.63	5.85
70.01% - 75.00%	26	5,784,046.09	1.16	6.887	679	222,463.31	72.12	5.72
75.01% - 80.00%	212	47,056,365.52	9.41	7.154	699	221,963.99	79.08	8.9
80.01% - 85.00%	18	4,837,521.76	0.97	7.140	673	268,751.21	75.42	7.59
85.01% - 90.00%	207	45,312,555.38	9.06	7.235	694	218,901.23	80.41	10.34
90.01% - 95.00%	278	58,544,369.68	11.71	7.357	704	210,591.26	80.66	8.25
95.01% - 100.00%	1,500	286,130,659.71	57.23	7.198	704	190,753.77	79.46	12.81
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 24.76% to 100.00% and the weighted average Combined Loan-to-Value was approximately 91.73%.

Silent Seconds for the Aggregate Mortgage Loans

Silent Seconds	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
No	500	121,475,928.63	24.29	7.024	694	242,951.86	73.06	10.65
Yes	1,901	378,528,118.78	75.71	7.213	703	199,120.53	78.84	12.00
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Loan Purpose for the Aggregate Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Cash Out Refinance	376	107,677,848.76	21.54	6.998	686	286,377.26	72.03	15.80
Purchase	1,893	363,689,467.43	72.74	7.234	707	192,123.33	79.18	9.79
Rate/Term Refinance	132	28,636,731.22	5.73	6.947	689	216,944.93	75.57	20.00
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Property Type for the Aggregate Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
2-4 Family	239	51,803,138.31	10.36	7.162	714	216,749.53	73.76	14.14
Condominium	201	33,815,982.64	6.76	7.254	705	168,238.72	76.75	12.57
Hi-Rise Condo	31	6,381,551.71	1.28	7.387	704	205,856.51	76.31	10.38
PUD	542	127,145,178.89	25.43	7.187	700	234,585.20	79.06	11.38
PUD-Detached	1	200,720.00	0.04	7.000	750	200,720.00	80.00	0.00
Single Family	1,362	275,048,188.21	55.01	7.143	699	201,944.34	77.50	11.42
Townhouse	25	5,609,287.65	1.12	7.178	715	224,371.51	76.71	4.53
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Documentation for the Aggregate Mortgage Loans

Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Full/Alternative	332	58,356,636.80	11.67	6.894	700	175,773.00	76.44	100.00
No Documentation	329	64,974,936.53	12.99	7.369	713	197,492.21	76.08	0.00
No Ratio	496	105,433,481.55	21.09	7.270	699	212,567.50	77.98	0.00
Stated Income	931	211,465,819.58	42.29	7.096	699	227,138.37	77.79	0.00
Stated/Stated	313	59,773,172.95	11.95	7.280	699	190,968.60	77.65	0.00
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Occupancy for the Aggregate Mortgage Loans

Occupancy	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Investor	1,036	166,335,392.64	33.27	7.392	725	160,555.40	76.66	13.82
Owner Occupied	1,204	298,520,061.25	59.70	7.018	686	247,940.25	77.67	10.72
Second Home	161	35,148,593.52	7.03	7.365	715	218,314.25	79.09	9.57
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

Debt-to-Income Ratios for the Aggregate Mortgage Loans

Range of Debt-to-Income Ratios	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
N/A	825	170,408,418.08	34.08	7.308	704	206,555.66	77.26	0.00
5.01% - 10.00%	6	793,222.44	0.16	6.846	720	132,203.74	67.78	19.19
10.01% - 15.00%	17	2,338,703.99	0.47	7.312	718	137,570.82	78.91	9.75
15.01% - 20.00%	27	5,626,674.22	1.13	6.938	703	208,395.34	71.28	3.45
20.01% - 25.00%	62	10,977,035.00	2.20	7.155	701	177,048.95	78.50	11.18
25.01% - 30.00%	104	18,410,438.65	3.68	7.094	704	177,023.45	76.22	15.26
30.01% - 35.00%	199	42,861,117.89	8.57	7.109	700	215,382.50	77.75	9.70
35.01% - 40.00%	327	72,147,418.77	14.43	7.097	699	220,634.31	77.64	13.45
40.01% - 45.00%	493	103,003,881.26	20.60	7.091	696	208,932.82	78.43	17.04
45.01% - 50.00%	302	64,438,016.95	12.89	7.065	699	213,370.92	76.64	30.05
50.01% - 55.00%	39	8,999,120.16	1.80	7.225	728	230,746.67	77.42	32.98
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the Cut-off Date, the Debt-to-Income Ratio of the Mortgage Loans ranged from 7.06% to 54.81% and the weighted average Debt-to-Income was approximately 39.31%.

Original Prepayment Penalty Term for the Aggregate Mortgage Loans

Original Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
None	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Credit Scores for the Aggregate Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
626 - 650	239	54,647,166.92	10.93	6.976	643	228,649.23	77.10	16.44
651 - 675	508	112,441,526.94	22.49	7.061	663	221,341.59	78.07	13.55
676 - 700	528	107,600,258.18	21.52	7.194	688	203,788.37	77.26	8.40
701 - 725	408	81,201,835.08	16.24	7.268	712	199,024.11	77.93	7.63
726 - 750	345	65,003,796.88	13.00	7.256	737	188,416.80	76.92	11.54
751 - 775	234	49,359,159.71	9.87	7.218	763	210,936.58	76.61	13.83
776 - 800	121	25,438,532.27	5.09	7.286	784	210,235.80	77.76	13.08
801 and Greater	18	4,311,771.43	0.86	7.149	805	239,542.86	75.66	29.00
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 635 to 814 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 701.

Lien Type for the Aggregate Mortgage Loans

Lien Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
1	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Delinquency Status of the Aggregate Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Current	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

30 Days Delinquent Loan History

Number of Times 30 Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
0	2,376	496,072,083.24	99.21	7.166	701	208,784.55	77.42	11.68
1	16	2,543,705.55	0.51	7.268	699	158,981.60	79.12	7.22
2	9	1,388,258.62	0.28	7.193	713	154,250.96	80.69	14.98
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

60 Days Delinquent Loan History*

Number of Times 60 Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
0	2,399	499,668,847.41	99.93	7.167	701	208,282.14	77.43	11.68
1	2	335,200.00	0.07	7.000	715	167,600.00	80.00	0.00
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

* 2 loans that were previously 60 days delinquent and have since become current will be removed from the closing collateral.

90 Days Delinquent Loan History*

Number of Times 60 Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
0	2,400	499,836,047.41	99.97	7.167	701	208,265.02	77.43	11.68
2	1	168,000.00	0.03	6.875	745	168,000.00	80.00	0.00
Total:	1	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

* 1 loan that was previously 90 days delinquent and has since become current will be removed from the closing collateral.

ANNEX I

STATIC POOL INFORMATION

SUNTRUST MORTGAGE, INC.

VINTAGE YEAR PERFORMANCE REPORTING

BY PRODUCT TYPE

Product Group

EZ Option Fixed

Sub Product Group

EZ Option Fixed

As of Quarter End

2005Q1

Vintage Year
	2003				2004				2005
	Number of Loans	Principal Balance	Num %	Prin %	Number of Loans	Principal Balance	Num %	Prin %	Number of Loans	Principal Balance	Num %	Prin %
Current									1,211	239,166,457	99.6%	99.6%
30 - 59 Days Delinquent									5	1,006,200	0.4%	0.4%
60 - 89 Days Delinquent									0	0	0.0%	0.0%
90 - 119 Days Delinquent									0	0	0.0%	0.0%

120 + Days Delinquent									0	0	0.0%	0.0%
Foreclosure									0	0	0.0%	0.0%
Total Delinquent Loans									5	1,006,200	0.4%	0.4%
Total									1,216	240,172,657	100.0%	100.0%

Bankruptcy (current and delinquent)									0	0	0.0%	0.0%

Weighted Average Days Delinquent for Loans in Bankruptcy 3 Month CPR

Product Group

EZ Option Fixed

Sub Product Group

EZ Option Fixed

As of Quarter End

2005Q2

Vintage Year
	2003				2004				2005
	Number of Loans	Principal Balance	Num %	Prin %	Number of Loans	Principal Balance	Num %	Prin %	Number of Loans	Principal Balance	Num %	Prin %

Current									4,358	904,931,558	99.3%	99.4%
30 - 59 Days Delinquent									26	4,809,062	0.6%	0.5%
60 - 89 Days Delinquent									4	620,060	0.1%	0.1%
90 - 119 Days Delinquent									0	0	0.0%	0.0%

120 + Days Delinquent									0	0	0.0%	0.0%
Foreclosure									0	0	0.0%	0.0%
Total Delinquent Loans									30	5,429,122	0.7%	0.6%
Total									4,388	910,360,680	100.0%	100.0%

Bankruptcy (current and delinquent)									3	404,785	0.1%	0.0%
Weighted Average Days Delinquent for Loans in Bankruptcy										0

3 Month CPR										12.49

Product Group

EZ Option Fixed

Sub Product Group

EZ Option Fixed

As of Quarter End

2005Q3

Vintage Year
	2003				2004				2005
	Number of Loans	Principal Balance	Num %	Prin %	Number of Loans	Principal Balance	Num %	Prin %	Number of Loans	Principal Balance	Num %	Prin %
Current									10,255	2,115,806,727	98.8%	98.8%
30 - 59 Days Delinquent									113	22,659,127	1.1%	1.1%
60 - 89 Days Delinquent									10	2,221,101	0.1%	0.1%
90 - 119 Days Delinquent									2	455,096	0.0%	0.0%

120 + Days Delinquent									0	0	0.0%	0.0%
Foreclosure									2	367,862	0.0%	0.0%
Total Delinquent Loans									127	25,703,186	1.2%	1.2%
Total									10,382	2,141,509,912	100.0%	100.0%

Bankruptcy (current and delinquent)									4	437,165	0.0%	0.0%

Weighted Average Days Delinquent for Loans in Bankruptcy										0

3 Month CPR										12.06

Product Group

EZ Option Fixed

Sub Product Group

EZ Option Fixed

As of Quarter End

2005Q4

Vintage Year
	2003				2004				2005
	Number of Loans	Principal Balance	Num %	Prin %	Number of Loans	Principal Balance	Num %	Prin %	Number of Loans	Principal Balance	Num %	Prin %
Current									17,982	3,702,104,659	97.8%	97.7%
30 - 59 Days Delinquent									331	72,709,944	1.8%	1.9%
60 - 89 Days Delinquent									52	10,538,095	0.3%	0.3%
90 - 119 Days Delinquent									17	3,956,817	0.1%	0.1%
120 + Days Delinquent									1	124,686	0.0%	0.0%
Foreclosure									9	1,630,393	0.0%	0.0%
Total Delinquent Loans									410	88,959,935	2.2%	2.3%
Total									18,392	3,791,064,595	100.0%	100.0%

Bankruptcy (current and delinquent)									17	2,372,990	0.1%	0.1%

Weighted Average Days Delinquent for Loans in Bankruptcy										10

3 Month CPR										12.99

Product Group

EZ Option Fixed

Sub Product Group

EZ Option Fixed

As of Quarter End

2005Q1

Vintage Year
	2003				2004				2005				2006
	Number of Loans	Principal Balance	Num %	Prin %	Number of Loans	Principal Balance	Num %	Prin %	Number of Loans	Principal Balance	Num %	Prin %	Number of Loans	Principal Balance	Num %	Prin %
Current									18,022	3,686,741,334	97.3%	97.0%	6,195	1,221,123,476	99.2%	99.1%
30 - 59 Days Delinquent									355	78,213,889	1.9%	2.1%	51	11,259,569	0.8%	0.9%
60 - 89 Days Delinquent									60	14,549,490	0.3%	0.4%	0	0	0.0%	0.0%
90 - 119 Days Delinquent									41	9,436,646	0.2%	0.2%	0	0	0.0%	0.0%

120 + Days Delinquent									25	5,882,945	0.1%	0.2%	0	0	0.0%	0.0%
Foreclosure									20	5,103,935	0.1%	0.1%	0	0	0.0%	0.0%
Total Delinquent Loans									501	113,186,905	2.7%	3.0%	51	11,259,569	0.8%	0.9%
Total									18,523	3,799,928,239	100.0%	100.0%	6,246	1,232,383,045	100.0%	100.0%

Bankruptcy (current and delinquent)									11	1,267,181	0.1%	0.0%

Weighted Average Days Delinquent for Loans in Bankruptcy										12

3 Month CPR										14.40				15.10
Quarterly Losses Cumulative Losses

ANNEX II

GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered SunTrust Alternative Loan Trust 2006-1F, Mortgage Pass-Through Certificates, Series 2006-1F (the “Global Securities”) will be available only in book- entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a crossmarket transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(j)

borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(k)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 28%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

U.S. person. As used in this free writing prospectus the term “U.S. person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•

a citizen or resident of the United States,

•

a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•

an estate the income of which is subject to United States federal income taxation regardless of its source, or

•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used in this free writing prospectus, the term “non-U.S. person” means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

Mortgage-Backed/Asset-Backed Securities (Issuable in Series)
Bear Stearns Asset Backed Securities I LLC
Depositor

The Securities

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust fund or debt obligations secured by assets of the related trust fund.

●    Each series of securities will consist of one or more classes of mortgage-backed or asset-backed certificates or notes.

●    Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

●    A series may include classes of securities that are senior in right of payment to other classes.  Classes of securities may be entitled to receive distributions of principal, interest or both prior to other classes or before or after specified events.

●    No market will exist for the securities of any series before they are issued.  In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

●    Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

Consider carefully the risk factors beginning on page 4 of this prospectus.

The securities represent obligations of the issuing entity only and do not represent an interest in or obligation of the depositor, the sponsor, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

The Trust Fund and Its Assets

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

•

mortgage loans secured by senior or junior liens on one- to four-family residential properties;

•

closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

•

home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

•

installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

•

mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

•

private label mortgage-backed or asset-backed securities.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc.
April 5, 2006

Important Notice About Information in This Prospectus
and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•

this prospectus, which provides general information, some of which may not apply to a particular series; and

•

the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that expands on the more general information contained in this prospectus, you are encouraged to rely on the information in the prospectus supplement.

You are encouraged to rely only on the information contained in this prospectus and the accompanying prospectus supplement.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

•

the principal amount, interest rate and authorized denominations of each class of securities;

•

information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

•

information concerning the sponsor or any other seller of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

•

the terms of any credit enhancement with respect to particular classes of the securities;

•

information concerning other trust fund assets, including any reserve fund;

•

the final scheduled distribution date for each class of securities;

•

the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

•

information about any REMIC tax elections for some or all of the trust fund assets; and

•

particulars of the plan of distribution for the securities.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

There is also a Glossary of Terms where you will find definitions of certain capitalized terms used in this prospectus.

If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000.  For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Information by Reference” in this prospectus.

Risk Factors

You should consider carefully the following information, together with the information set forth under “Risk Factors” in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

You may have difficulty selling your securities or obtaining your desired price

No market will exist for the securities before they are issued.  In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities.  Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

Only the assets of the related trust fund are available to pay your securities

The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit enhancement, and will not have a claim against the assets of any other trust.  In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund.  We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related securities then outstanding, plus accrued interest.  Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

In addition, at the times specified in the related prospectus supplement, assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

● all payments then due on the related securities have been made, and ● any other payments specified in the related prospectus supplement have been made.

Once released, such assets will no longer be available to make payments to securityholders.

You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default.  The only obligations of the depositor with respect to a trust fund or the related securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets.  However, because of the depositor’s very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

● funds obtained from enforcing any similar obligation of the originator of the loan, or ● monies from any reserve fund established to pay for loan repurchases.

Credit enhancement may be insufficient to provide against particular risks

Although credit enhancement is intended to reduce the effect of delinquent payments or loan losses on particular classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement.  In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full.  As a result, securityholders may suffer losses.

Principal payments on the loans may adversely affect the average life of, and rate of return on, your securities

You may be unable to reinvest the principal payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

● the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;

● how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

● if any party has an option to terminate the related trust early, the effect of the exercise of the option;

● the rate and timing of defaults and losses on the assets in the related trust fund;

● repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, the sponsor or any other seller; and

●       in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

All the above factors may affect the yield to maturity of the securities.

The interest accrual period may reduce the effective yield on your securities

Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period.  Each prospectus supplement will specify the interest accrual period for the related securities.  If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date.  As a result, your effective yield at par may be less than the indicated coupon rate.

Loans with balloon payments may increase your risk of loss

Certain underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (a “balloon” payment) at their stated maturity.  Loans of this type involve greater risk than fully amortizing loans since the borrower generally must be able to refinance the loan or sell the related property prior to the loan’s maturity date.  The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

Adjustable rate or interest only loans may be underwritten to less stringent standards than fixed rate loans

A trust fund may include adjustable rate or interest-only loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers’ income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

Junior lien loans generally are riskier than senior lien loans

If the mortgage or home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans.  In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage.  As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage.  The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them.  As a result, the trust’s ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A decline in property values could reduce the amount and delay the timing of recoveries on defaulted mortgage loans

The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

● an overall decline in the residential real estate markets where the properties are located;

● failure of borrowers to maintain their properties adequately; and

● natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.

If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

Some mortgaged properties may not be owner occupied

The mortgaged properties in the trust fund may not be owner occupied.  Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower’s primary residence.

Home improvement contracts and other loans may not have sufficient security

A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise.  A trust fund may also include mortgage or home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%.  In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

If a loan of this type goes into default, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with the borrower’s other general unsecured creditors.  In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower’s assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

Home improvement contracts will not be stamped

The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, typically the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

If amounts in any pre-funding account are not used to purchase trust assets, you will receive a prepayment on the related securities

The related prospectus supplement may provide that the depositor or sponsor will deposit a specified amount in a pre-funding account on the date the securities are issued.  In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities.  The resulting prepayment could adversely affect the yield to maturity on those securities.

Bankruptcy laws may result in adverse claims against trust fund assets

The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court’s permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender’s secured indebtedness to the value of the property as of the commencement of the bankruptcy.  As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

Environmental risks may adversely affect trust fund assets

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety.  In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

In some states, a lien on the property due to contamination  has priority over the lien of an existing mortgage.  Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances.  If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Consumer protection laws may adversely affect trust fund assets	The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws

● require certain disclosures to the borrowers regarding the terms of the loans;

●     prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

● regulate the use and reporting of information related to the borrower’s credit experience; and

●     require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal, state or local laws that impose additional disclosure requirements and other restrictions on creditors with respect to mortgage loans with high interest rates or high up-front fees and charges.  These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans.  In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Home improvement contracts may be subject to federal or state laws that protect the borrower from defective or incomplete work by a contractor.  These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor.  These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

If certain provisions of these laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans.  The trust fund also could be subject to damages and administrative enforcement.

Subordinate securities are subject to additional risk

If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

Any credit support provided by financial instruments may be insufficient to protect against particular risks

As described under “Credit Enhancement—Financial Instruments” in this prospectus, a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series.  If you invest in one of these classes and the issuing entity of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected.  In addition, if the issuing entity of the related financial  instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced.  Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC residual securities are subject to additional risk

If you invest in any class of securities that represent the “residual interest” in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC’s taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

Book-entry registration may limit your ability to sell securities and delay your receipt of payments

Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks.  As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions.  You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit to the accounts of its participants.  In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

Ratings of the securities do not address all investment risks and must be viewed with caution

Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency’s assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

● any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or

● an adverse change in the financial or other condition of a credit enhancement provider.

Description of the Securities

General

Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities.  A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer.  A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series.  A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.  If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

The sponsor and any other seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

Each series of securities will consist of one or more classes of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual

A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance.  The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component

A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate	A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate	A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.

Partial Accrual

A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.

Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support

A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior

A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

A series may also include one or more classes of subordinated securities. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange.  If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register.  However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement.  However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee.  Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

Payments of principal and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement.  Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee):

•

all payments with respect to the primary assets for that series (see, “—The Primary Assets and Their Valuation” below), together with reinvestment income thereon;

•

amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

•

amounts available pursuant to any other credit enhancement for the series.

If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement.  These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date.  See “The Trust Funds—Collection and Distribution Accounts” in this prospectus.

The Primary Assets and Their Valuation

The primary assets of each trust fund may include one or more pools of the following:

•

Residential Loans,

•

Home Equity Loans,

•

Home Improvement Contracts,

•

Manufactured Housing Contracts,

•

Agency Securities, and

•

Private Label Securities.

When we use the term “loans” in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts.  The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the “mortgaged properties.”

If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value.  The initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

Exchangeable Securities

General

As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities.  In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement.  The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.”  Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of interests in the trust fund.  At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities.  In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

●

the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

●

the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

●

the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist.  Any individual series of securities may have multiple types of combinations.  Some examples of combinations include:

●

A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate.  In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate.  In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

●

An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments.  The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

●

Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics.  In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics.  Examples of these types of combinations include:

●         A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

●         A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange.  For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions.  If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities.  The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement.  The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date.  When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee.  A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the securityholder of record as of the applicable record date.

Payments of Interest

The securities of each class that by their terms are entitled to receive interest will bear interest (calculated on the basis of a 360-day year consisting of twelve 30-day months or on the basis of a 360-day year and the actual number of days elapsed during the related accrual period, as specified in the related prospectus supplement) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement.  Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement.  The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans).  All indices that apply to pool assets with adjustable rates will be indices “that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.  Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement.  In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

Payments of Principal

On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement.  The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.  Furthermore, with respect to a series of certificates, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of  the related trust fund.  No assurance can be given as to the actual prepayment experience with respect to any series.  See “—Weighted Average Lives of the Securities” below.

Special Redemption

If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date.  In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

Optional Redemption, Purchase or Termination

The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement.  Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement.  Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date.  The redemption, purchase or repurchase price will be set forth in the prospectus supplement.  In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a “qualified liquidation” under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

Weighted Average Lives of the Securities

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor.  The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model.  The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement.  The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness.  Economic conditions, either generally or within a particular geographic area or industry, also  may affect the rate of principal prepayments.  Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others.  The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments.  As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years.  In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans.  In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates.  In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans).  If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

The Trust Funds

General

The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund.  The trust fund of each series will include assets purchased by the depositor from the sponsor and any other seller composed of:

•

the primary assets of the trust fund;

•

amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established  by the rating agencies specified in the related prospectus supplement;

•

any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

•

REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

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the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

The securities will be non-recourse obligations of the related trust fund.  Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

The primary assets for a series will be sold by the sponsor and any other seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund.  Loans relating to a series will be serviced by the servicer (which may be the sponsor or any other seller) that is specified in the related prospectus supplement.  The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities.  No trust fund is expected to engage in any activities other than:

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to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

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to issue the related securities,

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to make payments and distributions on the securities, and

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to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

The Loans

General.  Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts.  If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be either “conventional” loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly.  In addition, payments may be due on any day during a month.  The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement and expanded upon in the related prospectus supplement:

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Interest may be payable at

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a fixed rate,

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a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

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a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

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a rate that otherwise varies from time to time, or

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a rate that is convertible from an adjustable rate to a fixed rate.

Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the “sum of the digits” or “Rule of 78s” methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the sponsor or any other seller of the property or another source.

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Principal may be

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payable on a level debt service basis to fully amortize the loan over its term,

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calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

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nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

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Monthly payments of principal and interest may

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be fixed for the life of the loan,

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increase over a specified period of time or

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change from period to period.

Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period.  If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

When we use the term “mortgaged property” in this prospectus, we mean the real property which secures repayment of the related loan.  Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property.  In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as further described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term “properties” in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes.  The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties.  Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses.  Any non-residential use will be in compliance with local zoning laws and regulations.  Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

Home Equity Loans.  The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or  junior liens primarily on one- to four-family residential or mixed-use properties.  The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity.  Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months.  Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment.  Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement.  As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan.  Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option.  In this case only the amount of interest that accrues on the loan during the billing cycle must be paid.  An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

The rate of prepayment on Home Equity Loans cannot be predicted.  Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment.  The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans.  Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.  Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans.  Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans.  Moreover, the enforcement of a “due-on-sale” provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans.  See “Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in this prospectus.

Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

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A borrower may make a payment during a month in an amount that is as little as  the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

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A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

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A borrower may fail to make the required periodic payment.

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Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan.  Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.  Mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement.  The sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

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a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

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a finding that the address of the underlying mortgaged property is the borrower’s mailing address as reflected in the servicer’s records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

Home Improvement Contracts.  The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business.  As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements.  The Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

The home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Manufactured Housing Contracts.  The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement.  Section 5402(6) defines a “manufactured home” as “a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.”

Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Additional Information.  The selection criteria applicable to the loans will be specified in the related prospectus supplement.  These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement.  As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA).  Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended.  These programs generally limit the principal amount and interest rates of the mortgage loans insured.  Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan.  No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA.  The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD.  With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings.  When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower.  Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date.  In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer.  With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD.  Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965.  HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.  The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default.  When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD.  When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date.  The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended.  The Serviceman’s Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration.

The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.  The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty.  The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months.  Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations.  Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property.  The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

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the aggregate unpaid principal balance of the loans;

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the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

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the range and average principal balance of the loans;

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the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

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the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

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the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

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any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

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the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

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the geographic distribution of any mortgaged properties securing the loans;

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for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

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the lien priority of the loans;

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the delinquency status and year of origination of the loans;

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whether the loans are closed-end loans and/or revolving credit line loans; and

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in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities or if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K which will be available to investors on the SEC website.

Private Label Securities

General.  Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

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pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

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collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

The Private Label Securities will previously have been

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offered and distributed to the public pursuant to an effective registration statement, or

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purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuing entity or its affiliate, whichever is later.

Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement.  The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee.  The PLS trustee, its agent or a custodian will take possession of the underlying loans.  The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

The issuer of Private Label Securities will be

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a financial institution or other entity engaged generally in the business of lending,

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a public agency or instrumentality of a state, local or federal government, or

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a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor.  The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust.  The PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement.  The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.  Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer.  The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features.  The underlying loans will be secured by mortgages on mortgaged properties.

Credit Support Relating to Private Label Securities.  Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves.  The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

Additional Information.  If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable below:

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the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

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the maximum original term to stated maturity of the Private Label Securities,

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the weighted average term to stated maturity of the Private Label Securities,

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the pass-through or certificate rate or range of rates of the Private Label Securities,

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the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

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certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

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the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

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the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

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the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

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the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

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the servicing fee or range of servicing fees with respect to the underlying loans,

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the minimum and maximum stated maturities of the underlying loans at origination,

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the lien priority of the underlying loans, and

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the delinquency status (disclosed in 30/31 day buckets) and year of origination of the underlying loans.

The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement.

Agency Securities

Ginnie Mae.  The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

Section 306 (g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates.  Each Ginnie Mae certificate held in a trust fund for a series of securities will be a “fully modified pass-through” mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans.  Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate.  The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan.  The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due.  Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers’ monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

Fannie Mae.  The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act.  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages.  In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates.  Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

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fixed-rate level installment conventional mortgage loans,

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fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

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adjustable rate conventional mortgage loans, or

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adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.  Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

Freddie Mac.  The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates.  Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program.  Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share.  However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac.  Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the sponsor and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders’ instructions.

Stripped Mortgage-Backed Securities.  Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities.  If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Collection and Distribution Accounts

A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

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the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

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all amounts received with respect to the primary assets of the related trust fund, and

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income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities.  The trustee will establish a separate distribution account for each series of securities.  The trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker’s acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement.  The trustee or the party designated in the prospectus supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series.  If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement.  In no case will the pre-funded amount exceed 50% of the proceeds of the offering of the related securities, and in no case will the pre-funding period exceed one year.  Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date.  See “Material Federal Income Tax Considerations—Taxation of the REMIC” and “ERISA Considerations” in this prospectus.  The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them.  If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

If a pre-funding account is established, one or more capitalized interest accounts that are  segregated trust accounts may be established and maintained with the trustee for the related series.  On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

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the sum of

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the amount of interest accrued on the securities of the series, and

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if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

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the amount of interest available from the primary assets in the trust fund.

Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

Credit Enhancement

If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor’s assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series.  The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement.  Credit enhancement for a series may include one or more of the forms described below.  If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

Subordinated Securities

If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities.  The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

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maintaining timely payments or providing additional protection against losses on the trust fund assets;

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paying administrative expenses; or

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establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

Overcollateralization

If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

Other Insurance Policies

If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

Pool Insurance Policy.  If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund.  The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy.  The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

Special Hazard Insurance Policy.  Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

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the cost of repair or replacement of the property, and

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upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property.  Any amount paid as the cost of repair of the property will reduce coverage by that amount.  Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property.  The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy.  Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond.  In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan.  The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court.  In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding.  See “Material Legal Aspects of the Loans” in this prospectus.  If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code.  The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series.  The amount will be reduced by payments made under the bankruptcy bond in respect of the loans and will not be restored.

Reserve Funds

If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement.  Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series.  In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement.  If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

Cross-Collateralization

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

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the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

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the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Minimum Principal Payment Agreement

If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

Deposit Agreement

If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities.  The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities.  The related prospectus supplement will describe the terms of any deposit agreement.

Financial Instruments

If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

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to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

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to provide payments if any index rises above or falls below specified levels (all indices that apply to pool assets with adjustable rates will be indices “that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds); or

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to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

The trust fund may include one or more derivative instruments, as described in this section.  All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool.  Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.  An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support.  Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure will only provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. A market value swap will only be used in conjunction with a mandatory auction procedure.  The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA.  These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.  Standard ISDA definitions also will be incorporated by reference.  Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values.  For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW).  The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s.  Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used.  The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Static Pool Information

For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Servicing of Loans

General

Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

Collection Procedures; Escrow Accounts

The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio.  Consistent with the above, the servicer has the discretion to

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waive any assumption fee, late payment charge, or other charge in connection with a loan, and

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to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall effect the potential cash flow from the pool assets.

If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited.  In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans.  The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts.  The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee.  Unless the related prospectus supplement provides otherwise, the collection account will be

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an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

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an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

The funds held in the collection account may be invested in eligible investments.  If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

The servicer, the depositor, the trustee, the sponsor or any additional seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

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all payments in respect of principal, including prepayments, on the primary assets;

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all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

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all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

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all Insurance Proceeds;

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all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

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all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

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all repurchase prices of any primary assets repurchased by the depositor, the servicer, the sponsor or any additional seller pursuant to the related agreement.

The servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

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to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer’s right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties (“Insurance Proceeds”)) that represent late recoveries of scheduled payments with respect to which the Advance was made;

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to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

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to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

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in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

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to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

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to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer, the sponsor or any additional seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

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to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

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to clear and terminate the collection account pursuant to the related agreement.

In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

Advances and Limitations on Advances

The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans.  If specified in the related prospectus supplement, the servicer will be obligated to make advances.  Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted.  Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses.  Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made.  If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance.  The servicer will be required to maintain  (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located.  The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans.  In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy.  Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions.  The basic terms, however, generally will be determined by state law and generally will be similar.  Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.  Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders.  When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

The standard hazard insurance policies covering properties typically will contain a “coinsurance” clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of

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the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

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such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

Coverage will be in an amount at least equal to the greater of

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the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

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the outstanding principal balance of the related loan.

The servicer will also typically maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property.  No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account.  In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property.  This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization upon Defaulted Loans

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services.  However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

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the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

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its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property.  While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement.  This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

Enforcement of Due-on-Sale Clauses

When any property is about to be conveyed by the borrower, the servicer will typically, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable “due-on-sale” clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy.  In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed.  Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan.  Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation.  The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

The servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement.  The servicing fee may be fixed or variable, as specified in the related prospectus supplement.  In addition, the servicer may also be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

The servicer may also pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment.  If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer’s remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month’s interest on the related loan (less the servicing fee).  If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

The servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans.  The related holders will suffer no loss by reason of the servicer’s expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds.  If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer’s expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders.  In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property   This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement.  The servicer generally is also entitled to reimbursement from the collection account for advances.

The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.  This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee.  These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Servicer

The servicer for each series will be identified in the related prospectus supplement.  The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer.  The events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under “The Agreements—Events of Default; Rights upon Event of Default—Pooling and Servicing Agreement; Servicing Agreement” in this prospectus.

The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

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services similar loans in the ordinary course of its business;

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is reasonably satisfactory to the trustee;

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has a net worth of not less than the amount specified in the prospectus supplement;

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would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

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executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the related agreement.  To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above.  In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement.  Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer’s obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment.  However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement.  Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties.  In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability.  The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder.  In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

The Agreements

The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes.  The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities.  Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Assignment of Primary Assets

General.  At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund.  This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date.  The trustee will, concurrently with the assignment, execute and deliver the securities.

Assignment of Mortgage Loans.  The depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form.  The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related loans.  If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement.  In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation.  Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

Assignment of Home Improvement Contracts.  The depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements.  In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the sponsor identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral.  The Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated.  See “Material Legal Aspects of the Loans—The Home Improvement Contracts and the Manufactured Housing Contracts” in this prospectus.

Assignment of Manufactured Housing Contracts.  If specified in the related prospectus supplement, the depositor, the sponsor or any additional seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract.  In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor, the sponsor or any additional seller will cause a UCC-1 financing statement to be executed by depositor, the sponsor or any additional seller identifying the trustee as the secured party and identifying all contracts as collateral.  If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated.  See “Material Legal Aspects of the Loans—The Home Improvement Contracts and the Manufactured Housing Contracts.”

Loan Schedule.  Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

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the original principal amount,

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its unpaid principal balance as of the cut-off date,

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the current interest rate,

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the current scheduled payment of principal and interest,

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the maturity date, if any, of the related note, and

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if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

Assignment of Agency and Private Label Securities.  The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent).  The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities.  The trustee will not typically be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities.  See “The Trust Funds—Private Label Securities” in this prospectus.  Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund.  In the agreement, the depositor will represent and warrant to the trustee that:

•

the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

•

immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities,

•

there has been no other sale of the Agency or Private Label Securities, and

•

there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities.

Repurchase and Substitution of Non-Conforming Primary Assets.  If any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor, the sponsor or any additional seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor, the sponsor or any additional seller will, not later than 90 days  after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. The repurchase shall be effected at a price equal to the sum of:

•

the lesser of

•

the principal balance of the primary asset, and

•

the trust fund’s federal income tax basis in the primary asset;

plus

•

accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund’s federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the related prospectus supplement, the depositor, the sponsor or any additional seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets.  If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities.  If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

Any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

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it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

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it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

•

it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

•

it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

•

if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

The sponsor or another entity will make representations and warranties with respect to primary assets for each series.  If the sponsor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related pooling and servicing agreement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the sponsor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the related pooling and servicing agreement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

The sponsor’s only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or sponsor of the non-conforming primary assets.  See “Risk Factors—Only the assets of the related trust fund are available to pay your certificates” in this prospectus.

No holder of securities of a series, solely by virtue of the holder’s status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Reports to Holders

The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a monthly statement setting forth, to the extent applicable to any series, among other things:

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the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

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the total cash flows received and the general sources thereof;

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the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

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the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

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the amount of interest distributed to holders of the related securities (and any shortfalls or carry-forwards) and the current interest on the securities;

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the amount, if any, of excess cashflow or excess spread and the application of such excess cashflow;

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interest rates, as applicable, to the pool assets and securities;

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the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

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the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

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the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

•

the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

•

the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

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the amount of any delinquencies with respect to payments on the related primary assets;

•

number and amount of pool assets, together with updated pool composition information;

•

if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•

material breaches of pool asset representation or warranties or transaction covenants;

•

information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•

information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•

any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•

the book value of any REO property acquired by the related trust fund; and

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other information specified in the related agreement.

In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee will furnish to each holder of record at any time during the calendar year:

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the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

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the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class.  In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Holders”.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [trustee’s][sponsor’s][depositor’s] website referenced under “Available Information” as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge.  See “Servicing of Loans — Evidence as to Compliance.”

Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant.  However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans.  See “Servicing of Loans—Evidence as to Compliance” in this prospectus.

If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form.  In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee.  The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities.  Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

Events of Default; Rights upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement.  “Events of default under the pooling and servicing agreement for each series of certificates include, but are not limited to:

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any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

•

any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

•

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement.  The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.  However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result.  The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

Indenture.  “Events of default” under the indenture for each series of notes include, but are not limited to:

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a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

•

failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

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any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

•

certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

•

any other event of default specified with respect to notes of that series.

If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately.  Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration.  In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

•

the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

•

the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

•

the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses.  As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case.  However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

IUn the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction.  Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

The Trustees

The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement.  Entities serving as trustee may have normal banking relationships with the depositor or the servicer.  In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees.  In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee.  The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

Duties of Trustees

No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents.  If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement.  Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement.  However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default.  No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

If an event of default will occur, the trustee will, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a certificateholder or to reimbursement of advances and other advances of its own funds, and the trustee shall act as provided in the Agreements to carry out the duties of the master servicer, including the obligation to make any advance the nonpayment of which was an event of default described in the Agreements. Any such action taken by the trustee must be prior to the distribution on the relevant distribution date.

On and after the time the master servicer receives a notice of termination pursuant to the Agreements, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Agreements and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Agreements; provided, however, pursuant to the Agreements, the trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer.  Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Agreements in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Agreements. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Agreements, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Agreements), with like effect as if originally named as a party to the Agreements, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as  provided in the Agreements. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Agreements. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Agreements.

If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Agreements concerning the trustee’s duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Agreements and to the rating agencies.

The trustee will transmit by mail to all certificateholders, within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

The trustee will not in any way be liable by reason of any insufficiency in any account held by or in the name of the trustee unless it is determined by a court of competent jurisdiction that the trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the trustee is obligor and has defaulted thereon).  In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Agreements will not be construed to render them partners, joint venturers or agents of one another.  None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The trustee will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Agreements as set forth in the Agreements except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

In addition to having express duties under the Agreements, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law.  In general, the trustee will be subject to certain federal laws and, because the Agreements is governed by New York law, certain New York state laws.  As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Agreements, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations.  New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property.  However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default.  The Agreements provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Resignation of Trustees

Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee.  If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.  Each trustee may also be removed at any time

•

if the trustee ceases to be eligible to continue as such under the related agreement, or

•

if the trustee becomes insolvent, or

•

the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

Amendment of Agreement

The Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

•

to cure any ambiguity,

•

to correct any defective provisions or to correct or supplement any provision in the agreement,

•

to add to the duties of the depositor, the applicable trustee or the servicer,

•

to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

•

to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the sponsor, any other seller, the servicer or any trustee is obligated to maintain or improve the rating), or

•

to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee.  An amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

Each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series.  In no event, however, shall any amendment

•

reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

•

reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

Voting Rights

The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

List of Holders

Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

No agreement will provide for the holding of any annual or other meeting of holders.

Book-Entry Securities

If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form.  In that event, beneficial owners of those securities will not be considered “Holders” under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC Administrator

For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

Termination

Pooling and Servicing Agreement; Trust Agreement.  The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement.  See “Description of the Securities—Optional Redemption, Purchase or Termination” in this prospectus.

Indenture.  The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes.  In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

Material Legal Aspects of the Loans

The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature.  Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

Mortgages

The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located.  We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as “mortgage loans.”  The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.  It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located.  Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office.  There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender.  Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage.  In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.  A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee.  Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.  The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

Foreclosure of a mortgage is generally accomplished by judicial action.  Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant.  When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive.  After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property.  In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.  Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust.  In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages.  In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale.  In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders.  If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.  The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.  Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage.  It is regulated by statutes and rules and subject throughout to the court’s equitable powers.  Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner.  However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee.  Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete.  Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.  Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee.  However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale.  Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished.  The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available.  Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety.  These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials.  In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans.  The failure to comply with these laws and regulations may result in fines and penalties.

Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs.  Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator.  In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up.  In several states, such a lien has priority over the lien of an existing mortgage against the property.  Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator.  CERCLA and some state laws provide an exemption from the definition of “owner or operator” for a secured creditor who, without “participating in the management” of a facility, holds indicia of ownership primarily to protect its security interest in the facility.  The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks.  However, if a lender “participates in the management” of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

A regulation promulgated by the U.S. Environmental Protection Agency (EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA.  The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh’g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass’n v. Kelley, 115 S.Ct. 900 (1995).  Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA.  That regulation has not been struck down.

On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes.  Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

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exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

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exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be “participation in management,” including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an “owner or operator,” even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other “responsible parties,” including a previous owner or operator.  However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial.  Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders.  Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale.  In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust.  Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.  In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors.  The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage.  A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages.  Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.  Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor.  All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security.  However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.  Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment.  For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt.  Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor’s chapter 13 petition.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13.  These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.  Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.  In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt.

In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court.  The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy.  The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing.  The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Federal Bankruptcy Code provides priority to certain tax liens over the lender’s security.  This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan.  In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.  The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations.  These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses in Mortgage Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent.  The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied.  In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions.  As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions.  Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans.  Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges.  The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds.  The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003.  However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles.  The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents.  Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability.  In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property.  Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty.  The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause.  A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage.  The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980.  Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980.  The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law.  Fifteen states adopted such a law prior to the April 1, 1983 deadline.  In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts and the Manufactured Housing Contracts

General

The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are “chattel paper” or constitute “purchase money security interests,” each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction.  Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee.  In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.  The contracts will typically not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee.  Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements

A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services.  A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable.  In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral.  However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing.  In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land.  Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements

So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  The holder of a Home Improvement Contract must give the debtor a number of days’ notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale.  The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan.  However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Security Interests in the Manufactured Homes

The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia.  Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law.  The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires.  With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required.  As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law.  In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.  These filings must be made in the real estate records office of the county where the manufactured home is located.  If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site.  So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state.  If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected.  A majority of states generally require surrender of a certificate of title to re-register a manufactured home.  Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title.  In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

Consumer Protection Laws

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor.  The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods.  Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor.  Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code.  In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods.  The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law.  Fifteen states adopted such a law prior to the April 1, 1983 deadline.  In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Sales Contracts

The loans may also consist of installment sales contracts.  Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract.  Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower.  As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms.  The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower’s equitable interest in the property is forfeited.  The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession.  In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property.  However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture.  Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Civil Relief Act

Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

•

are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

•

may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

•

may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly.  Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

If a borrower’s obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

The Sponsor

The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter.  The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

The sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038.  Its telephone number is (972) 444-2800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans.  Loans are purchased on a bulk and flow basis.  The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government.  Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”).  Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase.  Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws.  Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions Group, for distribution into the primary market.

The Depositor

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc.  The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179.  Its telephone number is (212) 272-2000.

The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments.  The depositor’s securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness.  The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership.  Article Three of the depositor’s Limited Liability Company Agreement limits the depositor’s activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004.  In conjunction with EMC’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself.  These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

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to purchase the primary assets of the related trust fund,

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to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

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to establish any reserve funds described in the related prospectus supplement, and

•

to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the sponsor or any other seller in exchange for the primary assets.

Material Federal Income Tax Considerations

General

The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP, Greenberg Traurig LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust.  This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations.  The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances.  This summary focuses primarily upon investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, and the opinions stated herein or in the prospectus supplement may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors are encouraged to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

The federal income tax consequences to securityholders will vary depending on whether:

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the securities of a series are classified as indebtedness;

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an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICs under the Code;

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the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

•

an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

Status as Real Property Loans.  Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

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securities held by a domestic building and loan association will constitute “loans...  secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and

•

securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and interest on securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

•

To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they may not have the character described in the preceding sentence.

Taxation of Debt Securities

Interest and Acquisition Discount.  Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC.  Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s regular method of accounting.  Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting.  When we refer to “debt securities” in this section, we mean securities characterized as debt for federal income tax purposes, including securities that are REMIC regular interests.

Debt securities that permit interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with “original issue discount” or OID.  The following discussion is based in part on the regulations issued under Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. Holders are encouraged to be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price.  A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount.  In general, OID must be included in income in advance of the receipt of the cash representing that income.  The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers).  If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date.  The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than “qualified stated interest” payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security.  The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the terms of the debt instrument otherwise make late payment or non-payment remote.  Debt securities may provide for default remedies in the event of late payment or nonpayment of interest.  Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest.  Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.  Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon.  Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below.  Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below.  In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID.  Holders of debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security.  For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security.  Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset.  However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method.  See “—Election to Treat All Interest as Original Issue Discount” below.

In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis.  In that case, the OID will be caused to be more than de minimis only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any “true” discount on such debt security (i.e., the excess of the debt security’s stated principal amount over its issue price) exceeds the de minimis amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

Debt securities may provide for interest based on a qualified variable rate.  Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

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the interest is unconditionally payable at least annually,

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the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

•

interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments.  These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities.  Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code.  Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus.  However, because no regulatory guidance currently exists under Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the “daily portions” of OID.  The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual period.  In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest.  The adjusted issue price is the sum of the debt security’s issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

Certain classes of the debt securities may be “pay-through securities,” which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments.  The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument.  The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

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sum of

(a)

the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

(b)

the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

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the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

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the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

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events that have occurred before the end of the accrual period and

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the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption.  Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments.  If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

Certain classes of securities may represent more than one class of REMIC regular interests.  Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security’s issue price) to offset such OID by comparable economic accruals of portions of the excess.

Effects of Defaults and Delinquencies.  Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible.  As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period.  The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default.  However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

Interest Weighted Securities.  An “interest weighted security” is a security that is a REMIC regular interest or a “stripped” security (as discussed under “—Tax Status as a Grantor Trust; General” below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities.  It is not clear how income should be accrued with respect to interest weighted securities.  The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest.  However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any.  Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below.  Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments.  This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below.  See “—Tax Status as a Grantor Trust—Discount or Premium on Pass-Through Securities” below.

Variable Rate Debt Securities.  In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities.  Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

Market Discount.  A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code.  A holder that acquires a debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized.  This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

•

on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

•

in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred.  In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan).  A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

Premium.  A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method.  Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount.  Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class.  If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS.  Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium.  The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code.  Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above.  Prospective purchasers of the debt securities are encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

Election to Treat All Interest as Original Issue Discount.  The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April 4, 1994.  If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter.  Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires.  The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Taxation of the REMIC and its Holders

General.  In the opinion of tax counsel, if one or more REMIC elections, as applicable, are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs, as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied.  Securities will be designated as “regular interests” or “residual interests” in a REMIC, as specified in the related prospectus supplement.

Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:

•

securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Section 7701(a)(19)(C) of the Code); and

•

securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets).

If less than 95% of the REMIC’s assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC’s assets are qualifying assets.

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities.  In the case of a “single class REMIC,” however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day.  A “single class REMIC” refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to Section 301.7701-4(c) of the Treasury regulations, absent such an election.  In the case of a holder of a REMIC regular interest security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other “miscellaneous itemized deductions” of the holder, exceed 2% of the holder’s adjusted gross income and not deductible for purposes of calculating an individual holder’s alternative minimum tax liability.  In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount  will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006.  The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder.  In general terms, a single class REMIC is one that either

•

would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

•

is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

The expenses of the REMIC will typically be allocated to holders of the related REMIC residual interest securities.

Taxation of the REMIC

General.  Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax.  Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests.  As described above, the REMIC regular interests are generally taxable as debt of the REMIC.  Qualification as a REMIC requires ongoing compliance with certain conditions.  Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under “—Taxation of Owners of Residual Interest Securities”, would cause the trust not to be treated as a REMIC for that year and thereafter.  In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

Calculation of REMIC Income.  The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments.  In general, the taxable income or net loss will be the difference between

•

the gross income produced by the REMIC’s assets, including stated interest and any OID or market discount on loans and other assets, and

•

deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed 2% of the holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued).  That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984.  Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption).  A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules.  See “—Taxation of Debt Securities” above.  However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

To the extent that a REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method.  Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax.  A REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.”  For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss.  In general, prohibited transactions include:

•

subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

•

subject to a limited exception, the sale or other disposition of a cash flow investment;

•

the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

•

the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income.  In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day.  The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC.  However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

The holder of a certificate representing a REMIC residual interest will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security.  The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss.  The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount.  (If this occurs, it is likely that cash distributions will exceed taxable income in later years.)  The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.  Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

Limitation on Losses.  The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which the loss arises.  A holder’s basis in a REMIC residual interest security will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder.  Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC.  The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code.  Holders are encouraged to consult their tax advisers with respect to such additional limitations.

Distributions.  Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security.  If the amount of the payment exceeds the holder’s adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

Sale or Exchange.  The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the residual interest security at the time of sale or exchange.  A holder’s adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder.  Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition.  In that event, the loss will be used to increase the residual interest securityholder’s adjusted basis in the newly acquired residual interest or similar security.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return.  Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder.  In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income.  If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations.  See “—Tax Treatment of Foreign Investors” below.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

•

First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

•

Second, the residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

•

Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of

•

REMIC taxable income for the quarterly period allocable to a residual interest security,

over

•

the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter.  The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances.  See “—Restrictions on Ownership and Transfer of Residual Interest Securities” and “—Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interest Securities.  As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any “disqualified organization” including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code.  Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security.  In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer.  In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in “Tax Treatment of Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.  A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.  The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

(a)

the “formula test”:

the present value of the anticipated tax liabilities associated with the holding of the noneconomic  residual interest will not exceed the sum of:

(1)

the present value of any consideration given to the transferee to acquire the residual interest;

(2)

the present value of the expected future distributions on the residual interest; and

(3)

the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

(b)

the “asset test”:

(1)

at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of the transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy the asset test.

(2)

the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation, a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

(3)

a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate.  Further, present values generally are computed using a discount rate equal to the short-term applicable federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

Mark-to-Market Rules.  A REMIC residual interest security cannot be marked-to-market.

Administrative Matters

The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return.  The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Inducement Fees

Final regulations addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income

(i)

in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or

(ii)

ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

Prospective purchasers of the noneconomic REMIC residual interests are encouraged to consult with their tax advisors regarding the effect of these final  regulations.

Tax Status as a Grantor Trust

General.  As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation.  We refer to the securities of a series of this type as “pass-through securities”.  In some series there will be no separation of the principal and interest payments on the loans.  In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans.  In the case of “stripped securities”, sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees.  In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest.  The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent “reasonable” compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services).  In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder’s regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder’s alternative minimum tax liability.  In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount  will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

Discount or Premium on Pass-Through Securities.  The holder’s purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities.  In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, will have a relatively uniform interest rate and other common characteristics.  To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount.  In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above.  OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions.  Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself.  A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above.  See “—Taxation of Debt Securities —Market Discount” and “—Premium” above.

In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made.  This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities.  A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal.  Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan.  Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons.  For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules.  If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan’s principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount.  The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders are encouraged to bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities are encouraged to consult their own tax advisors regarding the use of the prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

Possible Alternative Characterizations.  The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions.  Among other possibilities, the IRS could contend that:

•

in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

•

the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

•

each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans.  In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans.  The IRS could take the position that the loans’ character is not carried over to the securities in such circumstances.  Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

•

“real estate assets” within the meaning of section 856(c)(4)(A) of the Code; and

•

“loans secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.  Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.

Sale or Exchange

Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder’s tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated interest payments).  Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less.  Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains.  The deductibility of capital losses is subject to certain limitations.  Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss.  In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

•

the amount that would have been includible in the holder’s income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder’s holding period, over

•

the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

Miscellaneous Tax Aspects

Backup Withholding.  Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to “backup withholding” with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers.  This withholding generally applies if the holder of a security:

•

fails to furnish the applicable trustee with its taxpayer identification number;

•

furnishes the applicable trustee with an incorrect taxpayer identification number;

•

fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•

under certain circumstances, fails to provide the applicable trustee or such holder’s securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations.  Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Taxation of Classes of Exchangeable Securities

General

Except as disclosed in the applicable prospectus supplement, the arrangement pursuant to which the exchangeable securities of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code.  The exchangeable securities will represent beneficial ownership of interests in the classes of securities in the related trust fund.

Tax Status

The exchangeable securities will represent “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and OID and interest accruing on exchangeable securities will represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). Exchangeable securities will be “qualified mortgages” under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

An exchangeable security represents beneficial ownership of an interest in one or more classes of securities on deposit in the related trust fund, as specified in the applicable prospectus supplement.  If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the exchangeable security among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition.  Similarly, on the sale of such an exchangeable security, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

The holder of an exchangeable security must account separately for each interest in a class of securities (there may be only one such interest).  Where the interest represents a pro rata portion of a class of securities that are REMIC regular interests, the holder of the exchangeable security should account for such interest as described for REMIC regular interests under “Taxation of Debt Securities” above.  Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a “Strip”), the holder is treated as owning, pursuant to Section 1286 of the Code, “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on such class of securities.  We intend to treat each Strip as a single debt instrument for purposes of information reporting.  The IRS, however, could take a different position.  For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and “stripped bonds” or “stripped coupons” with respect to the remainder.  A prospective investor is encouraged to consult its tax advisor regarding this matter.

A holder of an exchangeable security should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest.  The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience.  With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities.  Further, if the related class of securities is subject to redemption as further described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities.  A prospective investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against OID from prior periods).  We intend to report by offsetting negative OID accruals only against future positive accruals of OID.  Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption).  Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip.  The holder’s adjusted basis generally is equal to the holder’s allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received.  Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year).  Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

If a holder exchanges a single class of exchangeable securities for several classes of related exchangeable securities, and then sells one of the related exchangeable securities, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code.  The holder must allocate its basis in the single class of exchangeable securities between the part of such class underlying the related exchangeable security that was sold and the part of such class underlying the related exchangeable securities that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part.  The holder must calculate OID with respect to the retained part as described above.

Although the matter is not free from doubt, a holder that acquires in one transaction a combination of exchangeable securities that may be exchanged for a single class of related exchangeable securities that is identical to a class of securities that is on deposit in the related trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

An exchange of an interest in one or more classes of exchangeable securities for an interest in one or more other classes of related exchangeable securities that are part of the same combination, or vice versa, will not be a taxable exchange.  After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

A foreign holder of an exchangeable security is subject to taxation in the same manner as foreign holders of debt securities.  Such manner of taxation is discussed below under the heading “ —Tax Treatment of Foreign Investors.”

Backup Withholding

A holder of an exchangeable security is subject to backup withholding rules similar to those applicable to debt securities.  Such manner of taxation is discussed under the heading “—Miscellaneous Tax Aspects—Backup Withholding.”

Reporting and Administrative Matters

Reports will be made to the IRS and to holders of record of exchangeable securities that are not excepted from the reporting requirements.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, interest will normally qualify as portfolio interest and will be exempt from federal income tax or withholding tax.  However, interest will not qualify as portfolio interest where:

•

the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuing entity, or

•

the recipient is a controlled foreign corporation to which the issuing entity is a related person.

For interest to qualify for the portfolio interest exemption from United States withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption.  The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold United States tax.  If a foreign holder is a partnership or other type of pass-through entity that is not treated for United States withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder’s partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security.  The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply.  These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuing entity to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations.  Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold.  They will, however, generally be subject to the regular United States income tax.

Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Holders should assume that such income does not qualify for exemption from United States withholding tax as “portfolio interest.”  It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% withholding tax rule.  If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of).  The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value.  Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes.  A residual interest security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual.  If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code.  See “—Excess Inclusions” above.

Tax Characterization of the Trust Fund as a Partnership

Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes.  This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income.  The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates.  Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness.  The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.  As a result, tax counsel is of the opinion that the notes will be classified as debt for federal income tax purposes.  The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc.  The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not “indexed securities” or “strip notes.”  Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations.  If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes.  Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID.  The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting.  Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above.  See “Taxation of Debt Securities—Election to Treat All Interest as Original Issue Discount”.  It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable.  A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that is a “short-term note” (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules.  An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period.  Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note).  However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note.  A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

Sale or Other Disposition.  If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder’s adjusted tax basis in the note.  The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest).  Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Foreign Holders.  Interest payments made (or accrued) to a noteholder who is a “foreign person” (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

•

is not actually or constructively a “10 percent shareholder” of the trust fund or the sponsor (including a holder of 10% of the outstanding certificates) or a “controlled foreign corporation” with respect to which the trust fund or the sponsor is a “related person” within the meaning of the Code; and

•

provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person’s name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder’s partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note.  The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply.  If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form.  The organization or institution may then be required to forward the Form W-8BEN to the withholding agent.  If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

Backup Withholding.  Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person and not subject to backup withholding.  Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund.  If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under “— Tax Characterization of the Trust Fund as a Partnership,” and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests.  Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders.  For example, income to certain tax-exempt entities (including pension funds) may be “unrelated business taxable income,” income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership.  The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership.  However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations is possible.  For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund.  Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below.  The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc.  The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates.  If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation.  If the trust fund is a partnership, the trust fund will not be subject to federal income tax.  Rather, each certificateholder will be required to separately take into account the holder’s allocated share of income, gains, losses, deductions and credits of the trust fund.  The trust fund’s income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any) and any gain upon collection or disposition of loans.  The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents).  Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes.  In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions.  Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis.  If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium.  It is believed that the underlying loans will not be issued with OID, and, therefore, the trust fund should not have OID income.  However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase.  If so, the loan will have been acquired at a premium or discount, as the case may be.  (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans.  As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination.  Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period.  Pursuant to Treasury regulations issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership.  Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

Disposition of Certificates.  Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold.  A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate.  In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund.  A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements.  The trust fund does not expect to have any other assets that would give rise to such special reporting requirements.  Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.  In general, the trust fund’s taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month.  As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a monthly convention may not be permitted by existing regulations.  If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders.  The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election.  In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. Although recent legislation requires a partnership with a substantial built in loss in its assets to make certain basis adjustments affecting the acquiring partners, those adjustments are not required for securitization partnerships. The trust expects to qualify as a securitization partnership and, thus, the tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code.  In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law.  As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters.  The trustee is required to keep or have kept complete and accurate books of the trust fund.  Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law.  The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1.  The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates.  Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held.  Such information includes:

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the name, address and taxpayer identification number of the nominee; and

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as to each beneficial owner (a) the name, address and identification number of such person, (b)  whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates.  A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund.  The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund.  An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders.  It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein.  Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold.  The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected with a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders.  Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures.  In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder’s certification of non-foreign status signed under penalties of perjury.

Each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income.  Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld.  A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a United States trade or business.  However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund.  If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.”  As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty.  In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding.  Distributions made on the certificates and proceeds from the sale of the certificates will be subject to “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Reportable Transactions

Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters.  Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.”  Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.  A transaction may be a “reportable transaction” based upon several indicia, one or more of which may be present with respect to your investment in the securities.  Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements.  Investors are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

State and Local Tax Considerations

In addition to the United States federal income tax considerations described in this prospectus under “Material Federal Income Tax Considerations,” potential investors are encouraged  to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA Considerations

The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses.  If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

ERISA and Section 4975 of the Code impose requirements on employee benefit plans, on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements.  In this prospectus we refer to these types of plans and arrangements as “Plans.”  Generally, ERISA applies to investments made by Plans.  Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans.  ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant).  Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA’s requirements.  Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law.  Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest”), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan.  Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

Under the plan asset regulations, the term “equity” interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.”  If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan’s investment in such notes would not cause the assets of the trust to be deemed Plan assets.  However, the sponsor, any other seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans.  Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.  Accordingly, a prospective purchaser is encouraged to consult with counsel before purchasing a note using the assets of any Plan if the sponsor, any other seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

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has investment or administrative discretion with respect to such Plan assets;

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has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

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is an employer maintaining or contributing to such Plan.

In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become “parties in interest” with respect to a Plan.  Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a “party in interest” with respect to certain Plans, including but not limited to Plans sponsored by the holder.  In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code, unless it is subject to one or more exemptions (referred to as the “Investor Based Exemptions”) such as:

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Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”;

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PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

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PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

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PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

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PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house asset managers.”

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust.  There is no assurance that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

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PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

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PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan’s investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment.  Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant.  In general, a publicly-offered security, as defined in the plan asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by “benefit plan investors,” which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan’s investment in the entity.

If no exception under the plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan.  Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

The DOL issued to Bear, Stearns & Co. Inc. (“BS&Co.”) an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002).  It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which BS&Co. or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

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The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an arm’s-length transaction with an unrelated party.

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The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a “designated transaction” (as defined below).

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The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody’s Investors Service, Inc. and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

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The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted swap transaction, or any of their respective affiliates (together with the trustee and the underwriters, the “restricted group”).

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The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers’ services under the pooling and servicing agreements and reimbursement of the servicers’ reasonable expenses in connection therewith.

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The Plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

For purposes of the underwriter exemption, a “designated transaction” means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “swap” or “swap agreement”) is a permitted trust fund asset if it:  (a) is an “eligible swap”; (b) is with an “eligible counterparty”; (c) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor, the sponsor or any other seller. Securities to which one or more swap agreements apply may be acquired or held only be “qualified plan investors.”

An “eligible swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described  in (a) through (d) of this paragraph.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the underwriter exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan in which the decision to buy the class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).  In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

In the event that securities which are certificates, but not notes, do not meet the requirements of the underwriter exemption solely because they are subordinate certificates or fail to meet minimum rating requirements under the exemption, certain plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the underwriter exemption.

Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

The underwriter exemption also requires that the trust fund meet the following requirements:

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the trust fund must consist solely of assets of the type that have been included in other investment pools;

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securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories in one of the exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and

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securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan assets.

A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

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the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

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the Plan is not a plan with respect to which any member of the restricted group is the “plan sponsor” (as defined in section 3(16)(B) of ERISA);

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in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

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a Plan’s investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

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immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption.  Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date.  The relief is available when the following conditions are met:

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The funding limit (i.e., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.

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All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

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The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

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Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

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In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

1.

the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

2.

an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement.  In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

•

The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

•

Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

•

The related prospectus or prospectus supplement must describe:

1.

any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

2.

the duration of the period of pre-funding;

3.

the percentage and/or dollar amount of the funding limit for the trust; and

4.

that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.

•

The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by BS&Co., rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations.  However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

•

the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

•

the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

•

the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

Any Plan fiduciary that proposes to cause a Plan to purchase securities is encouraged to consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment.  Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Exchangeable Securities

With respect to those classes of exchangeable securities which were eligible for exemptive relief under the underwriter exemption when purchased, the underwriter exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights.  However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the underwriter exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction.  However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

Legal Matters

Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered will be passed upon by Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

Financial Information

A new trust fund will be formed for each series of securities.  No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Available Information

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330.  Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities — Reports to Holders” and “Servicing of Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [trustee’s][sponsor’s][depositor’s] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission.  The address of the website will be provided in the related Prospectus Supplement.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

Incorporation of Certain Information by Reference

This prospectus incorporates by reference all documents, including but not limited to the financial statements and reports filed or incorporated by reference by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to the requirements of Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000.  The depositor has determined that its financial statements are not material to the offering of any securities.

Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.  Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuing entities, including each trust fund, that file electronically with the SEC.

Ratings

It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency’s assessment solely of the likelihood that the related holders will receive payments to which they are entitled.  No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities.  A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.  A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant.  In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement.  These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group.  Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities.  There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans.  No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans.  If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund.  To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Legal Investment Considerations

Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute “mortgage related securities” for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute “mortgage related securities” for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

Plan of Distribution

The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering.  The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc.  The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the  names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers.  The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

Glossary of Terms

Agency Securities.  Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

Asset Value.  With respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

•

the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

•

the then outstanding principal balance of the primary assets.

Assumed Reinvestment Rate.  With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

Assumption Fee.  The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

Home Equity Loans.  Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

Home Improvement Contracts.  Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

Insurance Proceeds.  Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

Liquidation Proceeds.  Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

Manufactured Housing Contracts.  Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

OID Regulations.  Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

Parity Act.  The Alternative Mortgage Transaction Parity Act of 1982.

Private Label Securities.  Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

Residential Loans.  Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

U.S. Person:  Any of the following:

•

a citizen or resident of the United States;

•

a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

•

an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

$486,753,238
(Approximate)

SunTrust Alternative Loan Trust 2006-1F
Issuing Entity

Mortgage Pass-Through Certificates, Series 2006-1F

SunTrust Mortgage, Inc.
Sponsor, Seller and Servicer

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Bear Stearns Asset Backed Securities I LLC
Depositor

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2006-1F Mortgage Pass-Through Certificates in any state where the offer is not permitted.

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the certificates offered by this free writing prospectus, whether or not participating in this distribution, may be required to deliver this free writing prospectus and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this free writing prospectus and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Bear, Stearns & Co. Inc.

SunTrust Robinson Humphrey

UBS Investment Bank

May 23, 2006